UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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PEABODY ENERGY CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

March 24, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Peabody Energy Corporation, which will be held on Monday, May 4, 2015, at 1:30 p.m., Central Time, at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri.

During this meeting, shareholders will vote on the following items:

1.	Election of 12 directors for a one-year term;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

3.	Approval, on an advisory basis, of our named executive officers’ compensation;

4.	Approval of our 2015 Long-Term Incentive Plan;

5.	Shareholder proposal on proxy access, if properly presented; and

6.	Such other business that may properly come before the meeting.

The accompanying Notice of 2015 Annual Meeting of Shareholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on our business and responding to shareholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or email) to our Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to email your questions, please send them to ir@peabodyenergy.com.

Your understanding of, and participation in, the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return a proxy card/voting instruction form as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on May 4.

Very truly yours,

GREGORY H. BOYCE

Chairman and Chief Executive Officer

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PEABODY ENERGY Peabody Plaza 701 Market Street St. Louis, MO 63101-1826

NOTICE OF 2015 ANNUAL MEETING

OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold its 2015 Annual Meeting of Shareholders at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri, on Monday, May 4, 2015, at 1:30 p.m., Central Time, to:

1.	Elect 12 directors for a one-year term;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

3.	Approve, on an advisory basis, our named executive officers’ compensation;

4.	Approve our 2015 Long-Term Incentive Plan;

5.	Vote on a shareholder proposal on proxy access, if properly presented; and

6.	Consider any other business that may properly come before the meeting.

The Board of Directors has fixed March 12, 2015 as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 277,788,954 shares of our Common Stock outstanding.

If you own shares of Common Stock as of March 12, 2015, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy card/voting instruction form.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign a proxy card/voting instruction form and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

ALEXANDER C. SCHOCH

Executive Vice President Law,

Chief Legal Officer and Secretary

March 24, 2015

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Annual Meeting. If you are a shareholder of record, please retain the admission card printed on your Notice of Internet Availability of Proxy Materials or your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask that record holder for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admission card from your bank or broker, you must bring proof of share ownership (such as a copy of your most recent brokerage statement) to the Annual Meeting. Please note that seating in the meeting room is limited and you may be required to view the meeting from an overflow room.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS (continued)

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding whether to approve the items to be presented at the Annual Meeting. You should read this entire Proxy Statement carefully before voting. For more complete information regarding our 2014 operating performance, please also review our Annual Report on Form 10-K.

2015 Annual Meeting of Shareholders

▪	Date and Time: May 4, 2015, 1:30 p.m., Central Time

▪	Place: The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri

▪	Record Date: March 12, 2015

▪

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other items to be voted on.

▪	Common Stock Outstanding as of Record Date: 277,788,954

▪	Registrar & Transfer Agent: American Stock Transfer & Trust Company, LLC

▪	State of Incorporation: Delaware

Meeting Agenda and Voting Recommendations

Our Board’s Recommendation
Election of Directors (page 15)	FOR each nominee
Ratification of Auditors (page 68)	FOR
Approval, on an advisory basis, of our named executive officers’ compensation (page 69)	FOR
Approval of our 2015 Long-Term Incentive Plan (page 70)	FOR
Shareholder proposal on proxy access (page 80)	AGAINST
Consider other business that properly comes before the meeting

Our Director Nominees

		Director Since	Principal Occupation	Committee Memberships					Other Public Company Boards
Name	Age			A	C	E	HSSE	NCG
Gregory H. Boyce	60	2005	Chairman and Chief Executive Officer			Ch			2
William A. Coley*	71	2004	Former Chief Executive Officer, British Energy Group plc		Ch	M	M		0
William E. James*	69	2001	General Partner, RockPort Capital Partners LLC		M			M	0
Robert B. Karn III*	73	2003	Former Managing Partner in Financial and Economic Consulting with Arthur Andersen LLP in St. Louis	M				M	2
Glenn L. Kellow	47	2015	President and Chief Executive Officer-elect						0
Henry E. Lentz*	70	1998	Former Managing Director, Lazard Freres & Co. LLC				M	Ch	3
Robert A. Malone*	63	2009	Lead Independent Director, former Executive Vice President, BP plc and former Chairman and President, BP Americas Inc.		M	M			1

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

		Director Since	Principal Occupation	Committee Memberships					Other Public Company Boards
Name	Age			A	C	E	HSSE	NCG
William C. Rusnack*	70	2002	Former President and Chief Executive Officer, Premcor Inc.	Ch	M	M			2
Michael W. Sutherlin*	68	2014	Former President and Chief Executive Officer, Joy Global Inc.		M		M		1
John F. Turner*	73	2005	Former U.S. Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs				M	M	0
Sandra A. Van Trease*	54	2003	Group President, BJC Healthcare	M			Ch		1
Heather A. Wilson*	54	2013	President, South Dakota School of Mines and Technology				M	M	0

* Independent Director

A Audit

C Compensation

E Executive

HSSE Health, Safety, Security and Environmental

NCG Nominating and Corporate Governance

M Member

Ch Chair

Governance Highlights

Good corporate governance is a priority at Peabody. Highlights include:

✓	10 of 12 Director Nominees are Independent

✓	Annual Election of All Directors

✓	Majority Voting in Director Elections

✓	Lead Independent Director

✓	Structured Process for Board Risk Oversight

✓	Active Shareholder Outreach

✓	No Poison Pill

✓	Executive Compensation Clawback Policy

✓	Prohibition on Hedging and Pledging of Our Stock by Directors, Officers and Employees

Executive Compensation Program Highlights

Our executive compensation practices for our named executive officers (“NEOs”) are designed to drive performance and align with our shareholders’ long-term interests. Highlights include:

✓	Seeking shareholder feedback on our executive compensation program, disclosure practices and corporate governance

✓	Using performance-based (versus time-based) equity awards for most NEO long-term incentive awards

✓	Transition to employment “at will” with all NEOs having “sunset” dates on employment agreements, including newly-appointed President and Chief Executive Officer-elect

✓	Providing reasonable post-employment and change-in-control provisions through employment agreements and an Executive Severance Plan

✓	No excise tax gross-ups for any NEO

✓	Reviewing annually executive compensation program design, market competitiveness and best practices

✓	Periodically reviewing our compensation program to minimize any features that might encourage undue risk-taking

✓	No re-pricing of underwater stock options

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

✓	Including double-trigger change-in-control provisions in NEO equity award agreements

✓	Periodically reviewing executive compensation tally sheets, which summarize all current and future compensation opportunities, in making compensation decisions

✓	Maintaining share ownership requirements for NEOs, which reinforce our strong focus on executive stock ownership and shareholder alignment

✓

Providing limited perquisites only where business necessity dictates, such as security-related travel arrangements for our Chairman of the Board and Chief Executive Officer (“CEO”), and relocation and tax preparation and equalization services for expatriates

✓

Retaining an independent compensation consultant and independent legal counsel to provide guidance and support to the Compensation Committee and the independent members of the Board (the “Special Committee”)

New in 2015

✓

Changing the mix of long-term equity awards from 50% stock options and 50% performance units to a mix of 25% stock options, 25% time-based restricted stock (or, for retirement-eligible recipients, restricted stock units), and 50% performance units, to better align with competitive market practices, optimize share usage and balance the executive compensation program’s equity award mix

✓

Changing the Total Shareholder Return (“TSR”) metric to reference the S&P Midcap 400 (excluding financial companies) rather than the S&P 500 (excluding financial companies), reflecting Standard & Poor’s decision to move our Common Stock to the S&P Midcap 400 Index

✓

Updating the compensation peer group to validate the integrity of its composition for use in compensation comparisons, by eliminating four companies that are significantly larger than us based on revenues, market capitalization and other measures and replacing them with five companies that are more comparable to our size and exhibit strong business and operational similarities when compared to us

✓	A voluntary $20,000 reduction in the annual retainer fee paid to our non-employee directors in recognition of market conditions and to align with our other cash conservation initiatives

✓	No base salary increases for any of our NEOs other than in connection with Mr. Kellow’s promotion to President and CEO-elect

2014 Company Performance Highlights

In 2014, we delivered on a number of key initiatives as we continue to respond to challenging market conditions that have lasted longer than anticipated. We improved safety, reduced costs, increased productivity and are implementing further steps in our comprehensive plan to improve competitiveness and maintain adequate cash and liquidity.

Key safety, financial and operating highlights include:

✓	We achieved another record year for safety by improving our global safety incidence rate 15% over 2013’s record performance

✓	We implemented aggressive cost containment efforts that generated over $275 million in savings and resulted in our lowest U.S and Australian operating costs per ton since 2010

✓	We increased U.S. productivity by 7% and Australian productivity by 20%

✓	We delivered Adjusted EBITDA of $814 million, despite lower realized pricing of more than $550 million as compared to prior year

✓

We had positive operating cash flow of $336.6 million and ended the year with total liquidity of $2.06 billion. Resource management transactions generated $130 million of cash, and capital spending was reduced to $194.4 million from nearly $1 billion in 2012

✓	We reached record shipments levels from Australia and the North Antelope Rochelle Mine in the Powder River Basin of 38.2 million tons and 118.1 million tons, respectively

✓	We installed new longwall equipment at the North Goonyella Mine and the Metropolitan Mine in Australia, resulting in increased productivity and lower unit costs

✓

We successfully converted the Moorvale Mine in Australia to owner-operator status, and continue to realize cost savings from our other owner-operator conversions, which now comprise over 95% of our total Australian sales volume

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

✓	We earned awards for safety, financial performance, environmental excellence and social responsibility

✓	We were recognized as the Energy Company of the Year, and our Chairman and CEO was named CEO of the Year at the 2014 Platts Global Energy Awards

Among the most challenging aspects of our business are managing through short-term business cycles and sharp multi-year market downturns. We responded with an aggressive set of initiatives that include cost containment measures, organizational restructuring and global repositioning of the operational platform.

Over the last two years, our Adjusted EBITDA has been adversely impacted by approximately $1.35 billion in lower pricing, primarily from lower seaborne coal prices. During this time, we were able to partly offset approximately $550 million of this impact, or 40%, through cost and productivity initiatives. We continue to take aggressive action to combat near-term cyclical market headwinds, and remain positive on the long-term coal fundamentals.

We are well positioned to benefit from the eventual improvement in the coal markets, and believe that our assets are located in some of the most competitive areas – the low-cost Southern Powder River and Illinois Basins in the U.S. and the high-growth Asian market. Additionally, our ability to generate cash improves by early 2017 as approximately $350 million of annual fixed obligations relating to the final Powder River Basin reserve installments and health benefit trust payments end within two years. We also benefit from the recent declines in the Australian dollar exchange rate and lower oil prices, as our unhedged positions for these two inputs has improved significantly since July 2014.

Adjusted EBITDA is a financial measure that is not recognized in accordance with U.S. generally accepted accounting principles (GAAP). A definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to its most comparable measure under U.S. GAAP are included in Appendix A to this Proxy Statement.

2014 Executive Compensation Program

For 2014, the principal components of NEO compensation were:

1.	Base salary;

2.	Annual cash incentive;

3.	Long-term equity incentives; and

4.	Retirement and other broad-based benefits provided on the same basis as for other executives.

The graph below illustrates the mix of target direct compensation for our NEOs as determined by the Compensation Committee and the Special Committee (together, the “Committees”). Additional detail about the Compensation Committee’s and Special Committee’s responsibilities appears on page 24. For purposes of the graph, target direct compensation includes base salary and target annual cash incentive and long-term equity incentive awards, but excludes special awards such as the time-based restricted stock units granted to our Chairman and CEO under his April 2013 Transition Agreement with us. These special awards are excluded because they are intended to facilitate an effective leadership succession and are not part of our regular executive compensation program.

Compared with the Industrial comparator group described on page 45, a greater portion of our target total direct compensation program is performance-based and at-risk. The Committees believe this overall mix provides an effective delivery of total direct compensation that:

▪	Encourages alignment of NEO compensation with shareholders;

▪	Guides NEO decision-making to deliver long-term value for the benefit of the enterprise;

▪	Delivers competitive compensation with variable and performance-based elements exceeding market benchmarks only when performance is strong; and

▪	Maintains a strong link to our performance and shareholder returns through a balanced incentive program in which most NEO compensation is significantly at risk.

As reflected in the graph, this heavy weighting of performance-based and at-risk compensation drives strong alignment with shareholders as evidenced by the value of these elements of NEO pay compared to target total direct compensation.

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PROXY STATEMENT SUMMARY (continued)

(1)

Target total direct compensation excludes equity awards that are not part of our regular executive compensation program. Fixed compensation includes base salary; non-performance-based compensation includes restricted stock awards; and performance-based compensation includes annual cash incentive awards, stock option awards and performance unit awards.

In 2014, our NEOs achieved annual cash incentive payouts ranging from 114% to 122% of target, based on our performance against the Price-collar Adjusted EBITDA (as defined on page 37), Adjusted Total Costs, Total Sales Volumes and Global Safety Incidence Rate targets discussed on page 37, as well as their performance against individual goals as discussed on pages 37-38. By “controlling the controllable”, our NEOs demonstrated the appropriate focus and performance on those metrics that impact most significantly our annual performance results.

With respect to our performance unit program’s results, our NEOs achieved performance of only 18.75%, which was 81.25% below target, consistent with our three-year TSR performance relative to our coal comparator group and the S&P 500 Index (excluding financial services companies) during the 2012-2014 performance period, and our performance relative to our Return on Capital targets over the same period, all as described on pages 59-60. However, due to the decline in our share price during the same performance period, the value of the shares awarded was only 4%, or 96% below grant-date target value. In addition, as of December 31, 2014, all stock options held by our NEOs were “out of the money” and therefore had no realizable value. On their grant dates, these stock option awards had aggregate fair values of approximately $33 million.

Taken in the aggregate, these results demonstrate that our NEOs are achieving only 42% of targeted total direct compensation. Thus, this is in keeping with our pay philosophy and approach to align executive pay with shareholder returns.

The Committees believe the link between our direct compensation program and shareholder returns is best illustrated by comparing our Chairman and CEO’s compensation as reported in the 2014 Summary Compensation Table (“SCT”) on page 53 and his realizable pay during 2012, 2013 and 2014.

Reported Compensation vs. Realizable Pay

Pay reported in the SCT is the total compensation of an NEO in a given year (the “SCT compensation”). While the amounts shown in the SCT reflect the grant-date value of equity awards received by an NEO, they do not reflect the impact of stock price performance on realizable pay, which may be considerably more or less based on actual stock price performance. Our definition of “realizable pay” appears on page 9.

Realizable pay better illustrates the alignment between actual total compensation and shareholder returns, as measured by TSR. The vast majority of SCT compensation is an incentive for future performance and realizable only if we meet or exceed the applicable performance measures. We believe this supplemental information is important because it highlights the differences between SCT compensation and realizable pay, and the alignment of realizable pay to shareholder value.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

Our Chairman and CEO’s SCT compensation for 2013 and 2014 includes two of three $1 million time-based restricted stock unit awards to be made under his April 2013 Transition Agreement with us. These awards are intended to facilitate an effective leadership succession throughout 2014 to 2016 and are not part of our regular executive compensation program.

The following graph illustrates the difference between our Chairman and CEO’s SCT compensation and realizable pay in 2012, 2013 and 2014. This table should not be viewed as a replacement or substitute for the SCT or other compensation tables provided on pages 53-64. Average three-year total compensation is presented and displays a high level of performance-based and at-risk pay. Excluding the impact of transition-related restricted stock units (RSUs), average realizable pay was below SCT compensation by 67% for this three-year period. During this same three-year period, our cumulative TSR was a negative 75%.

Measurement	Definition
SCT Compensation	Amount as reflected in the “Total” column of the SCT.
Realizable Pay

Sum of base salary, paid annual cash incentive, paid performance-based equity awards granted in the performance period, target value of unvested performance-based equity awards granted in the performance period, value of vested or unvested restricted stock or restricted stock units granted in the performance period, “in-the-money” value of vested or unvested stock options granted in the performance period and all other compensation as indicated in the SCT; all equity awards are valued at $7.74, our closing market price per share on December 31, 2014.

Chairman and CEO Total Compensation

(as reported in SCT vs. Realizable Pay)

($ in millions) Chairman & CEO Total Compensation vs. Realizable Pay	2012	2013	2014	3-Year Average	% Difference from 3-Year Average SCT
SCT Compensation	$9.5	$10.8	$11.0	$10.4	—
Realizable Pay(1)	$3.5	$3.2	$3.6	$3.4	-67%
TSR	-19%	-25%	-59%	-34%(2)	—
(1)	Transition-related RSUs are excluded as they are not part of our regular executive compensation program.

(2)	Cumulative TSR for the three-year period was a negative 75%.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

The following graph illustrates the difference between compensation as described in the SCT and realizable pay for our NEOs (other than the Chairman and CEO) in 2012, 2013 and 2014. This table should not be viewed as a replacement or substitute for the SCT or other compensation tables provided below. The SCT compensation and realizable pay is based only on the NEOs identified in this Proxy Statement, and may or may not include the NEOs identified in each Proxy Statement for prior years. For example, SCT and realizable pay for 2012 excludes Mr. Kellow’s pay because his employment with us began in 2013. Average three-year total compensation is presented and displays a high level of performance-based and at-risk pay. Average realizable pay was below SCT compensation by 51% for this three-year period. During this same three-year period, our cumulative TSR was a negative 75%.

Total Compensation for NEOs (Other than the Chairman and CEO)

(as reported in SCT vs. Realizable Pay)

($ in millions) NEOs Total Compensation (excludes Chairman and CEO) vs. Realizable Pay	2012	2013	2014	3-Year Average	% Difference from 3-Year Average SCT
SCT Compensation	$7.7	$13.3	$13.8	$11.6	—
Realizable Pay	$4.1	$6.2	$6.7	$5.7	-51%
TSR	-19%	-25%	-59%	-34%(1)	—
(1)	Cumulative TSR for the three-year period was a negative 75%.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation (“Peabody” or the “Company”) 2014 Annual Report to Shareholders, by providing access to them via the Internet. We believe this allows us to provide our shareholders with the information they need, while reducing delivery costs and the environmental impact of our Annual Meeting.

Some shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed which tells them how to access and review all of the proxy materials on the Internet. The Notice also provides information about how to submit a proxy on the Internet or by telephone. If you received a Notice and would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.

Q:	Why am I receiving these materials?

A:

We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our solicitation of proxies to be voted at our Annual Meeting of Shareholders, which will take place on May 4, 2015. These materials were first made available on the Internet or mailed to shareholders on or about March 24, 2015. You are invited to attend the Annual Meeting and requested to vote on the items described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

▪	Our Proxy Statement for the Annual Meeting; and

▪	Our 2014 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you received printed versions of these materials, they also include the proxy card/voting instruction form for the Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

▪

Election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Glenn L. Kellow, Henry E. Lentz, Robert A. Malone, William C. Rusnack, Michael W. Sutherlin, John F. Turner, Sandra A. Van Trease and Heather A. Wilson as directors for a one-year term;

▪	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

▪	Approval, on an advisory basis, of our named executive officers’ compensation;

▪	Approval of our 2015 Long-Term Incentive Plan;

▪	Shareholder proposal on proxy access, if properly presented; and

▪	Any other matter properly introduced at the meeting.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends the following votes:

▪

FOR the election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Glenn L. Kellow, Henry E. Lentz, Robert A. Malone, William C. Rusnack, Michael W. Sutherlin, John F. Turner, Sandra A. Van Trease and Heather A. Wilson as directors (Item 1);

▪	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 (Item 2);

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QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING (continued)

▪	FOR the advisory resolution to approve our named executive officers’ compensation (Item 3);

▪	FOR approval of our 2015 Long-Term Incentive Plan (Item 4); and

▪	AGAINST the shareholder proposal on proxy access (Item 5).

Q:	Will any other matters be voted on?

A:

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Henry E. Lentz and Alexander C. Schoch to vote on such matters in his discretion.

Q:	How do I vote?

A:

If you are a shareholder of record or hold Common Stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

▪	Via the Internet, by visiting the website “www.proxyvote.com” and following the instructions for Internet voting on your Notice or proxy card/voting instruction form;

▪	By dialing 1-800-690-6903 and following the instructions for telephone voting on your Notice or proxy card/voting instruction form;

▪	If you received your proxy materials by mail, by completing and mailing your proxy card/voting instruction form; or

▪	By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 10:59 p.m. Central Time on May 3, 2015. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you participate in the Peabody Energy Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of Common Stock credited in your account as of the record date of March 12, 2015, you will receive a single Notice or proxy card/voting instruction form with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate Notice or proxy card/voting instruction form with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 10:59 p.m. Central Time on April 29, 2015, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should provide their voting instructions to Vanguard for each action to be taken under proxy by Internet or telephone, or by completing and returning a proxy card/voting instruction form. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy card/voting instruction form or otherwise timely provide his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which Vanguard receives voting instructions.

If you vote by Internet or telephone, or return your signed proxy card/voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted for all matters in accordance with the Board’s voting recommendations.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a proxy card/voting instruction form to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in our U.S. Employee Stock Purchase Plan are held in street name by Computershare Ltd., the plan administrator.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING (continued)

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker or nominee to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

▪	Submitting a valid, later-dated proxy card/voting instruction form;

▪	Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 p.m. Central Time on May 3, 2015;

▪	Notifying our Corporate Secretary in writing that you have revoked your proxy; or

▪	Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to 10:59 p.m. Central Time on April 29, 2015 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated proxy card/voting instruction form, or by delivering a written revocation of your voting instructions to Vanguard.

If your shares are held in a brokerage account in your broker’s or nominee’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.

Q:	Is my vote confidential?

A:

Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

▪	When disclosure is required by law;

▪	During any contested solicitation of proxies; or

▪	When written comments by a shareholder appear on a proxy card/voting instruction form or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:

If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen depending on the type of proposal. Under New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe the only proposal that will be considered routine under NYSE rules is Item 2, which means your broker may vote your shares in its discretion on that item if you have not provided instructions. This is known as “broker discretionary voting.”

The election of directors (Item 1) and Items 3, 4, and 5 are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions. This is called a “broker non-vote.”

We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Q:	How will my Company stock in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by the Company’s subsidiaries be voted?

A:

Vanguard, as the plan trustee, will vote your shares according to your instructions if you vote by Internet or telephone or send in a completed proxy card/voting instruction form before 10:59 p.m. Central Time on April 29, 2015. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which Vanguard receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:

Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING (continued)

Q:	What vote is required to approve the proposals?

A:

In the election of directors (Item 1), the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election in order for such nominee to be elected. Votes cast include votes to withhold authority with respect to a nominee’s election, but exclude abstentions and broker non-votes. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The procedures to be followed by the Board with respect to such resignation are described on page 28.

The proposals to ratify the appointment of Ernst & Young LLP (Item 2), to approve, on an advisory basis, our named executive officers’ compensation (Item 3), to approve our 2015 Long-Term Incentive Plan (Item 4) and to approve the shareholder proposal on proxy access (Item 5) will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will count as a vote against these proposals, and broker non-votes will have no effect on these proposals (excluding Item 2 for which we do not expect any broker non-votes). Votes will be tabulated by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	What does it mean if I receive more than one Notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who may attend the Annual Meeting?

A:	All of our shareholders as of March 12, 2015 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:

An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Annual Meeting. The registration desk will open at 12:30 p.m. on the day of the meeting, and the meeting will begin at 1:30 p.m. Please note that seating in the meeting room is limited and shareholders may be required to view the meeting from an overflow room.

If you are a shareholder of record or a participant in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), your admission card is printed on the Notice or attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your share ownership and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

For safety reasons, we will not allow anyone to bring large bags, briefcases, packages, or other similar items into the meeting or overflow rooms, or to record or photograph the meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1)

The Board of Directors has nominated Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Glenn L. Kellow, Henry E. Lentz, Robert A. Malone, William C. Rusnack, Michael W. Sutherlin, John F. Turner, Sandra A. Van Trease and Heather A. Wilson for election as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. Should any of them become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board may recommend.

The Board of Directors recommends that you vote “FOR” the Director nominees named above.

Director Qualifications

Under its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

➢	Broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting and/or administration;

➢	The highest personal and professional ethics, integrity and values;

➢	Commitment to representing our long-term interests and those of all of our shareholders;

➢	An inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

➢	Expertise that is useful to us and complementary to the background and experience of other Board members; and

➢	Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations and industry.

The Board believes that all of our directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including the coal industry, related energy industries, engineering, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management.

We believe the Board as a whole and each of our directors individually possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance and serve our best interests and the best interests of our shareholders.

GREGORY H. BOYCE Age: 60 Director Since: March 2005	Board Committees: Executive (Chair)	Other Public Directorships: Marathon Oil Corporation Monsanto Company

Mr. Boyce was elected Chairman of the Board in October 2007 and has been a director of the Company since March 2005. He was named Chief Executive Officer Elect of the Company in March 2005 and assumed the position of Chief Executive Officer in January 2006. He was President of the Company from October 2003 to December 2007 and was Chief Operating Officer of the Company from October 2003 to December 2005. He previously served as Chief Executive – Energy of Rio Tinto plc (an international natural resource company) from 2000 to 2003. Other prior positions include President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and President of Kennecott Minerals Company from 1993 to 1994. He has extensive engineering and operating experience with Kennecott. Mr. Boyce serves on the board of directors of Marathon Oil Corporation and Monsanto Company. He is Chairman of the Coal Industry Advisory Board of the International Energy Agency and is a former Chairman of the National Mining Association. He serves on the Board of Directors of the U.S. China Business Council, and is a member of the Business Council, Business Roundtable and the

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1) (continued)

National Coal Council. In addition, Mr. Boyce is a member of the Board of Trustees of Washington University in St. Louis and the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering. He also is a member of the Board of Commissioners for the St. Louis Science Center.

Mr. Boyce’s extensive experience in the global energy and mining industries, combined with his drive for innovation and excellence, make him highly qualified to serve as our Chairman and Chief Executive Officer and, following the Annual Meeting, as our Executive Chairman.

WILLIAM A. COLEY Age: 71 Director Since: March 2004	Board Committees: Compensation (Chair) Executive Health, Safety, Security and Environmental	Other Public Directorships: None Former Public Directorships: British Energy Group plc CT Communications, Inc. SouthTrust Bank

From March 2005 to July 2009, Mr. Coley served as Chief Executive Officer and Director of British Energy Group plc, the United Kingdom’s largest electricity producer. He was previously a non-executive director of British Energy. Mr. Coley served as President of Duke Power, the U.S.-based global energy company, from 1997 until his retirement in February 2003. During his 37-year career at Duke Power, Mr. Coley held various officer-level positions in the engineering, operations and senior management areas, including Vice President, Operations (1984-1986), Vice President, Central Division (1986-1988), Senior Vice President, Power Delivery (1988-1990), Senior Vice President, Customer Operations (1990-1991), Executive Vice President, Customer Group (1991-1994) and President, Associated Enterprises Group (1994-1997). Mr. Coley was elected to the board of Duke Power in 1990 and was named President following Duke Power’s acquisition of PanEnergy in 1997. Mr. Coley earned his B.S. in electrical engineering from the Georgia Institute of Technology and is a registered professional engineer. He is also a director of two private companies, E. R. Jahna Enterprises and Ontario Power Generation.

Mr. Coley’s executive management and energy industry experience, together with his past service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive and Health, Safety, Security and Environmental Committees and as Chair of its Compensation Committee.

WILLIAM E. JAMES Age: 69 Director Since: July 2001	Board Committees: Compensation Nominating and Corporate Governance	Other Public Directorships: None Former Public Directorships: Ener1, Inc.

In July 2000, Mr. James co-founded RockPort Capital Partners LLC, a venture capital fund specializing in energy and power, advanced materials, process and prevention technologies, transportation and green building technologies. From July 2000 to December 2013, he was Managing General Partner of the fund. In January 2014, he became a General Partner of the fund. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, the nation’s first and a leading power marketer. He also co-founded the nonprofit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit holding company, from 1987 to 1996. Mr. James is also a director of a private company, MicroSeismic, Inc.

Mr. James’ executive management and energy industry experience, together with his past service on another public company board of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Nominating and Corporate Governance Committees.

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ELECTION OF DIRECTORS (ITEM 1) (continued)

ROBERT B. KARN, III Age: 73 Director Since: January 2003	Board Committees: Audit Nominating and Corporate Governance

Other Public Directorships:

    Natural Resource Partners L.P.

    Numerous NYSE-listed closed-end, open-end mutual and exchange-traded funds under the Guggenheim

        Financial Family of Funds

        (about 85 funds)

Investment Company Directorships:

    Kennedy Capital Management

Former Investment Company Directorships:

    Fiduciary/Claymore Dynamic Equity Fund

Mr. Karn is a financial consultant and former managing partner in financial and economic consulting with Arthur Andersen LLP in St. Louis. Before retiring from Arthur Andersen in 1998, Mr. Karn served in a variety of accounting, audit and financial roles over a 33-year career, including Managing Partner in charge of Arthur Andersen’s global coal mining practice from 1981 through 1998. He is a Certified Public Accountant and has served as a Panel Arbitrator with the American Arbitration Association.

Mr. Karn’s extensive experience in accounting, auditing and financial matters, together with his service on other boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit and Nominating and Corporate Governance Committees.

GLENN L. KELLOW Age: 47 Director Since: January 2015	Board Committees: None	Other Public Directorships: None

Mr. Kellow was named our President and Chief Operating Officer in August 2013 and our President and Chief Executive Officer-elect in January 2015, at which time he also became a member of our Board. He has executive responsibility for all aspects of our global operations, including safety, environment, production, sales and marketing, engineering and planning. Mr. Kellow has extensive experience in the global resource industry, where he has served in multiple executive, operational and financial roles in coal and other commodities in the United States, Australia and South America. Prior to joining Peabody, Mr. Kellow held multiple leadership posts on three continents over a 28-year career with BHP Billiton Ltd., the world’s largest mining company, including senior appointments as President, Aluminum and Nickel (2012-2013), President, Stainless Steel Materials (2010-2012), President and Chief Operating Officer, New Mexico Coal (2007-2010), and Chief Financial Officer, Base Metals (2003-2007). He is a former director of the World Coal Association and the U.S. National Mining Association, and a past member of the executive committee of the Western Australian Chamber of Minerals and Energy and the advisory board of the Energy and Mining Institute of the University of Western Australia. Mr. Kellow also was the Chairman of Worsley Alumina (Australia), Chairman of Mozal (Mozambique) and Chairman of the global Nickel Institute.

Mr. Kellow’s extensive experience in the global resource industry makes him highly qualified to serve as a member of our Board and our President and CEO-elect.

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ELECTION OF DIRECTORS (ITEM 1) (continued)

HENRY E. LENTZ Age: 70 Director Since: February 1998	Board Committees: Health, Safety, Security and Environmental Nominating and Corporate Governance (Chair)	Other Public Directorships: CARBO Ceramics, Inc. Macquarie Infrastructure Company WPX Energy, Inc. Former Public Directorships: Rowan Companies, Inc.

Mr. Lentz served as a Managing Director of Lazard Frères & Co. LLC, an investment banking firm, from June 2009 to May 2011. He was a Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers Inc., an investment banking firm, from September 2008 to June 2009. From January 2004 to September 2008 he was employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc., an investment banking firm. In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group.

Mr. Lentz’s experience in investment banking and financial matters, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental Committee and as Chairman of its Nominating and Corporate Governance Committee.

ROBERT A. MALONE Age: 63 Director Since: July 2009	Board Committees: Compensation Executive Lead Independent Director	Other Public Directorships: Halliburton Company

Mr. Malone was elected Executive Chairman, President and CEO of First Sonora Bancshares, Inc., a financial services holding company, in October 2014. He was previously President and Chief Executive Officer of the First National Bank of Sonora, Texas, a position he held since October 2009. He is a retired Executive Vice President of BP plc and the retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the U.S. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. Mr. Malone previously served in senior positions with Kennecott Copper Corporation. He is also a director of four private companies, First Sonora Bancshares, Inc., the First National Bank of Sonora, Texas, INTERA Incorporated and International City Mortgage, Inc.

Mr. Malone’s global executive operating experience, including crisis management and safety performance, and mining, engineering and energy industry experience, together with his service on another public company board of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Executive Committees and as our Lead Independent Director.

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ELECTION OF DIRECTORS (ITEM 1) (continued)

WILLIAM C. RUSNACK Age: 70 Director Since: January 2002	Board Committees: Audit (Chair) Compensation Executive	Other Public Directorships: Sempra Energy Company Flowserve Corporation Former Public Directorships: Solutia Inc.

Mr. Rusnack is the former President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the U.S. prior to its acquisition by Valero Energy Corporation in 2005. He served as President, Chief Executive Officer and Director of Premcor from 1998 to February 2002. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning.

Mr. Rusnack’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive and Compensation Committees and as Chair of its Audit Committee.

MICHAEL W. SUTHERLIN Age: 68 Director Since: January 2014	Board Committees: Compensation Health, Safety, Security and Environmental	Other Public Directorships: Tesco Corporation Former Public Directorships: Joy Global Inc.

Mr. Sutherlin is the former President and Chief Executive Officer of Joy Global Inc., a mining equipment and services provider, having served in that position from 2006 to 2013. From 2003 to 2006, he served as Executive Vice President of Joy Global Inc. and as President and Chief Operating Officer of its subsidiary, Joy Mining Machinery. Prior to joining Joy Global Inc., Mr. Sutherlin served as President and Chief Operating Officer of Varco International, Inc.

Mr. Sutherlin’s executive operating experience and industry experience, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Health, Safety, Security and Environmental Committees.

JOHN F. TURNER Age: 73 Director Since: July 2005	Board Committees: Health, Safety, Security and Environmental Nominating and Corporate Governance	Other Public Directorships: None Former Public Directorships: American Electric Power Company, Inc. Ashland, Inc. International Paper Company

Mr. Turner served as Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs from November 2001 to July 2005. Mr. Turner was previously President and Chief Executive Officer of The Conservation Fund, a national nonprofit organization dedicated to public-private partnerships to protect land and water resources. He was director of the U.S. Fish and Wildlife Service from 1989 to 1993. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He serves on the National Council of The Conservation Fund. Mr. Turner also serves as Chairman of the Board of Advisors to the Haub School of Environment and Natural Resources, the University of Wyoming.

Mr. Turner’s extensive experience in international, environmental, regulatory and governmental affairs and public policy, together with his past service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees.

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ELECTION OF DIRECTORS (ITEM 1) (continued)

SANDRA A. VAN TREASE Age: 54 Director Since: January 2003	Board Committees: Audit Health, Safety, Security and Environmental (Chair)	Other Public Directorships: Enterprise Financial Services Corporation

Ms. Van Trease is Group President, BJC HealthCare, a position she has held since September 2004. BJC HealthCare is one of the nation’s largest nonprofit healthcare organizations, delivering services to residents in the greater St. Louis, southern Illinois and mid-Missouri regions. Prior to joining BJC HealthCare, Ms. Van Trease served as President and Chief Executive Officer of UNICARE, an operating affiliate of WellPoint Health Networks Inc., from 2002 to September 2004. Ms. Van Trease also served as President, Chief Financial Officer and Chief Operating Officer of RightCHOICE Managed Care, Inc. from 2000 to 2002 and as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 1997 to 2000. Prior to joining RightCHOICE in 1994, she was a Senior Audit Manager with Price Waterhouse LLP. She is a Certified Public Accountant and Certified Management Accountant.

Ms. Van Trease’s executive management, healthcare and accounting experience, together with her experience in serving on another public company board of directors, make her a valued advisor and highly qualified to serve as a member of the Board and its Audit Committee and as Chair of its Health, Safety, Security and Environmental Committee.

HEATHER A. WILSON Age: 54 Director Since: August 2013	Board Committees: Health, Safety, Security and Environmental Nominating and Corporate Governance	Other Public Directorships: None

Dr. Wilson has served as President of the South Dakota School of Mines and Technology since June 2013. During 2011 and 2012, Dr. Wilson was a candidate for election to the U.S. Senate. From 2009 to 2011, she served as President of the consulting firm of Heather Wilson & Company. From 1998 to 2009, Dr. Wilson served as a member of the U.S. House of Representatives, where she served as a senior member of the House Energy and Commerce Committee and Chair of the House Intelligence Subcommittee on Technical and Tactical Intelligence. Prior to that time, Dr. Wilson served as Cabinet Secretary for the State of New Mexico Children, Youth and Families Department, as founder and President of Keystone International, Inc., a company dedicated to international business development, and as Staff Director of Defense Policy and Arms Control for the National Security Council. She is a former U.S. Air Force officer. Dr. Wilson is also a director of a private company, Seeker Aircraft America, Inc.

Dr. Wilson’s experience in government, strategy and global affairs and intelligence make her a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by NYSE rules, the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with us, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired for more than three years to be immaterial.

After considering NYSE standards for independence and various other factors as described herein, the Board has determined that all directors other than Messrs. Boyce and Kellow are independent. None of the directors other than Messrs. Boyce and Kellow receives any compensation from us other than customary director and committee fees.

Messrs. Rusnack and Turner, Ms. Van Trease and Dr. Wilson and/or their immediate family members serve as directors, officers or trustees of charitable organizations to which we made contributions in the normal course of our charitable contributions program. After careful consideration, the Board has determined that these contributions do not impair, or appear to impair, these directors’ independent judgment.

Until April 22, 2014, Mr. Turner served as a member of the board of directors of one of our customers, American Electric Power Company, Inc. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Turner’s independent judgment.

Until December 2013, Mr. Sutherlin was the President and Chief Executive Officer of one of our suppliers, Joy Global Inc. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Sutherlin’s independent judgment.

Until his retirement on January 22, 2015, Alan H. Washkowitz, served as member of our Board. After considering NYSE standards for independence and various other factors as described herein, the Board determined that he was independent.

Board Attendance and Executive Sessions

The Board of Directors met eight times in 2014. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and their average attendance was 95%.

Under our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. During 2014, our non-management directors met in executive session ten times. Our Lead Independent Director, Mr. Malone, chaired these executive sessions.

Under Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. All 12 directors who were elected to the Board at the 2014 Annual Meeting of Shareholders were in attendance.

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INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require that each new director participate in a director orientation program which includes presentations by senior management to familiarize the new director with our strategic plans, our significant financial, accounting and risk management issues, our compliance program, our Code of Business Conduct and Ethics, our principal officers and our internal and independent auditors.

On an ongoing basis, our directors receive continuing education through presentations at Board meetings as well as regular visits to our significant mining operations. In addition, directors are required to attend an approved director education program at least once every three years.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines permit the roles of Chairman and CEO to be filled by different individuals. The Board of Directors deliberates and decides, each time it selects a CEO, whether the roles should be combined or separate, based upon our needs at that time. Mr. Boyce has led our Company as CEO since January 2006, and was appointed to the additional role of Chairman in October 2007. The Board believes that Mr. Boyce’s management of our complex operations on a day-to-day basis provides him with first-hand knowledge of the opportunities and challenges facing us, which, together with his qualifications and experience, position him to best lead productive discussions of the Board and help ensure effective risk oversight for the Company.

In conjunction with our ongoing succession planning process, we entered into a Transition Agreement with Mr. Boyce in April 2013 and a Restated Transition Agreement in May 2014. The Restated Transition Agreement calls for Mr. Boyce to remain Chairman and CEO through June 30, 2015 or such earlier date as his successor as CEO is appointed. On January 22, 2015, the Board elected Mr. Kellow to the position of President and Chief Executive Officer-elect, and he will become CEO effective May 4, 2015. Upon Mr. Kellow’s appointment as the new CEO, and continuing until the earlier of the appointment of Mr. Boyce’s successor as Chairman and June 30, 2016, Mr. Boyce will continue as a full-time employee in the position of Executive Chairman.

Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Messrs. Boyce and Kellow and 10 independent directors. With the exception of the Executive Committee, which is chaired by Mr. Boyce, all Board committees are chaired by and composed entirely of independent directors.

In 2013, the Board created the role of Lead Independent Director and appointed Mr. Malone to serve in that capacity for a one-year term. He was reelected to that position in March 2014. The Lead Independent Director’s duties are to:

➢	Preside at all meetings of the Board at which the Chairman and CEO is not present;

➢	Immediately assume the role of Crisis Event Director under our Crisis Board Communication Plan and to serve in such role pending any further determination by the Board;

➢	Serve as Interim Chairman of the Board if the Chairman and CEO is incapacitated due to a CEO Emergency Event, as defined in our Crisis Board Communication Plan;

➢	Organize, convene and preside over executive sessions of the independent directors and over meetings of the independent directors;

➢	Serve as liaison between the independent directors and the Chairman and CEO for promptly communicating to the Chairman and CEO feedback and direction discussed in executive sessions;

➢

In an executive session, each year, call and facilitate the discussion of the independent directors to evaluate the performance of the Chairman and CEO. With the Chair of the Compensation Committee, he/she communicates the content and results of the evaluation to the Chairman and CEO;

➢	Advise and concur with the Chairman and CEO on the quality, quantity and timeliness of information sent to the Board and on the agenda items and timeframes for discussion;

➢	Facilitate the independent directors’ approval of the number and frequency of meetings of the Board;

➢	Authorize the retention of outside advisors and consultants who report directly to the independent directors on Board-wide issues;

➢

If requested by the Chairman and CEO, or with direction from the independent directors, ensure that he or she is available, when appropriate, for consultation and direct communication with external constituencies; and

➢	Perform such other duties as may be assigned from time to time by the independent directors.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

The Board believes that the candor and objectivity of the Board’s deliberations are not affected by whether its Chairman is independent or a member of management.

Role of the Board in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and shareholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, is responsible for the oversight of risk management.

In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance and business development as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis.

While the Board is ultimately responsible for risk oversight, Board committees also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Health, Safety, Security and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security and environmental objectives, policies and performance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions and lobbying expenditures, succession planning for our directors and executive officers, and corporate governance.

Committees of the Board of Directors

The members of the Board and the committees of the Board on which they serve as of the date of this Proxy Statement are identified below.

	Audit Committee	Compensation Committee	Executive Committee	Health, Safety, Security and Environmental Committee	Nominating and Corporate Governance Committee
Gregory H. Boyce			Ch
William A. Coley		Ch	M	M
William E. James		M			M
Robert B. Karn III	M				M
Glenn L. Kellow
Henry E. Lentz				M	Ch
Robert A. Malone		M	M
William C. Rusnack	Ch	M	M
Michael W. Sutherlin		M		M
John F. Turner				M	M
Sandra A. Van Trease	M			Ch
Heather A. Wilson				M	M
Number of Meetings in 2014	9	7	1	9	6

M Member

Ch Chair

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

A copy of each committee charter can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement.

The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee, Compensation Committee, Health, Safety, Security and Environmental Committee and Nominating and Corporate Governance Committee are independent under NYSE and SEC rules. The Board also has determined that each of the members of the Audit Committee (Messrs. Rusnack and Karn and Ms. Van Trease) is an “audit committee financial expert” under SEC rules.

In addition to the risk oversight responsibilities outlined on page 23, the primary functions of each committee are as follows:

Audit Committee

➢

Assist the Board in fulfilling its oversight responsibility with respect to: (a) the quality and integrity of our financial statements and financial reporting processes; (b) our systems of internal accounting and financial controls and disclosure controls; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function and independent registered public accounting firm; and (e) compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board;

➢	Appoint our independent registered public accounting firm, which reports directly to the Audit Committee;

➢	Approve all audit engagement fees and terms, and all permissible non-audit engagements with our independent registered public accounting firm;

➢	Ensure that we maintain an internal audit function and review the appointment of the senior internal audit team;

➢

Meet on a regular basis with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the external audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

➢

Oversee our financial reporting process and review in advance of filing or issuance of our quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to shareholders and earnings press releases;

➢	Review our guidelines and policies with respect to risk assessment and risk management, and our major financial risk exposures and steps management has taken to monitor and control such exposures; and

➢	Make regular reports on its activities to the Board.

Compensation Committee

➢

Annually review and recommend to the Special Committee the corporate goals and objectives relevant to compensation of our Chairman and CEO, initiate the evaluation by the Board of the Chairman and CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determine and approve the Chairman and CEO’s compensation levels based on this evaluation;

➢	Annually review with the Chairman and CEO the performance of our executive officers and make recommendations to the Board with respect to the compensation plans for such officers;

➢

Annually review and approve for the NEOs and recommend for our Chairman and CEO base salary, annual incentive opportunity and long-term incentive opportunity, stock ownership requirements and, as appropriate, employment agreements, severance arrangements, retirement and other post-employment benefits, change-in-control provisions and any special supplemental benefits;

➢	Approve annual incentive awards for executive officers other than the Chairman and CEO;

➢	Oversee our annual and long-term incentive programs;

➢	Periodically assess our director compensation program and stock ownership requirements and, when appropriate, recommend modifications for Board consideration; and

➢	Make regular reports on its activities to the Board.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

Executive Committee

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

➢	Amending our certificate of incorporation and bylaws;

➢	Adopting an agreement of merger or consolidation;

➢	Recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;

➢	Recommending to shareholders dissolution of the Company or revocation of any dissolution;

➢	Declaring a dividend;

➢	Issuing stock;

➢	Filling vacancies on the Board;

➢	Appointing members of Board committees; and

➢	Changing major lines of business.

Health, Safety, Security and Environmental Committee

➢	Review with management our significant risks or exposures in the health, safety, security and environmental areas, and steps taken by management to address such risks;

➢	Review our health, safety, security and environmental objectives, policies and performance, including processes to ensure compliance with applicable laws and regulations;

➢	Review our efforts to advance our progress on sustainable development;

➢	Review and discuss with management any material noncompliance with health, safety, security and environmental laws, and management’s response to such noncompliance;

➢	Review and recommend approval of the environmental and mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;

➢	Consider and advise the Board on health, safety, security and environmental matters and sustainable development;

➢	Consider and advise the Compensation Committee on our performance with respect to incentive compensation metrics relating to health, safety, security or environmental matters;

➢

Review and discuss significant legislative, regulatory, political and social issues and trends that may affect our health, safety, security and environmental management process and system, and management’s response to such matters; and

➢	Make regular reports on its activities to the Board.

Nominating and Corporate Governance Committee

➢	Identify, evaluate and recommend qualified candidates for election to the Board;

➢	Advise the Board on matters related to corporate governance;

➢	Assist the Board in conducting its annual assessment of Board performance;

➢	Recommend the structure, composition and responsibilities of other Board committees;

➢	Advise the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions and lobbying);

➢	Ensure we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

➢	Provide review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

➢	Review our policies and procedures with respect to related person transactions at least annually and recommend any changes for Board approval;

➢	Monitor compliance with, and advise the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics;

➢	Review and make recommendations to the Board in conjunction with the Chairman and CEO, as appropriate, with respect to executive officer succession planning and management development; and

➢	Make regular reports on its activities to the Board.

PEABODY ENERGY CORPORATION    25

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s report on internal control over financial reporting as of and for the fiscal year ended December 31, 2014 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the Company’s financial statements and internal control over financial reporting. Ernst & Young is responsible for conducting its audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and expressing an opinion on the Company’s financial statements in accordance with U.S. generally accepted accounting principles, and on the Company’s internal control over financial reporting.

The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the PCAOB, including Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the PCAOB, the rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee has received written management representation letter disclosures and a letter from Ernst & Young regarding the independent registered public accounting firm’s independence, and has discussed with Ernst & Young its independence from management and the Company. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young’s performance of non-audit services for the Company was compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

WILLIAM C. RUSNACK, CHAIR

ROBERT B. KARN III

SANDRA A. VAN TREASE

26    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013. The following fees were paid to Ernst & Young LLP for services rendered during our last two fiscal years:

➢

Audit Fees: $4,963,000 (for the fiscal year ended December 31, 2014) and $4,897,000 (for the fiscal year ended December 31, 2013) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services provided in connection with statutory and regulatory filings, assistance with and review and accounting and financial reporting consultations.

➢

Audit-Related Fees: $220,000 (for the fiscal year ended December 31, 2014) and $244,000 (for the fiscal year ended December 31, 2013) for assurance-related services for internal control reviews, and other attest services not required by statute.

➢	Tax Fees: $199,000 (for the fiscal year ended December 31, 2014) and $1,171,000 (for the fiscal year ended December 31, 2013) for tax compliance, tax advice and tax planning services.

➢	All Other Fees: $2,000 (for the fiscal year ended December 31, 2014) and $2,000 (for the fiscal year ended December 31, 2013) for fees related to an online research tool.

Under the Board’s established procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee regularly reviews the amount of all billings submitted by the independent registered public accounting firm to ensure their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court if we are in bankruptcy) and (12) tax services to any of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).

During the fiscal years ended December 31, 2014 and 2013, all of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with the procedures described above.

PEABODY ENERGY CORPORATION    27

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Good corporate governance is a priority at Peabody. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our Corporate Governance webpage (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to all of our directors, officers and salaried employees.

The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Committee believes are best practices and promote our best interests and the best interests of our shareholders.

Majority Voting Bylaw

In July 2007, the Board of Directors amended our bylaws to provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of shareholders for the election of directors at which a quorum is present. Votes cast include votes to withhold authority with respect to that nominee’s election, but excludes abstentions and broker non-votes.

If a nominee is an incumbent director and receives a greater number of votes withheld from his or her election than votes in favor of his or her election, our Corporate Governance Guidelines require that such director promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation under our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of shareholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

Communications with the Board of Directors

The Board of Directors has adopted the following procedures for shareholders and other interested persons to send communications to the Board and/or individual directors (collectively, “Shareholder Communications”).

Shareholders and other interested persons seeking to communicate with the Board and/or individual directors should submit their written communications to the Chairman, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Shareholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS (continued)

If a Shareholder Communication raises concerns about management’s or the Company’s ethical conduct, it should be sent directly to our Chief Legal Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will review the communication and, if appropriate, forward a copy of it to the Chair of the Audit Committee and, if appropriate, the Chairman of the Board, and see that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such communication should be sent directly to the Corporate Secretary who will forward it directly to the Lead Independent Director. The Corporate Secretary will first consult with and receive the approval of the Lead Independent Director before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks, harassment and/or other inappropriate content.

At our Annual Meeting, shareholders will normally have an opportunity to pose questions to the directors.

Overview of Director Nominating Process

The Board of Directors believes one of its primary goals is to advise management on strategy and to monitor our performance. The Board also believes the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members and director nominees possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including engineering, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by shareholders. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:

➢	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

➢	Candidate’s name, age and address;

➢

A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

➢	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications criteria described above;

➢	A description of any arrangements or understandings between the shareholder and the candidate; and

➢	A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will keep copies of such materials for future reference by the Committee when filling Board positions.

Shareholders may submit potential director candidates at any time in accordance with these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate. Separate procedures apply if a shareholder wishes to nominate a director candidate at the 2016 Annual Meeting. Those procedures are described below under the heading “Information About Shareholder Proposals.”

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS (continued)

Under its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes candidates should generally meet the criteria listed above under the heading “Director Qualifications.”

While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in professional experience, geographic origin, gender and ethnic background. These factors, together with the director qualifications criteria noted above, are taken into account by the Committee in assessing potential new directors.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, shareholders, management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential candidates submitted by shareholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and our needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidate and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process has consistently produced highly qualified, independent Board members to date. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 1, 2015 with respect to persons or entities who are known to beneficially own more than 5% of our outstanding Common Stock, each director and director nominee, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group.

Beneficial Owners of More Than Five Percent, Directors and Management

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)	Percent of Class(5)
Manning & Napier Advisors, LLC(6) 290 Woodcliff Drive Fairport, NY 14450	32,561,753	11.97%
FMR LLC(7) 245 Summer Street Boston, MA 02210	22,667,293	8.22%
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10022	17,910,895	6.60%
The Vanguard Group(9) 100 Vanguard Blvd. Malvern, PA 19355	16,271,081	5.99%
Balyasny Asset Management L.P.(10) 181 West Madison, Suite 3600 Chicago, IL 60602	14,028,694	5.17%
Gregory H. Boyce	1,603,487	*
William A. Coley	37,066	*
Michael C. Crews	293,844	*
William E. James	37,545	*
Robert B. Karn III	41,679	*
Glenn L. Kellow	190,244	*
Henry E. Lentz	24,291	*
Robert A. Malone	30,653	*
Charles F. Meintjes	169,885	*
William C. Rusnack	33,651	*
Michael W. Sutherlin	5,000	*
John F. Turner	23,440	*
Sandra A. Van Trease	33,453	*
Kemal Williamson	267,663	*
Heather A. Wilson	—	*
All directors and executive officers as a group (20 people)	3,466,034	1.26%

(1)	The address for all officers and directors listed is c/o Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

(2)

Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons and entities named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(3)

Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2015, as follows: Mr. Boyce, 1,114,404; Mr. Coley, 7,521; Mr. Crews, 156,513; Mr. James, 7,521; Mr. Karn, 7,521; Mr. Kellow, 87,065; Mr. Lentz, 7,521; Mr. Meintjes, 15,594: Mr. Rusnack, 7,521; Mr. Turner, 7,413; Ms. Van Trease, 7,521; Mr. Williamson, 186,018; and all directors and executive officers as a

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES (continued)

group, 1,865,429. Also includes restricted stock that remains unvested as of March 1, 2015 as follows: Mr. Boyce, 142,576; Mr. Crews, 43,605; Mr. Kellow, 96,899; Mr. Meintjes, 103,676; Mr. Williamson, 32,300; and all directors and executive officers as a group, 638,829.

(4)

Excludes deferred stock units held by our non-employee directors as of March 1, 2015, as follows: Mr. Coley, 28,480; Mr. James, 28,480; Mr. Karn, 31,890; Mr. Lentz, 29,915; Mr. Malone, 28,480; Mr. Rusnack, 28,480; Mr. Sutherlin, 24,178; Mr. Turner, 28,480; Ms. Van Trease, 31,833; Dr. Wilson, 27,138; and all directors and executive officers as a group, 287,354. Also excludes restricted stock units as of March 1, 2015 as follows: Mr. Boyce, 101,027; Mr. Kellow,110,803; and all directors and executive officers as a group, 266,376

(5)

Applicable percentage ownership is based on 274,829,289 shares of Common Stock outstanding at March 1, 2015. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(6)

This information is based on a Schedule 13G filed with the SEC on January 16, 2015 by Manning & Napier Advisors, LLC in which it reported sole voting power as to 26,999,363 shares and sole dispositive power as to 32,561,753 shares as of December 31, 2014.

(7)

This information is based on a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC in which it reported sole voting power as to 22,667,293 shares and sole dispositive power as to 22,667,293 shares as of December 31, 2014.

(8)

This information is based on a Schedule 13G/A filed with the SEC on January 29, 2015 by BlackRock, Inc., in which it reported sole voting power as to 16,842,297 shares and sole dispositive power as to 17,910,895 shares as of December 31, 2014.

(9)

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2015 by The Vanguard Group in which it reported sole voting power as to 180,246 shares, sole dispositive power as to 16,112,935 shares and shared dispositive power as to 158,146 shares as of December 31, 2014.

(10)

This information is based on a Schedule 13G filed with the SEC on February 9, 2015 by Balyasny Asset Management L.P., in its capacity as investment manager for certain of its affiliates, and its sole managing member in which they reported sole voting and dispositive power as to 14,028,694 shares as of December 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers and directors and persons beneficially holding more than 10% of our Common Stock are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our Common Stock with the SEC and the NYSE. We file these reports of ownership and changes in ownership on behalf of our officers and directors.

To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2014, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed for such fiscal year.

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Compensation Discussion and Analysis

Executive Summary

In 2014, we achieved solid financial and operating results, despite adverse market conditions that were impacted by significant price declines for most key coal products due to increased supplies globally, the impact of competing fuels and railroad issues related to the shipment of our U.S. products. In the face of these strong headwinds, we delivered a number of significant accomplishments, including achieving our best global safety incidence rate, delivering cost savings of approximately $275 million from cost-containment efforts, generating approximately $130 million in proceeds from asset sales, lowering capital investments and generating over $336 million in operating cash flow.

We believe that our executive compensation decisions reflect a balanced and responsible pay approach within our current industry environment and our lead position as the largest public company coal producer. The Compensation Committee and the independent members of the Board of Directors (collectively, the “Special Committee”) have responsibility for oversight of our executive compensation framework and, within that framework and by working with senior management, aligning pay with performance, creating incentives that reward responsible risk-taking, and creating shareholder value while also considering the environment in which compensation decisions are made.

2014 Say-on-Pay Results and Shareholder Outreach

At the 2014 Annual Meeting of Shareholders, 77.9% of the votes cast on Item 3 were in favor of the advisory vote to approve our NEOs’ compensation, commonly known as “Say-on-Pay”. While representing majority support for our executive compensation program, this result is less than desired. We are committed to achieving greater shareholder support through our outreach efforts, incorporation of shareholder input into our executive compensation program, disclosure practices and corporate governance and implementation of best practices.

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Compensation Discussion and Analysis (continued)

Following our 2014 Say-on-Pay vote, we reached out to our 50 largest institutional shareholders in an effort to:

▪	Better understand the underlying reasons for the Say-on-Pay vote results;

▪	Identify any concerns they may have with our executive compensation program; and

▪	Obtain their input on how our executive compensation program, disclosure practices and corporate governance may be strengthened.

Ten of those shareholders (owning approximately 34% of our outstanding stock measured at June 30, 2014) agreed to have at least one telephonic meeting with us. The valuable feedback from our outreach effort showed that shareholders generally support our executive compensation program, but want greater transparency around program structure and the linkage between pay and performance. We received notable comments about the new proxy format, which was generally found easier to understand and analyze, and requests for more information about the drivers behind compensation decisions and a fuller explanation on selected incentive metrics. We have modified the discussion of our annual incentive plan that follows in this Compensation Discussion and Analysis (or “CD&A”) to reflect these comments. In addition, some shareholders suggested that we review our compensation comparator group; we have done so and describe the changes we made to our comparator group below. In the course of our executive compensation discussions, we also received feedback regarding our CEO succession process and other aspects of our corporate governance that were of interest to shareholders, specifically the separation of the Chairman and CEO roles. Where possible, we have attempted to address each of these topics in our program design and throughout this CD&A.

The Compensation Committee believes the core design elements of our executive compensation program are effective at attracting, retaining and incentivizing our NEOs. This belief has been validated by reviewing our program against the market. However, we are working to enhance program design, incorporate best practices and provide greater transparency regarding our program and the link between pay and performance.

At the 2015 Annual Meeting, shareholders will again have the opportunity to vote on an advisory resolution on NEO compensation (Item 3). While this vote is nonbinding, the Compensation Committee highly values this input and will fully consider the outcome of the vote, along with other factors, when making future compensation decisions for the NEOs and other members of senior management.

Performance Basis of Our 2014 Executive Compensation Program

Decisions regarding executive compensation made by the Compensation Committee and the Special Committee during 2014 reflected our industry context, operating environment and results. Our compensation philosophy and programs are based on the following core principles: competitive compensation opportunities, shareholder alignment through stock ownership and pay for performance.

In 2014, the Compensation Committee, in conjunction with our independent advisors, reviewed our executive compensation program to determine whether it appropriately aligns pay and performance and links officer activities and performance with shareholder interests. The analysis indicated that our 2014 executive compensation program aligned well with our compensation philosophy and performance.

For 2014, the performance-based portion of NEO compensation consisted of an annual cash incentive opportunity, and stock options and performance units awarded under our 2011 Long-Term Equity Incentive Plan. Annual cash incentive plan payouts were contingent on meeting certain goals for Price-collar Adjusted EBITDA (as defined on page 37), adjusted total costs, sales volume (tons), safety and individual goals. For 2014, our NEOs achieved annual cash incentive payouts ranging from 114% to 122% of target.

With respect to our performance unit program, our NEOs achieved performance of only 18.75%, or 81.25% below target, consistent with our three-year TSR relative to coal industry comparators and the S&P 500 Index (excluding financial services companies) during the 2012-2014 performance period, and our performance relative to our Return on Capital targets over the same period. However, due to the decline in our share price during the performance period, the value of the shares awarded was only 4%, or 96% below the grant-date target value.

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Compensation Discussion and Analysis (continued)

At December 31, 2014, all stock options held by our NEOs were “out of the money” and therefore had no currently realizable value. On their grant dates, these stock options had an aggregate fair value of approximately $33 million.

The following discussion provides detail regarding our executive compensation program and 2014 compensation arrangements for each of our NEOs.

Name	Title at December 31, 2014
Gregory H. Boyce	Chairman and Chief Executive Officer(1)
Glenn L. Kellow	President and Chief Operating Officer(1)
Michael C. Crews	Executive Vice President and Chief Financial Officer
Charles F. Meintjes	President – Australia
Kemal Williamson	President – Americas
(1)	On January 22, 2015, Mr. Kellow was appointed President and CEO-elect and will become CEO effective May 4, 2015. At that time, Mr. Boyce will become Executive Chairman.

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, annual cash incentive and long-term equity incentives. As illustrated in the chart on page 8, in 2014, 86% and 73% respectively of reported total target direct compensation for our Chairman and CEO and other NEOs was performance-based and not guaranteed. This places the vast majority of the NEO total direct compensation at-risk and in direct alignment with shareholders.

Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. Base salary for our Chairman and CEO is recommended by the Compensation Committee and approved by the Special Committee after an extensive review of peer information conducted by the independent compensation consultant, F.W. Cook & Co., Inc. (“F.W. Cook”). Base salaries for the other NEOs are individually recommended by our Chairman and CEO and approved by the Compensation Committee. In each case, base salaries are set after consideration of:

➢	Breadth, scope and complexity of the NEO’s role;

➢	Comparability with the external and internal marketplace (roles of similar responsibilities, experience and organizational impact);

➢	Current compensation levels; and

➢	Individual performance.

In light of challenging market conditions and additional cost reduction programs, no changes were made in the 2014 base salary for our Chairman and CEO or any of our other NEOs.

Annual Cash Incentive

Our annual incentive compensation plan provides opportunities for our executives, including the NEOs, to earn annual cash incentive payments tied to the successful achievement of safety, operating and financial objectives that support our business strategy.

Under the annual incentive compensation plan, the NEOs are assigned threshold, target and maximum incentive opportunities. The target incentive opportunity is established through an analysis of compensation for comparable positions in companies of similar size and complexity and is intended to provide a competitive level of compensation when performance objectives are achieved. Maximum incentive payments may be awarded when target performance objectives are significantly exceeded.

At threshold performance, the incentive that can be earned generally equals 50% of the target incentive and, at maximum performance, the incentive that can be earned is up to 200% of the target incentive. No incentive is earned if actual performance does not meet the threshold level.

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Compensation Discussion and Analysis (continued)

Each year, the Committees review and approve the goals and payouts for the NEOs.

2014 Annual Cash Incentive Performance Measures

Based on input from management and information and advice from F.W. Cook, the Committees established performance metrics and weightings for determining the NEOs’ 2014 annual cash incentive opportunities, with a focus on “controlling the controllables” given the price volatility inherent in our business. Consistent with that approach, in 2014 we replaced last year’s Earnings Per Share metric with two new metrics: Adjusted Total Costs and Total Sales Volumes. We believe these new metrics drive shareholder value by focusing management on operational efficiency, cash conservation and effective cost management. Definitions of our 2014 performance measures appear below.

Given the price volatility endemic to the coal sector and the cyclical nature of the global commodity markets, the annual cash incentive plan has a “price collar” feature to eliminate potential windfalls and penalties arising from uncontrollable factors that can significantly affect Adjusted EBITDA. This allows our NEOs to focus on operational performance and take the necessary actions to benefit us and our shareholders on an annual basis and in the longer term. In years when coal prices decline significantly, the price collar has the effect of increasing Adjusted EBITDA as used for the annual incentive compensation plan. Conversely, in years when coal prices rise significantly, the price collar has the effect of decreasing Adjusted EBITDA as used for the annual incentive compensation plan. In 2014, Adjusted EBITDA performance was $814.0 million, while our Price-collar Adjusted EBITDA (as defined on page 37) was $1,118.1 million, reflecting an adjustment of $304.1 million for price volatility, an aggregation of negative price impact in Australia and positive pricing within the Americas platform as compared to target.

Given the importance of safety in our Company, in 2013 we instituted an additional component to the safety goal which states: “In the event of a work related fatality, the safety component for the impacted Business Unit and the safety component for the corporate incentive plan would result in a zero percent achievement.”

In the past, we have not included injuries and hours associated with contractors in calculating our Global Safety Incidence Rate. However, in keeping with leading industry practices, we are doing so in 2015. In recognition of safety performance issues at some of our contractor-managed U.S. operations in 2014, Messrs. Boyce, Kellow and Williamson voluntarily agreed to reduce the weighting of their individual safety metric from 15.00% to 11.25%, which had the effect of decreasing their annual cash incentive awards. We believe this visible and tangible impact on their 2014 annual cash incentive awards is appropriate, and consistent with our core organizational values and focus on superior safety performance. The following table shows the performance metrics and our actual results for 2014.

Metric	% of Total Award		Threshold	Target	Maximum	Actual Results	Achievement
Price-collar Adjusted EBITDA ($ millions)	30%		838.4	1,048.0	1,257.6	1,118.1	Above target
Adjusted Total Costs ($ millions)	15%		4,726.6	4,296.9	3,867.2	4,153.6	Above target
Total Sales Volumes (Tons)	15%		209	232	255	228	Below target
Global Safety Incidence Rate(1)	15	%(2)	1.80	1.62	1.44	1.55	Above target
Individual Goals	25%		N/A	N/A	N/A	Ranged from 100% to 120%	Various
(1)

The rate excludes the injuries and hours associated with office workers, as well as the impacts of certain mines classified as discontinued operations and inactive operations in the process of being reclaimed.

(2)	Messrs. Boyce, Kellow and Williamson voluntarily forfeited 3.75% of their opportunity, which reduced the amount of their annual cash incentive awards.

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Compensation Discussion and Analysis (continued)

The following table provides a definition for each of the operating performance measures used in 2014 and describes how we use these measures in managing the Company.

Price-collar Adjusted EBITDA

This metric is based on Adjusted EBITDA (as defined below), after excluding 50% of the Adjusted EBITDA impact of realized pricing vs. budget. This adjustment was $304.1 million in 2014.

Adjusted EBITDA is equal to (loss) income from continuing operations before deducting net interest expense; income taxes; asset retirement obligation expenses; depreciation, depletion and amortization; asset impairment and mine closure costs; charges for the settlement of claims and litigation related to previously divested operations and changes in deferred tax asset valuation allowance and amortization of basis difference related to equity affiliates.

Management uses this metric to measure our performance, the impact of cost savings programs and operational earnings across the global platform. The price collar addresses the impact of extraordinary price volatility, both positive and negative.
Adjusted Total Costs	This metric is based on aggregate total production costs for our Americas and Australia business units in U.S. dollars and asset retirement expense, but excluding depreciation, depletion and amortization, expenses associated with currency, fuel and explosives hedging, sales-related costs and exploration expenses. Australia costs and asset retirement expense are converted into U.S. dollars at the budgeted rate of 0.90.	Reflects the efficiency and effectiveness of the operational platform and is a benchmark metric to competitors and historical trends.
Total Sales Volumes	This metric is calculated using total sales volumes for our Americas and Australia operations in short tons, excluding purchased coal and sales from the Middlemount Mine, in which we own a 50% equity interest.	The key metric related to revenue generation, market share and customer engagement
Global Safety Incidence Rate	The Global Safety Incidence Rate is the number of injuries (U.S. Mine Safety and Health Administration reportable injury degree codes 1 to 6) divided by the number of employee hours worked, multiplied by 200,000 hours. The rate excludes the injuries and hours associated with office workers, as well as the impacts of certain mines classified as discontinued operations and inactive operations in the process of being reclaimed.	Safety is a core value that is integrated into all areas of our business. For 2014, our quantitative safety target was set at a 10% improvement over 2013’s actual results

Quantitative and Qualitative Factors – Individual Performance

The global coal sector faced significant challenges in 2014 with lower prices, the impact of competing fuels and oversupply in both thermal and metallurgic coal markets. Our management was also challenged with:

➢	Completing and maximizing the benefits of owner-operator conversions within our Australian operations, on time and on budget;

➢	Substantially reducing operational costs and improving productivity;

➢	Maintaining over $2 billion in liquidity; and

➢

Implementing a comprehensive repositioning initiative, which included office closures, workforce reductions and establishing a global shared services framework to consolidate activities and lower annual overhead costs.

Despite these challenges, our 2014 Global Safety Incidence Rate improved 15% over 2013’s record performance, and we generated over $336 million in operating cash flow while reducing capital investment to less than $200 million.

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Compensation Discussion and Analysis (continued)

In determining the amount of each NEO’s actual annual cash incentive award within the range determined by the payout formula, the Committees considered the quantitative and qualitative factors relating to the following individual accomplishments:

Mr. Boyce: Mr. Boyce’s strategic vision and leadership in the areas of organizational efficiency, fiscal health, safety, and succession planning were instrumental to the enterprise success in 2014. He oversaw the finalization of the CORESafety® implementation plan, an industry-wide safety standard he championed when he was Chairman of the National Mining Association in 2011. In his role as Chairman and CEO, Mr. Boyce is a visible and effective advocate for the coal sector and the societal benefits of electricity access and is an active collaborator with the regulatory and legislative agencies in the countries where we do business. Mr. Boyce also was responsible for the timely development of the President and COO, Mr. Kellow, to enable a successful CEO leadership transition, which was announced in January 2015. Additionally, Mr. Boyce worked extensively with the Lead Independent Director on a series of Board governance issues in response to changing legislation and market practices.

In recognition of these accomplishments, Mr. Boyce was named CEO of the Year at the 2014 Platts Global Energy Awards.

Mr. Kellow: Mr. Kellow’s contributions to our operational and organizational efficiency were critical, especially in light of the strong countervailing market pressures facing us during 2014. As President and COO, he oversaw the operational performance of the global platform that resulted in a historically low Global Safety Incidence Rate, aggressive cost reductions, productivity improvements and a functional restructuring to centralize sales, marketing and trading activities. In 2014, our operational cost profile decreased across each of the U.S. and Australian platforms and operating cash flow generation was over $336 million, while resource management transactions generated approximately $130 million in proceeds. Mr. Kellow oversaw the organizational effectiveness processes which included the right sizing of support functions, increased delegations to the operating business units and the establishment of a Global Business Services framework. Mr. Kellow was active in the advocacy space and as a leading proponent of our sustainable energy solutions position. In addition, Mr. Kellow led the revisions of our Mission Statement to engage and align the workforce to our strategic plan.

In January 2015, the Board appointed Mr. Kellow President and CEO-elect, with an effective transition to CEO on May 4, 2015.

Mr. Crews: Mr. Crews made significant contributions to our strong financial and operating performance in 2014 despite uncertain global capital markets and steep pricing declines. We generated more than $336 million in operating cash flow and sustained liquidity above the $2.0 billion levels. Mr. Crews took accountability for the platform-wide Global Repositioning project, which has resulted in annualized savings and led to the establishment of a Global Business Services framework to reduce administrative and support costs. Mr. Crews also facilitated the on-going relationships with banks to help ensure optimal credit efficiency. In addition, under Mr. Crews’ leadership, we successfully offered a voluntary lump-sum pension payout option to eligible former salaried employees who participated in our legacy pension plan and settled approximately $42 million of pension obligations.

Mr. Meintjes: Under Mr. Meintjes’ leadership, our Australia platform achieved its lowest safety incidence rate ever, while increasing its volumes to a record 38.2 million tons. Mr. Meintjes led a comprehensive and detailed cost reduction program to position the Australia platform for sustained lower pricing, resulting in a $6/ton cost reduction. Key projects included the successful installation of a longwall at our Metropolitan Mine, completion of the owner-operator conversions through the successful Moorvale Mine transition, and the Millennium Mine being awarded Coal Mine of the Year and Australian Mine of the Year at the 2014 Australian Mining Prospect Awards ceremony. Finally, Mr. Meintjes was our primary representative to the Australian government and inter-disciplinary agencies during the Carbon Tax and Mineral Resource Rent Tax repeal process.

Mr. Williamson: Mr. Williamson led the safe, productive and efficient Americas operations. In 2014, the Americas generated over $1.0 billion in Adjusted EBITDA off a revenue base of $4.0 billion. Under Mr. Williamson’s leadership, we increased Southern Powder River Basin volumes to the highest annual level since 2011, and the flagship North Antelope Rochelle Mine achieved record production levels, even as rail issues constrained industry shipments. Key mining extensions at the Gateway and Twentymile mines have progressed within budgeted timeframes and costs and will add low-cost capacity to the platform to sustain production levels. Mr. Williamson achieved greater than budgeted pricing in all U.S. regions and lowered annual costs per unit.

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Compensation Discussion and Analysis (continued)

2014 Annual Cash Incentive Awards

The following table shows the 2014 annual cash incentive awards earned by each NEO.

Name	Target Opportunity as a % of Base Salary	2014 Cash Incentive Award Opportunity Range as a % of Base Salary	2014 Cash Incentive Award ($)	2014 Cash Incentive Award Earned as a % of Target
Gregory H. Boyce	120%	0-240%	1,682,889	114%
Glenn L. Kellow	100%	0-200%	955,365	119%
Michael C. Crews	80%	0-160%	586,219	122%
Charles F. Meintjes	80%	0-160%	537,368	122%
Kemal Williamson	80%	0-160%	462,683	116%

Long-Term Equity Incentives

The NEOs generally receive long-term equity incentive compensation through awards of stock options or time-vested restricted stock, and awards of performance units. In approving long-term equity incentive awards, the Committees consider the advice of F.W. Cook, as well as available benchmarking data, to recognize the achievement of long-term goals and provide a retentive element for key executives. These awards are structured to provide competitive long-term equity incentive opportunities where earned values are based on performance, aligned with shareholder value.

The Compensation Committee approved new guidelines for delivering long-term equity compensation opportunity in 2013 for NEOs, except our Chairman and CEO. The existing fixed long-term equity award opportunities were replaced with ranges of award opportunity from zero to 1.75 times an NEO’s target opportunity. In any given year, the NEO’s opportunity can be increased or decreased within the range. This provides us more flexibility to align long-term compensation opportunities with changes in roles and assignments, to recognize extraordinary performance efforts or shortfalls and to respond to competitive market conditions.

For 2014, the targeted value of these awards, shown in the table below as a percentage of each NEO’s base salary, is split evenly between stock option and performance unit awards. Mr. Meintjes received restricted stock awards in lieu of stock options of commensurate value and comparable vesting terms, as this approach is more tax-efficient under Australian tax laws.

2014 Long-Term Equity Incentive Award Targets

	Award Range as a % of Base Salary
Name	Minimum	Target	Maximum	Actual(1)
Gregory H. Boyce	N/A	500%	N/A	500%
Glenn L. Kellow	0%	375%	656%	375%
Michael C. Crews	0%	225%	394%	250%
Charles F. Meintjes	0%	200%	350%	250%
Kemal Williamson	0%	200%	350%	250%
(1)	Messrs. Crews, Meintjes and Williamson each received above-target long-term equity incentive awards in recognition of their historical and anticipated individual performance.

Stock Options

Our stock option program is a long-term incentive plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by NEOs and maintain competitive levels of total compensation opportunity.

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Compensation Discussion and Analysis (continued)

The Committees meet in December of each year to evaluate, review and approve the annual stock option award design and level of awards for the NEOs. The Committees approve stock option awards prospectively. Annual stock option awards are generally approved in early December for granting on the first trading day in January at our closing market price per share on the grant date. The Committees may occasionally approve stock option awards that are granted other than on the first trading day of the year, to recognize promotions or new hires. In these cases, the award is approved in advance of the grant date, and the stock option grant is awarded on the determined date with an exercise price equal to our closing market price per share on the grant date. We use a Black-Scholes valuation model to establish the grant-date fair value of all stock option grants.

Stock options have intrinsic value only if the market price of our Common Stock increases after the grant date. Stock options generally vest in one-third increments over a three-year period. If an NEO other than Mr. Boyce terminates employment without good reason (generally as defined in his employment agreement), all unvested stock options are forfeited. In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards, if his employment terminates for any reason other than cause or retirement where he does not give us six months’ advance written notice. Stock options expire ten years from the grant date.

At December 31, 2014, all stock options held by our NEOs were “out of the money” and therefore had no currently realizable value. On their grant dates, these stock options had an aggregate fair value of approximately $33 million.

Performance Units

Similar to the stock option program, our performance unit program is a long-term incentive plan designed to create a direct link between executive compensation and increased shareholder value by rewarding NEOs for performance over a three-year performance period.

Performance units granted in 2014 to the NEOs other than Mr. Boyce will be payable, if earned, in shares of our Common Stock. Performance units granted in 2014 to Mr. Boyce will be payable, if earned, in cash due to limitations on the number of awards that could be issued under the plan to an individual in any calendar year. The percentage of the performance units earned is based on (i) our TSR over a period beginning January 2, 2014 and ending December 31, 2016 (the “performance period”) relative to the coal comparator group and the S&P 500 Index (excluding financial services companies) (the “S&P 500 Index group”) and (ii) our Return on Mining Assets (“ROMA”) over the performance period. TSR relative to the coal comparator group and the S&P 500 Index group are each weighted at 25% of the total award, and ROMA is weighted at the remaining 50% of the total award.

The target number of performance units granted is determined using the average closing market price per share of our Common Stock during the four weeks of trading immediately following the grant date.

Units vest ratably each month and are payable in our Common Stock (or cash for Mr. Boyce) at the end of the performance period, subject to the achievement of performance goals and subject to proration/acceleration if an NEO terminates prior to the end of the performance period in instances of death, disability, retirement or in connection with a change in control. If an NEO other than Mr. Boyce terminates employment without good reason, all performance units are forfeited.

TSR Component

Total Stockholder Return (“TSR”) measures cumulative stock price appreciation plus dividends. We measure TSR relative to the coal comparator group because that group is subject to similar market conditions and investor reactions. For purposes of the 2014 performance unit award, the coal comparator group consisted of the following five companies and one exchange-traded fund (“ETF”):

Alpha Natural Resources, Inc.	Consol Energy Inc.
Arch Coal, Inc.	Walter Energy, Inc.
Cloud Peak Energy, Inc.	Market Vectors Coal Index ETF(1)
(1)	Excluding Peabody and other companies in the coal comparator group.

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Compensation Discussion and Analysis (continued)

Performance unit payout formulas for the 2014 award (assuming a positive TSR at the end of the performance period) are as follows:

Three-Year Cumulative TSR (Positive Return) – Coal Comparator Group & S&P 500 Index Group

TSR Percentile Ranking	< 35th	35th	42.5th	50th	62.5th	≥ 75th
Payout Percentage	0%	40%	70%	100%	150%	200%

Performance unit payout formulas for the 2014 award (assuming a negative TSR at the end of the performance period) are as follows:

Three-Year Cumulative TSR (Negative Return) – Coal Comparator Group & S&P 500 Index Group

TSR Percentile Ranking	< 50th	≥ 50th
Payout Percentage	0%	100%

The maximum payout under the TSR component of the performance unit awards cannot exceed 100% if TSR performance is at or above the 50th percentile, but is negative.

Payouts are ratably adjusted for performance between threshold and maximum levels using straight-line interpolation.

Our TSR over the three-year performance period is based on the average closing market price per share of our Common Stock during the first four weeks of trading in the performance period compared to the average closing market price per share of our Common Stock during the last four weeks of trading in the performance period.

ROMA Component

Return on Mining Assets (ROMA) is calculated as the average annual operating profit on our assets related to our worldwide mining operations, expressed as a percentage of such assets employed (calculated as the average of the assets employed at the beginning and end of each year). In the calculation of ROMA, annual operating profit is defined as operating profit before deducting (a) selling and administrative expenses; (b) operating losses (or profits) associated with the results from our 50% equity interest in the Middlemount Mine; and (c) asset impairment and mine closure costs.

The Compensation Committee, in consultation with F.W. Cook, selected ROMA over other performance measures as it is the best reflection of the return capabilities of “active” assets in the portfolio. As such, ROMA measures the efficiency of employed capital in our operational structures and guides management as to which assets are best deployed in different pricing environments. The Compensation Committee believes that ROMA is the most appropriate metric to use for a single commodity, global mining company subject to significant price volatility. ROMA targets are set using the three-year forward budget forecast and then establishing thresholds and maximums based on spreads of +/- 25%.

Performance unit payout formulas for the 2014 award with respect to the ROMA component are as follows:

Three-Year Cumulative ROMA (Positive Return)

ROMA	< 5.6%	5.6%	7.5%	≥ 9.4%
Payout Percentage	0%	50%	100%	200%

To the extent ROMA is between the listed percentages, the payout percentage is interpolated on a straight-line basis. For example, if ROMA is 6.55%, the payout percentage would be 75%.

Earned Performance Unit Awards for 2012 Grant

With respect to our performance unit program’s results, our NEOs achieved performance of only 18.75%, which was 81.25% below target, consistent with our three-year TSR performance relative to our coal comparator group and the S&P 500 Index (excluding financial services companies) during the 2012-2014 performance period, and our performance relative

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Compensation Discussion and Analysis (continued)

to our Return on Capital targets over the same period, all as described on pages 59-60. However, due to the decline in our share price during the same performance period, the value of the shares awarded was only 4%, or 96% below grant-date target value.

Restricted Stock

In 2014, we granted time-based, non-performance driven restricted stock in lieu of stock options as part of our long-term equity incentive program to Mr. Meintjes, who has residency status in Australia. This approach is more tax-efficient under Australian tax laws. Generally, restricted stock vests at the end of a three-year period.

When appropriate, we may also grant time-based and/or performance-based restricted stock awards for various retention or special recognition purposes at the NEO level. In addition, based on tax requirements in the geographies in which we operate, we may grant restricted stock awards in lieu of stock option awards.

Restricted Stock Units

To date, we have granted restricted stock unit (“RSU”) awards to NEOs only in special situations, such as a new hire. Restricted stock units may be performance-based or time-based, depending upon the circumstances.

Mr. Boyce received a grant of time-based RSUs in April 2013, January 2014 and January 2015, under his April 2013 Transition Agreement with us. These awards are intended to facilitate an effective leadership succession and are not part of our regular executive compensation program, and are described on page 47.

Mr. Kellow received an award of 110,803 performance-based RSUs (the “Inducement Equity Award”) when he joined us as President and Chief Operating Officer on September 16, 2013 (the “Commencement Date”). These RSUs will vest, if at all, on the fifth anniversary of the Commencement Date as follows:

➢	50% of the RSUs will vest only if our TSR equals or exceeds 20% for any 20 consecutive trading days between the Commencement Date and September 16, 2017; and

➢	The remaining 50% of the RSUs will vest only if our TSR equals or exceeds 40% for any 20 consecutive trading days between the Commencement Date and September 16, 2018.

Vesting of these RSUs is also conditioned on Mr. Kellow’s continued employment with us through September 16, 2018. If, however, his employment is terminated by us without cause or by him for good reason, or by reason of death or disability, the RSUs (or a prorated portion of the RSUs, if Mr. Kellow resigns pursuant to a specified clause of the good reason definition in his employment agreement) will continue to vest in accordance with their terms, subject to his compliance with his restrictive covenant agreement, as though he remained employed with us at that date.

Additional Compensation Elements

Benefits

NEOs are eligible to participate in benefit plans generally available to the broader employee group.

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Compensation Discussion and Analysis (continued)

Perquisites

We provide perquisites that we feel are necessary to enable the NEOs to perform their responsibilities safely and efficiently. We believe the benefit we receive from providing these perquisites significantly outweighs the cost of providing them. The table below summarizes and provides the business rationale for each of the perquisites provided to the NEOs.

Perquisite	Description and Business Rationale
Aircraft Usage

The Board requires Mr. Boyce, but not the other NEOs, to travel on our corporate or chartered private aircraft for business and personal travel. This is required for security purposes based on an analysis conducted by the Board’s independent advisor on corporate security.

We do not provide tax gross-ups for imputed income due to personal aircraft use. Reimbursement is provided for taxes incurred only when a spouse travels for business purposes. Employees do not pay for business travel.

Security	We provide personal security to NEOs when circumstances warrant. A car and driver are also provided only when necessary for security reasons.
Other	We may provide tax equalization to NEOs on expatriate assignments to keep them tax neutral. We also provide relocation, temporary housing and tax return preparation costs as discussed in the All Other Compensation table.

Executive Compensation Program Changes for 2015

The Compensation Committee seeks to continually improve our executive compensation program and further adopt programs and practices that foster shareholder alignment, and has made the following program changes which took effect in 2015:

✓

For our long-term equity incentive plan, we changed the mix of long-term equity incentive awards from 50% stock options and 50% performance units to a mix of 25% stock options, 25% time-based restricted stock (or, for retirement eligible recipients, RSUs) and 50% performance units, to better align with competitive market practices, optimize share usage and balance the equity vehicles;

✓

We updated the compensation comparator group to validate the integrity of its composition and appropriateness of use for compensation comparisons, as discussed on page 45, resulting in the elimination of four companies of a larger size and the addition of five companies more appropriate to our screening criteria; and

✓

For our annual cash incentive plan, we updated our safety metric to include equal weighting between a Global Safety Incidence Rate metric (inclusive of contractor rates), and the implementation of Safety A Way of Life (SAWOL), our management system to continue integration with CORESafety® and fatality prevention.

How We Make Compensation Decisions

Risk Considerations

The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.

In 2014, we conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors.

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Compensation Discussion and Analysis (continued)

Responsibilities for Executive Compensation

Compensation decisions for our Chairman and CEO are determined by the Special Committee and for the other NEOs by the Compensation Committee and the Chairman and CEO, as outlined below. F.W. Cook and the Compensation group in our Human Resources Department support the Committees’ efforts.

Special Committee (Comprises all independent Board members)

▪    Assesses our Chairman and CEO’s performance

▪    Determines our Chairman and CEO’s compensation

▪    Helps ensure the compensation program for our Chairman and CEO is consistent with our compensation philosophy and is market competitive

Compensation Committee

▪    Has overall responsibility for evaluating and approving our executive compensation plans, policies and programs, and for monitoring performance and compensation levels

▪    Oversees our annual and long-term incentive plans and programs and periodically assesses our non-employee director compensation program

▪    Reviews, discusses, modifies and approves, as appropriate, our Chairman and CEO’s compensation recommendations for the other NEOs.

Independent Compensation Committee Consultant— F.W. Cook & Co., Inc.

▪    Provides the Committees with independent advice concerning the types and levels of compensation to be paid to our Chairman and CEO and the other NEOs.

▪    Provides market compensation data (e.g., industry compensation surveys and benchmarking data) on base salary, annual incentives and long-term incentives and industry trends.

▪    Facilitates the independent review of our Chairman and CEO’s performance.

Chairman and CEO	▪ Reviews performance of other NEOs with the Compensation Committee. ▪ Makes recommendations on base salary, annual incentive and long-term incentives for the other NEOs.

Assessment of Individual Performance

Individual performance has a significant impact on the annual cash incentive award and is weighted at 25% of the award. The remaining 75% of the award is driven by our performance relative to our performance measures as described on page 36. The Special Committee meets with our Chairman and CEO in private sessions at the beginning of the year to agree upon his performance objectives for the year. At the end of the year, each independent director provides feedback on the Chairman and CEO against the performance objectives through a robust process led by the Lead Independent Director and facilitated by F.W. Cook. A summary of collective feedback is developed and the Special Committee meets in executive session led by the Lead Independent Director to review the feedback and arrive at a consensus evaluation. This evaluation is reviewed with our Chairman and CEO, and the Special Committee uses it in determining the Chairman and CEO’s annual cash incentive award.

For other NEOs, the Compensation Committee receives a performance assessment and compensation recommendation from our Chairman and CEO and applies its judgment based on the Board’s interactions with each NEO and their knowledge of his contributions to our success. As with our Chairman and CEO, each NEO’s performance is based on his achievement of performance objectives, contributions to our performance and other leadership qualities.

In making these compensation decisions, the Committees use several resources and tools, including competitive market information. One such tool is a “tally sheet,” which assigns a dollar amount to each of the compensation elements discussed above as well as accumulated outstanding long-term equity awards and deferred compensation. The Committees believe a tally sheet is useful in evaluating each NEO’s total compensation opportunity.

Assessment of Company Performance

The Committees use Company performance measures to establish total compensation ranges relative to our performance and the performance of our comparator groups as outlined on the following page. In addition, the Committees establish specific performance measures that determine payouts under cash and equity-based incentive programs.

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Compensation Discussion and Analysis (continued)

Role of the Compensation Consultant and Legal Consultant

The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. In making any such decisions, the Compensation Committee is required to consult with the Lead Independent Director. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant, legal counsel or other adviser retained by the Compensation Committee.

The Compensation Committee may select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management.

Under this authority, the Committee has engaged an independent compensation consultant, F.W. Cook, and an independent law firm for guidance on executive compensation issues. Neither of these advisors provides any other services to us and their work in support of the Committees did not raise any conflicts of interest or independence concerns.

Compensation Comparator Group

Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we rely on compensation data for a group of publicly-held companies of similar size and/or complexity as us based on revenue, market capitalization and assets (the “Industrial comparator group”):

▪	As an input in developing base salary ranges, annual incentive targets and long-term equity award ranges;

▪	To evaluate share utilization by reviewing overhang levels and annual run rate;

▪	To benchmark the form and mix of equity awarded to NEOs;

▪	To benchmark share ownership guidelines;

▪	To assess the competitiveness of total direct compensation awarded to NEOs;

▪	To validate whether our executive compensation program is aligned with our performance; and

▪	As an input in designing compensation plans, benefits and perquisite programs.

While the Compensation Committee examines executive compensation data for the Industrial comparator group companies, compensation paid at those companies is not the sole factor in their decision-making process.

Each year, the Compensation Committee commissions a compensation analysis conducted by its independent compensation consultant to determine whether our executive compensation program is appropriate compared to the Industrial comparator group.

The Industrial comparator group for 2014 comprised the following companies:

Air Products & Chemicals, Inc.	Freeport-McMoRan Copper & Gold, Inc.
Alpha Natural Resources, Inc.	Monsanto Company
Arch Coal, Inc.	National Oilwell Varco, Inc.
Barrick Gold Corporation	Newmont Mining Corporation
Cliffs Natural Resources Inc.	Praxair, Inc.
CONSOL Energy Inc.	Rockwell Automation, Inc.
Eastman Chemical Company	Southern Copper Corporation
Ecolab, Inc.	SPX Corporation
EOG Resources, Inc.	Teck Resources, Inc.

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Compensation Discussion and Analysis (continued)

Based on the advice of its independent compensation consultant, the Compensation Committee approved the following changes to the industrial comparator group for 2015:

▪

Remove EOG Resources, Inc., Monsanto Company, National Oilwell Varco, Inc. and Southern Copper Corporation, as they are significantly larger than us based on revenues, market capitalization and other measures; and

▪

Add AK Steel Corporation, Allegheny Technologies Inc., Domtar Corporation, Joy Global Inc. and Kinross Gold Corporation, as they meet our size screening criteria and exhibit strong business and operational similarities to us.

Share Ownership Requirements

We have share ownership requirements for our executives, including the NEOs, which are designed to align their long-term financial interests with those of our shareholders.

The NEO share ownership requirements are as follows:

Role	Value of Common Stock to be Owned
CEO	5 times base salary
Other NEOs	3 times base salary

If at any time an NEO does not meet his ownership requirement, he must retain (a) any of our Common Stock owned by him (whether owned directly or indirectly) and (b) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved by the Compensation Committee. For this purpose, “net shares” means the shares of stock that remain after shares are sold or withheld to (i) pay the exercise price for a stock option award or (ii) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.

Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our stock or other eligible equity interests held by the individual by the average of the closing prices of our stock on each trading day during such year.

For purposes of determining executive stock ownership levels, only the following forms of our equity interests are included:

▪	Stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan;

▪	Stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;

▪	Unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with the Company); and

▪	Phantom shares issued to Mr. Boyce under his employment agreement.

The following table summarizes NEO ownership of our Common Stock as of December 31, 2014.

Name	Ownership Requirement Relative to Base Salary	Ownership Relative to Base Salary as of December 31, 2014(1)
Gregory H. Boyce	5.0x	2.7x
Glenn L. Kellow	3.0x	1.1x
Michael C. Crews	3.0x	1.4x
Charles F. Meintjes	3.0x	1.3x
Kemal Williamson	3.0x	0.7x
(1)	Value is calculated based on the closing market price per share of our stock on December 31, 2014, which was $7.74.

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Compensation Discussion and Analysis (continued)

During 2014, several NEOs made open market purchases of our stock to increase their share ownership and to express their confidence in our long-term value. In November and December 2014, Mr. Boyce purchased a total of 10,000 shares; and in November 2014, Mr. Crews purchased 3,000 shares. In December 2014, Mr. Kellow purchased 5,374 shares through our 401(k) plan.

Prohibition on Hedging or Pledging Company Stock

Our Insider Trading Policy prohibits our directors and all of our employees, including our officers, from entering into hedging transactions involving our stock, and from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Clawback Provisions

If we are required to prepare an accounting restatement due to fraudulent and/or intentional material misrepresentation, the Board may take action to recoup incentive awards and equity gains on awards granted to NEOs to the extent such awards exceeded the payment that would have been made based on the restated financial results. This right to recoup expires unless such determination is made by the Board within three years following the payment of the award.

Transition Agreement with Mr. Boyce

We believe succession planning that results in an orderly transition in key executive positions is a cornerstone of good corporate governance. In April 2013, as part of our succession plan for the CEO position, we entered into a Transition Agreement with Mr. Boyce that amended his existing employment agreement with us. The Transition Agreement provided that Mr. Boyce will continue his term as Chairman and CEO through December 31, 2014, and as Executive Chairman through December 31, 2015, subject to the terms of the Transition Agreement. On May 8, 2014, we entered into a Restated Transition Agreement with Mr. Boyce, which extended Mr. Boyce’s term as Chairman and CEO by six months.

As announced in January 2015, Mr. Boyce will continue as our Chairman and CEO through May 4, 2015, at which date Mr. Kellow will assume the role of CEO and Mr. Boyce will assume the role of Executive Chairman of the Board. On June 30, 2016, Mr. Boyce’s employment with us will cease, and his employment term will end, upon the appointment of his successor as Chairman (the “Separation Date”).

The Restated Transition Agreement provides that termination of Mr. Boyce’s service as a result of the appointment of his successor(s) as Chairman and CEO will be considered a termination of his employment without cause for purposes of his employment agreement.

Mr. Boyce received three grants of restricted stock units, each valued at $1,000,000 as of the close of business on the applicable grant date, as follows: (i) the first grant was made on April 30, 2013 (the “2013 Transition Award”); (ii) the second grant was made on January 2, 2014 (the “2014 Transition Award”); and (iii) the third grant was made on January 2, 2015 (the “2015 Transition Award” and, together with the 2013 Transition Award and the 2014 Transition Award, the “Special Transition Awards”).

The 2013 Transition Award and 2014 Transition Award vested as to 50% of the RSUs included in each Special Transition Award on the appointment of Mr. Kellow as CEO-elect, and the remaining 50% of the RSUs included in each Special Transition Award will vest on the date of the appointment of Mr. Boyce’s successor as Chairman. Mr. Boyce’s 2015 Transition Award will vest as to 100% of the RSUs included in such Special Transition Award on the date that his successor as Chairman is appointed. Special Transition Awards will vest immediately if Mr. Boyce’s employment with us is terminated by us without cause (including as described above), if his employment with us terminates by reason of death or disability, or if he continues employment with us until December 31, 2015. The 2013 and 2014 Transition Awards will be settled in our Common Stock. The 2015 Transition Award was made outside our 2011 Long-Term Equity Incentive Plan and will be settled in cash.

The Restated Transition Agreement provides that, beginning January 1, 2015, Mr. Boyce no longer has a right to resign for good reason and receive severance.

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Compensation Discussion and Analysis (continued)

Employment Agreements

The Compensation Committee approves the terms of all NEO employment agreements other than Mr. Boyce’s. The Special Committee approves Mr. Boyce’s employment agreement. The terms of those agreements, including the provision of post-termination benefits, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Committees received advice from F.W. Cook and reviewed appropriate surveys and industry benchmarking data.

The Compensation Committee has approved a form of employment agreement which provides for a three-year term. We intend for this new form of agreement to be used for newly-hired executives. Following the initial three-year term, the executive would be an “at-will” employee without an employment agreement and would participate in our Executive Severance Plan. The Compensation Committee expects that legacy employment agreements with different terms will be phased out over time in accordance with a transition approach approved by the Compensation Committee.

We are following this new approach with our recently announced President and CEO-elect, Mr. Kellow. In connection with his promotion, the Compensation Committee and the Special Committee amended Mr. Kellow’s employment agreement to provide for his appointment and transition to the role of CEO, but did not enter into a new employment agreement with him. Mr. Kellow’s current three-year agreement, as amended, will expire August 21, 2016, after which he will become an employee at will, and a participant in our Executive Severance Plan.

The following table highlights employment agreement provisions for our Chairman and CEO and other NEOs:

Employment Agreement Provisions
Position	▪ Chairman and CEO	▪ Other NEOs
Most recent employment agreement date	▪ 12/31/09 (as amended by the Restated Transition Agreement dated 5/8/14)	▪ 8/21/13 (Mr. Kellow) ▪ 12/31/08 (Mr. Crews) ▪ 12/12/12 (Mr. Meintjes) ▪ 12/20/12 (Mr. Williamson)
Term of contract	▪ 12/31/09 – 06/30/16, subject to earlier termination as described in the Transition Agreement

▪    Three-year employment agreement (Mr. Kellow)

▪    Three-year initial contract, automatic renewal for one-year at the end of initial term, unless either party provides notice 90 days before the end of the applicable period (Messrs. Crews, Meintjes and Williamson).

Mr. Crews’ employment agreement was not renewed and therefore expired on December 31, 2014. Messrs. Meintjes and Williamson have been notified that their employment agreements will not be renewed at the end of their initial terms.

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Compensation Discussion and Analysis (continued)

Severance Benefits	▪ No severance for a termination of employment occurring after December 31, 2014

▪    Upon termination other than for cause or upon resignation for good reason, severance is equal to a 2X multiple (1X for Messrs. Meintjes and Williamson) times:

▪    Annual base salary

▪    Average annual cash incentive award paid for the three years preceding the year of termination

▪    6% of annual base salary (to compensate for Company contributions he otherwise would have earned under our 401(k) plan)

▪    Upon termination other than for cause or resignation for good reason, executive is also entitled to:

▪    One-time prorated annual cash incentive award for the year of termination

▪    Medical and other benefits for 18 months

▪ 1/2 (1/4 for Mr. Kellow) of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six-month anniversary of termination

▪    Remaining 1/2 (3/4 for Mr. Kellow) of severance benefits total paid in six (18 for Mr. Kellow) equal monthly payments beginning on the first day of the month next following the initial lump sum payment

	▪ We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws	▪ We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws
Restrictive Covenants (post-termination)	▪ Confidentiality (perpetual)	▪ Confidentiality (perpetual)

▪    Non-compete (1 year) — (For Messrs. Crews, Meintjes and Williamson, the non-compete does not apply if the employment agreement is not renewed and no severance benefits are paid following termination)

▪    Non-solicitation (2 years)

▪    Breach will result in forfeiture of any unpaid amounts or benefits

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Compensation Discussion and Analysis (continued)

Make-Whole Payments

▪    Upon termination of employment, Mr. Boyce is entitled to an $800,000 payment to compensate him for amounts he forfeited upon leaving a former employer

▪    Upon termination for any reason, deferred compensation payable in cash in one of the following amounts:

▪    If termination occurred (a) prior to age 62, the greatest of (1) $622,500 plus interest through the date of termination, or (2) an amount equal to the fair market value of 86,602 shares of Common Stock on the date of termination; or (3) $1.6 million, reduced by 0.333% for each month that termination occurs before he reaches age 62; or (b) on or after age 62, the greater of the amount referenced in (a) on the date of termination or $1.6 million

▪ None
Tax Gross-Ups

▪    No tax gross-up payments for any excise taxes or related interest or penalties imposed by Internal Revenue Code Section 4999 (collectively, “Excise Tax”). If Mr. Boyce becomes entitled to any payment, benefit or distribution which is subject to Excise Tax, the aggregate payments will be reduced (using a method that complies with Internal Revenue Code Section 409A) to the safe harbor amount under Internal Revenue Code Section 280G if the value of Mr. Boyce’s net after-tax benefit as a result of the reduction would exceed the value of the net after-tax benefit if such reduction were not made and Mr. Boyce paid the Excise Tax

▪    For Mr. Crews, if Excise Tax is incurred, we will make the tax gross-up payments to put him in the same financial position as if the Excise Tax was not incurred. Mr. Crews’ employment agreement expired 12/31/2014 and the tax gross-up is no longer applicable. Messrs. Kellow, Meintjes and Williamson are not entitled to any tax gross-up payments if Excise Tax is incurred. If Mr. Kellow becomes entitled to any payment, benefit or distribution which is subject to Excise Tax, his aggregate payments are subject to reduction on the same terms as described for Mr. Boyce

Executive Severance Plan

As part of a transition process which will result in all officers being employed on an “at-will” basis rather than under individual employment agreements, in 2013 we adopted an Executive Severance Plan to provide transitional assistance to certain senior executives whose employment is terminated by us (for reasons other than cause, death or disability). The plan provides cash severance based upon a tiered severance multiple of annual base salary and average annual cash incentive paid over the preceding three years ranging from 1X for certain executives to 2X for NEOs (2.5X for the CEO if termination occurs within two years of a change in control), as well as continuing healthcare benefits. NEOs will be eligible to participate in the plan as executive employment agreements expire and are not renewed.

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Compensation Discussion and Analysis (continued)

Deductibility of Compensation Expenses

Under Section 162(m) of the Internal Revenue Code, some compensation paid to NEOs in excess of $1 million is not tax deductible, except to the extent it constitutes “performance-based compensation.” The Committees will consider the impact of Section 162(m) of the Internal Revenue Code when establishing incentive compensation plans. As a result, a significant portion of our executive compensation is designed so that it may be able to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code depending upon facts and circumstances. At the same time, the Committees consider as their primary goal the design of compensation strategies that further our best interests and the best interests of our shareholders. In certain cases, for example, the Committees may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity an executive compensation program provides for creating shareholder value. The Committees therefore retain the ability to evaluate our NEOs’ performance and to pay appropriate compensation, even if some of it may be non-deductible. Moreover, even if the Committees intend to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the Committees cannot guarantee that such compensation will so qualify or ultimately will be deductible.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosure under “Compensation Discussion and Analysis” beginning on page 33.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

WILLIAM A. COLEY, CHAIR

WILLIAM E. JAMES

ROBERT A. MALONE

WILLIAM C. RUSNACK

MICHAEL W. SUTHERLIN

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EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table summarizes the compensation of our named executive officers for their performance during the years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory H. Boyce	2014	1,225,660	—	4,619,615	3,064,014	1,682,889	—	401,905	10,994,083
Chairman and	2013	1,225,660	—	4,795,733	3,064,914	1,325,104	—	377,978	10,789,389
Chief Executive	2012	1,208,160	—	3,222,463	2,903,452	1,712,689	—	444,641	9,491,405
Officer
Glenn L. Kellow	2014	800,000	—	1,771,919	1,499,933	955,365	—	552,299	5,579,516
President and	2013	233,333	500,000	2,240,153	499,985	246,157	—	259,236	3,978,864
Chief Operating
Officer
Michael C. Crews	2014	600,000	—	885,969	749,967	586,219	5,192	71,730	2,899,077
Executive Vice President	2013	595,833	—	1,021,959	825,209	503,731	—	71,501	3,018,233
and Chief	2012	537,500	—	2,127,373	565,280	542,067	5,661	62,188	3,840,069
Financial Officer
Charles F. Meintjes	2014	550,000	—	1,497,585	—	537,368	—	352,644	2,937,597
President - Australia	2013	550,000	—	1,907,718	—	441,954	—	386,338	3,286,010
	2012	406,386	125,000	710,645	189,815	612,489	—	254,707	2,299,042
Kemal Williamson	2014	500,000	—	738,299	624,970	462,683	1,434	76,438	2,403,824
President - Americas
(1)

Amounts in the Stock Awards and Option Awards columns reported for 2014 represent the aggregate grant-date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. For 2014 performance unit awards included in the Stock Awards column, the maximum potential payout is estimated as follows: Mr. Boyce, $7,239,247; Mr. Kellow, $3,543,839; Mr. Crews $1,771,938; Mr. Meintjes, $1,624,244; and Mr. Williamson, $1,476,598. The amounts actually realized from the stock and option awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (for options only) and stock sales.

(2)

Amounts in this column reported for 2014 represent awards under our annual incentive plan. The material terms of the 2014 awards are described under the heading “Annual Cash Incentive” in the CD&A section above.

(3)

Amounts in this column reported for 2014 reflect only changes in the actuarial present value of Messrs. Crews’ and Williamson’s accumulated benefit under the Peabody Investments Corp. (PIC) Retirement Plan, which for 2014 were increases in value of $5,192 and $1,434, respectively. See pages 60-61 for further discussion about the PIC Retirement Plan.

(4)	Amounts included in this column are described in the All Other Compensation table below.

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EXECUTIVE COMPENSATION (continued)

All Other Compensation

The following table sets forth detailed information regarding the 2014 amounts reported in the All Other Compensation column of the Summary Compensation Table above.

Name	Group Term Life Insurance ($)	Annual 401(k) Matching and Performance Contributions ($)	Tax Gross- Ups ($)		Perquisites ($)(1)(2)	Total ($)
Gregory H. Boyce	7,524	143,402	17,625	(3)	233,354	401,905
Glenn L. Kellow	1,710	93,600	162,421	(4)	294,568	552,299
Michael C. Crews	1,530	70,200	—		—	71,730
Charles F. Meintjes	2,139	64,350	98,313	(5)	187,842	352,644
Kemal Williamson	3,612	58,500	—		14,326	76,438
(1)

Amounts include the aggregate incremental cost to us of trips where a spouse/guest accompanied the executive on our corporate aircraft for company business purposes, and for Mr. Boyce, the aggregate incremental cost of his personal use of corporate aircraft. Aggregate incremental cost to us of use of our corporate aircraft was determined on a per flight basis and includes the following: cost of fuel; landing fees; in-flight meals; sales tax; crew expenses; the hourly cost of aircraft maintenance for the applicable number of flight hours; and other variable costs specifically incurred. Aggregate incremental cost to us of a company-provided car and driver is determined as the sum of an allocable portion of vehicle operating expenses and an allocable portion of the driver’s salary and benefits.

(2)

For Mr. Boyce, includes $216,367 for corporate aircraft usage and $16,987 for use of a company-provided car and driver. For Mr. Kellow, includes $271,454 for relocation expenses, $19,391 for tax return preparation costs, and $3,723 for corporate aircraft usage. For Mr. Meintjes, includes relocation expenses of $144,383 and tax return preparation costs of $43,459. For Mr. Williamson, includes tax return preparation costs of $14,326.

(3)	Represents tax gross-ups relating to taxes due for use of our corporate aircraft when his spouse accompanied him on business travel ($13,377) and for use of a company-provided car and driver ($4,248).

(4)	Represents tax gross-ups relating to taxes due for relocation ($159,438) and use of our corporate aircraft when his spouse accompanied him on business travel ($2,983).

(5)	Represents tax gross-ups relating to taxes due for relocation ($98,313).

54    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

2014 Grants of Plan-Based Awards

The following table sets forth information concerning grants to the NEOs of plan-based awards during the year ended December 31, 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory H. Boyce		735,396	1,470,792	2,941,584
1/2/2014	12/10/2013				68,896	172,240	344,480				3,619,624
1/2/2014	12/10/2013								412,402	19.54	3,064,014
1/2/2014	12/10/2013							51,177			999,991
Glenn L. Kellow		400,000	800,000	1,600,000
1/2/2014	12/10/2013				33,727	84,317	168,634				1,771,919
1/2/2014	12/10/2013								201,884	19.54	1,499,933
Michael C. Crews		240,000	480,000	960,000
1/2/2014	12/10/2013				16,864	42,159	84,318				885,969
1/2/2014	12/10/2013								100,942	19.54	749,967
Charles F. Meintjes		220,000	440,000	880,000
1/2/2014	12/10/2013				15,458	38,645	77,290				812,122
1/2/2014	12/10/2013							35,080			685,463
Kemal Williamson		200,000	400,000	800,000
1/2/2014	12/10/2013				14,053	35,132	70,264				738,299
1/2/2014	12/10/2013								84,118	19.54	624,970
(1)

Represents the estimated payouts under the annual cash incentive plan. The target award represents 100% of the maximum award value payable upon the achievement of the performance measures (Price-collar Adjusted EBITDA, Adjusted Total Costs, Total Sales Volumes, Global Safety Incidence Rate and Individual Goals) described in the CD&A under the heading “2014 Annual Cash Incentive Performance Measures” at 100% of the specified performance measures. The maximum award represents 200% of the target award value and the threshold award represents 50% of the target award value. The actual amounts earned by the NEOs for 2014 are set forth in the “Non-Equity Incentive Plan Compensation” column of the SCT.

(2)

Represents the number of shares of our Common Stock underlying performance unit awards granted in 2014. The performance units were granted on January 2, 2014, and vest over a three-year performance period ending on December 31, 2016. Payout is subject to the achievement of the following goals: (i) our three-year TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies) and (ii) a three-year return on mining asset target. The material terms of these awards, including payout formulas, are described under the heading “Performance Units” in the CD&A.

(3)

Represents the number of restricted stock units that were granted on January 2, 2014 to Mr. Boyce, which will vest on the date that his successor as Chairman is appointed, as described under the heading “Transition Agreement with Mr. Boyce” in the CD&A. Represents the number of restricted shares that were granted to Mr. Meintjes on January 2, 2014, which will vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)

Represents the number of shares of our Common Stock underlying stock option awards granted in 2014. All options vest in three equal annual installments beginning on the first anniversary of the grant date. The material terms of these awards are described under the heading “Stock Options” in the CD&A.

(5)

Represents the grant date fair value of awards determined under FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We caution that the amount ultimately realized from the stock and option awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (for options only) and stock sales.

PEABODY ENERGY CORPORATION    55

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth details about the outstanding equity awards for each of the NEOs as of December 31, 2014. We note that the amount actually realized from the outstanding equity awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (for options only) and stock sales. For certain equity incentive awards, the amount ultimately realized will also vary with our TSR relative to the Coal comparator group and the S&P 500 Index (excluding financial services companies).

All unexercisable options and unvested shares or stock units reflected in the table held by an NEO other than Mr. Boyce are subject to forfeiture if he terminates employment without good reason (as defined in his employment agreement). In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards if his employment terminates (1) on or before December 31, 2014 for any reason other than cause or retirement without his giving us six months’ written notice or (2) during calendar year 2015 for any reason other than cause. Stock options expire, at the latest, ten years from the grant date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)		Equity Incentive Plan Awards: Market / Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Gregory H. Boyce										47,255	(4)	365,754
										68,896	(5)	533,255
							86,602	(6)	1,488,112
							101,027	(7)	781,949
	27,501	(8)			21.6646	3/1/2015
	91,734	(9)			39.8143	1/3/2016
	120,314	(10)			34.9553	1/3/2017
	77,761	(11)			62.7200	1/2/2018
	186,154	(12)			26.8400	1/5/2019
	99,412	(13)			47.8700	1/4/2020
	82,731	(14)			64.5200	1/3/2021
	104,127	(15)	52,063	(15)	36.2700	1/3/2022
	81,320	(16)	162,641	(16)	25.8400	1/2/2023
			412,402	(17)	19.5400	1/2/2024
Total	871,054		627,106				187,629		2,270,061	116,151		899,009
Glenn Kellow										11,306	(18)	87,508
										33,727	(5)	261,045
							110,803	(19)	857,615
	19,771	(20)	39,541	(20)	18.0500	9/16/2023
			201,884	(17)	19.5400	1/2/2024
Total	19,771		241,425				110,803		857,615	45,033		348,553

56    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)		Equity Incentive Plan Awards: Market / Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Michael C. Crews										12,723	(4)	98,476
										16,864	(5)	130,527
							41,356	(21)	320,095
	12,579	(22)			79.2800	7/14/2018
	8,979	(12)			26.8400	1/5/2019
	11,681	(13)			47.8700	1/4/2020
	15,429	(14)			64.5200	1/3/2021
	20,273	(15)	10,136	(15)	36.2700	1/3/2022
	21,895	(16)	43,790	(16)	25.8400	1/2/2023
			100,942	(17)	19.5400	1/2/2024
Total	90,836		154,868				41,356		320,095	29,587		229,003
Charles F. Meintjes										14,844	(4)	114,893
										15,458	(5)	119,645
							13,785	(21)	106,696
							18,457	(23)	142,857
							35,080	(24)	271,519
	5,383	(18)			64.5200	1/3/2021
	6,807	(18)	3,404	(18)	36.2700	1/3/2022
Total	12,190		3,404				67,322		521,072	30,302		234,538
Kemal Williamson										13,494	(4)	104,444
										14,053	(5)	108,770
	24,572	(9)			39.8143	1/3/2016
	8,564	(10)			34.9553	1/3/2017
	15,751	(11)			62.7200	1/2/2018
	21,549	(12)			26.8400	1/5/2019
	16,354	(13)			47.8700	1/4/2020
	12,760	(14)			64.5200	1/3/2021
	7,991	(15)	3,995	(15)	36.2700	1/3/2022
	23,222	(16)	46,444	(16)	25.8400	1/2/2023
			84,118	(17)	19.5400	1/2/2024
Total	130,763		134,557				—		—	27,547		213,214
(1)

The numbers of options/shares/units and the exercise prices of options have been adjusted, where applicable, to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot Coal Corporation on October 31, 2007.

(2)	The market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2014 ($7.74 per share).

(3)	The number of performance units disclosed is based on the assumption that threshold performance goals will be achieved.

PEABODY ENERGY CORPORATION    57

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

(4)

The performance units were granted on January 2, 2013, and vest over a three-year performance period (December 31, 2015). Payout is subject to the achievement of our three-year TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies).

(5)

The performance units were granted on January 2, 2014, and vest over a three-year performance period (December 31, 2016). Payout is subject to the achievement of the following goals: (i) our three-year TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies) and (ii) a three-year ROMA target.

(6)

The phantom units granted under Mr. Boyce’s employment agreement vested on October 14, 2009, and will be paid out to Mr. Boyce upon termination of his employment with us. Market value of the phantom units is based on certain “make whole payments” that are payable upon his termination of employment, as discussed on page 48.

(7)

The restricted stock units vested as to 50% on January 22, 2015 (on the date that Mr. Kellow was appointed President and CEO-elect), and will vest as to the remaining 50% on the date of the appointment of Mr. Boyce’s successor as Chairman.

(8)	The options were granted on March 1, 2005 and vested in three equal annual installments beginning March 1, 2006.

(9)	The options were granted on January 3, 2006 and vested in three equal annual installments beginning January 3, 2007.

(10)	The options were granted on January 3, 2007 and vested in three equal annual installments beginning January 3, 2008.

(11)	The options were granted on January 2, 2008 and vested in three equal annual installments beginning January 2, 2009.

(12)	The options were granted on January 5, 2009 and vested in three equal annual installments beginning January 5, 2010.

(13)	The options were granted on January 4, 2010 and vested in three equal annual installments beginning January 4, 2011.

(14)	The options were granted on January 3, 2011 and vested in three equal annual installments beginning January 3, 2012.

(15)	The options were granted on January 3, 2012 and will vest in three equal annual installments beginning January 3, 2013.

(16)	The options were granted on January 2, 2013 and will vest in three equal annual installments beginning January 2, 2014.

(17)	The options were granted on January 2, 2014 and will vest in three equal annual installments beginning January 2, 2015.

(18)

The performance units were granted on September 16, 2013, and fully vest subject to the achievement of performance measures on December 31, 2015. Payout is subject to the achievement of our three-year TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies).

(19)

The performance-based restricted stock units were granted on September 16, 2013 under Mr. Kellow’s employment agreement. 50% of these units vest on September 16, 2018, contingent upon our TSR exceeding 20% for 20 consecutive trading days prior to September 16, 2017. The remaining 50% vest on September 16, 2018, contingent upon our TSR exceeding 40% for 20 consecutive trading days prior to September 16, 2018.

(20)	The options were granted on September 16, 2013 and will vest in three equal annual installments beginning September 16, 2014.

(21)	The restricted shares were granted on January 3, 2012 and will vest on the third anniversary of the grant date (January 3, 2015).

(22)	The options were granted on July 14, 2008 and vested on July 14, 2012.

(23)	The restricted shares were granted on January 2, 2013 and will vest in three equal annual installments beginning January 2, 2014.

(24)	The restricted shares were granted on January 2, 2014 and will vest in three equal annual installments beginning January 2, 2015.

58    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

2014 Option Exercises and Stock Vested

The following table sets forth detail about stock awards that vested during 2014 for each of the NEOs. The stock awards comprised performance unit awards granted in 2012 and restricted stock awards granted in 2013. There were no stock option exercises in 2014.

Name	Stock Awards(1)(2)
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)(4)
Gregory H. Boyce	19,357	118,467
Glenn L. Kellow	—	—
Michael C. Crews	3,769	23,065
Charles F. Meintjes	10,495	79,177
Kemal Williamson	1,485	9,091
(1)

Includes the following number of shares of Common Stock delivered in February 2015 in connection with the payout of the performance unit awards that were granted in 2012 and that vested on December 31, 2014 for Mr. Boyce, 19,357; Mr. Crews, 3,769; Mr. Meintjes, 1,266; and Mr. Williamson, 1,485.

(2)	Includes 9,229 shares of Common Stock delivered to Mr. Meintjes in connection with lapse of restrictions on restricted shares that vested during 2014.

(3)

Grant date fair value of the 2012 performance unit awards was $4.3 million, of which $0.2 million was realized upon vesting at 18.75% of target. If the 2012 performance unit awards had been paid out at target based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2014 ($7.98), $1.2 million of realized value would have been distributed to the NEOs listed above.

(4)

A detailed explanation of the value realized due to the payout of performance unit awards granted in 2012 is included in the Peabody Relative Performance for Performance Period Ended December 31, 2014 and Resulting Performance Unit Awards to NEOs table on page 60.

Performance Unit Program

In February 2015, the NEOs received payouts under the terms of performance unit awards granted in 2012 that vested on December 31, 2014. The value realized is shown in the “Stock Awards” column in the above table. These payouts were consistent with our stated executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on (a) our TSR over the three-year performance period beginning January 3, 2012 and ended December 31, 2014, relative to the TSR of the coal comparator group and the S&P 500 Index (excluding financial services companies), and (b) our Return on Capital over the same period. The relative TSR and Return on Capital (“ROC”) metrics each had a 50% weighting.

Over the three-year performance period, our TSR of negative 76.9% was at the 66th percentile of the coal comparator group and was at the 1st percentile of the S&P 500 Index (excluding financial services companies).

The payouts reflect our performance against the relative TSR and ROC metrics and our stock price decline during the three-year performance period.

PEABODY ENERGY CORPORATION    59

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Peabody Relative Performance for Performance Period Ended December 31, 2014 and

Resulting Performance Unit Award Payouts to NEOs

The following table compares our TSR for the three-year period ended December 31, 2014 to the performance of the coal comparator group and to the performance of the S&P 500 Index (excluding financial services companies), as well as our performance against the ROC metric. Based on our relative performance, the NEOs earned the following performance units under the program:

Name	Performance Period	Peabody Percentile Ranking Among Coal Comparator Group—TSR	Peabody Ranking Among Coal Comparator Group	Peabody Percentile Ranking Among Index Companies— TSR(1)	Peabody Ranking Among Index Companies(1)	Percent of Award Earned for TSR	Percent of Award Earned for ROC Targets	Total Payout as a % of Target	Target Award Units (#)	Actual Award Shares (#) (2)	Actual Award Value ($)(3)
Gregory H. Boyce(4)	2012—2014	65.6%	3 of 7	0.6%	392 of 395	150.00%	0.0%	18.75%	79,176	19,357	118,467
Glenn L. Kellow(5)	—	—	—	—	—	—	—	—	—	—	—
Michael C. Crews(6)	2012—2014	65.6%	3 of 7	0.6%	392 of 395	150.00%	0.0%	18.75%	15,415	3,769	23,065
Charles F. Meintjes(7)	2012—2014	65.6%	3 of 7	0.6%	392 of 395	150.00%	0.0%	18.75%	5,176	1,266	7,745
Kemal Williamson(8)	2012—2014	65.6%	3 of 7	0.6%	392 of 395	150.00%	0.0%	18.75%	6,076	1,485	9,091
(1)	The index is designed to track the performance of companies included in the S&P 500 (excluding financial services companies).

(2)

The actual number of shares delivered in respect of earned performance units was calculated by dividing the actual award value (per footnote 3) by the market closing price per share of our Common Stock on the settlement date, February 3, 2015 ($6.12).

(3)

The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2014 ($7.98), multiplied by the total payout as a percentage of target.

(4)	Grant date fair value at target was $3,222,067.

(5)	Based upon the date he was hired, Mr. Kellow was not eligible to participate in the performance unit program for the performance period ended December 31, 2014.

(6)	Grant date fair value at target was $627,391.

(7)	Grant date fair value at target was $210,663.

(8)	Grant date fair value at target was $247,263.

2014 Pension Benefits

Our Retirement Plan for Salaried Employees, or pension plan, is a qualified “defined benefit” pension plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in his or her benefit under the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62. All participants in the plan at December 31, 2000 were vested regardless of years of service.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of affected employees at December 31, 2000. Each of the participants in the pension plan has had his or her pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

A participant’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the pension plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

60    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Listed below is the actuarial present value of the current accumulated pension benefit under the pension plan as of December 31, 2014 for the NEOs. Due to the phase out of the pension plan in 2001, Mr. Crews and Mr. Williamson are the only NEOs who are eligible to receive a benefit under the pension plan. The estimated present value was determined assuming the NEO retires at age 62, the normal retirement age under the plan, using a discount rate of 4.15% and mortality assumptions in conjunction with the recently-issued mortality tables published by the Society of Actuaries. Other material assumptions used in making the calculations are discussed in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to an NEO. Such amounts will be known only at the time the NEO becomes eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Gregory H. Boyce(2)	Peabody Investments Corp. Retirement Plan	—	—	—
Glenn L. Kellow(2)	Peabody Investments Corp. Retirement Plan	—	—	—
Michael C. Crews(3)	Peabody Investments Corp. Retirement Plan	2.3	24,743	—
Charles F. Meintjes(2)	Peabody Investments Corp. Retirement Plan	—	—	—
Kemal Williamson(3)	Peabody Investments Corp. Retirement Plan	0.3	8,859	—
(1)

Due to the phase-out of our pension plan as described above, years of credited service are less than years of actual service. The actual years of service number for Messrs. Crews and Williamson are 16.3 and 14.3, respectively.

(2)	Messrs. Boyce, Kellow, and Meintjes are not eligible to receive benefits under our pension plan because their employment with us began after the pension plan phased out.

(3)

Under the terms of the phase-out, pension benefits for Messrs. Crews and Williamson were frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

PEABODY ENERGY CORPORATION    61

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

2014 Nonqualified Deferred Compensation

The following table sets forth detail about activity for the NEOs in our nonqualified excess defined contribution retirement plan and certain “make-whole payments” that are payable to Mr. Boyce under his employment agreement.

All of the NEOs participate in the excess plan, which is designed to allow highly compensated and management employees to make contributions in excess of certain limits imposed by the Internal Revenue Code that apply to our tax-qualified 401(k) plan. The excess plan is designed to restore the benefits, including matching contributions, not permitted due to certain limits imposed by the Internal Revenue Code on the 401(k) plan. Investment options under the excess plan are identical to those under the 401(k) plan, except the plan does not have the Peabody Energy Stock Fund as an investment option.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Gregory H. Boyce	Excess Defined Contribution Retirement Plan	67,596	107,443	209,802	—	2,691,909
	Employment Agreement (4)	—	—	—	—	800,000
	Deferred Compensation Account (4)	—	—	—	—	1,488,112
Glenn L. Kellow	Excess Defined Contribution Retirement Plan	32,400	32,400	1,181	—	65,981
Michael C. Crews	Excess Defined Contribution Retirement Plan	30,600	38,250	40,428	—	503,974
Charles F. Meintjes	Excess Defined Contribution Retirement Plan	17,400	32,445	16,516	—	278,366
Kemal Williamson	Excess Defined Contribution Retirement Plan	48,276	38,103	66,149	—	841,526
(1)	The amounts reported in this column are also included in the Summary Compensation Table, in the “Salary” column for 2014.

(2)

A portion of the amounts reported in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column for 2014 and in the “Annual 401(k) Matching and Performance Contributions” column of the “All Other Compensation” table.

(3)

Of the totals in this column, the following amounts represent Registrant Contributions to the Excess Defined Contribution Retirement Plan that are reported in the 2014 Summary Compensation Table and for the years 2007-2013:

Name	Excess Defined Contribution Retirement Plan Registrant Contributions Included in the 2014 Summary Compensation Table ($)	Excess Defined Contribution Retirement Plan Registrant Contributions Included in the 2007-2013 Summary Compensation Tables ($)	Total ($)
Gregory H. Boyce	112,983	687,496	800,479
Glenn L. Kellow	63,180	—	63,180
Michael C. Crews	41,600	166,951	208,551
Charles F. Meintjes	33,930	62,228	96,158
Kemal Williamson	46,603	—	46,603

(4)	The amounts reported for Mr. Boyce reflect certain “make-whole payments” that are payable upon his termination of employment, as discussed under the heading “Employment Agreements” in the CD&A.

62    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a change in control, under the terms of their employment agreements and long-term incentive award agreements. The amounts shown assume a termination effective as of December 31, 2014, including, for Mr. Crews only, a gross-up for certain taxes in the event that any payment made in connection with the change in control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The actual amounts that would be payable can be determined only at the time of the NEO’s termination. The amount of compensation payable to each NEO, except Mr. Boyce, upon retirement is not included in the table, as none of the NEOs were eligible for retirement (age 60, with 10 years of service) as of December 31, 2014.

	Cash Severance ($)	Continued Benefits and Perquisites ($)	Other Cash Payment ($)		Accelerated and/or Continued Vesting / Earnout of Unvested Equity Compensation ($)(1)	Exercise Tax Gross- up or Cut- back($)	Total ($)
Gregory H. Boyce
“For Cause” Termination or Voluntary Termination(2)	—	—	2,288,112	(3)	—	N/A	2,288,112
Retirement(4)	—	—	3,971,001		620,400	N/A	4,591,401
Death or Disability(5)	—	—	4,971,001		1,402,349	N/A	6,373,350
Involuntary Termination “Without Cause” or “For Good Reason”(6)	—	—	4,971,001		1,402,349	N/A	6,373,350
Involuntary Termination Related to a Change in Control(7)	—	—	4,971,001		1,402,349	N/A	6,373,350
Glenn L. Kellow
“For Cause” Termination or Voluntary Termination(2)	—	—	—		—	N/A	—
Death or Disability(5)	—	—	955,365		1,089,459	N/A	2,044,824
Involuntary Termination “Without Cause” or “For Good Reason”(6)	3,391,232	174,156	955,365		957,794	N/A	5,478,547
Involuntary Termination Related to a Change in Control(7)	3,391,232	174,156	955,365		957,794	N/A	5,478,547
Michael C. Crews
“For Cause” Termination or Voluntary Termination(2)	—	—	—		—	N/A	—
Death or Disability(5)	—	—	586,219		478,974	N/A	1,065,193
Involuntary Termination “Without Cause” or “For Good Reason”(6)	2,402,532	31,873	586,219		78,724	N/A	3,099,348
Involuntary Termination Related to a Change in Control(7)	2,402,532	31,873	586,219		398,819	N/A	3,419,443
Charles F. Meintjes
“For Cause” Termination or Voluntary Termination(2)	—	—	—		—	N/A	—
Death or Disability(5)	—	—	537,368		686,035	N/A	1,223,403
Involuntary Termination “Without Cause” or “For Good Reason”(6)	1,091,498	37,175	537,368		85,047	N/A	1,751,088
Involuntary Termination Related to a Change in Control(7)	1,091,498	37,175	537,368		606,119	N/A	2,272,160
Kemal Williamson
“For Cause” Termination or Voluntary Termination(2)	—	—	—		—	N/A	—
Death or Disability(5)	—	—	462,683		149,970	N/A	612,653
Involuntary Termination “Without Cause” or “For Good Reason”(6)	1,024,232	30,427	462,683		77,323	N/A	1,594,665
Involuntary Termination Related to a Change in Control(7)	1,024,232	30,427	462,683		77,323	N/A	1,594,665

PEABODY ENERGY CORPORATION    63

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

(1)

Reflects the value the NEO could realize as a result of the accelerated and/or continued vesting of any unvested performance units, restricted stock, restricted stock units and stock option awards. Performance units reflect earned amounts for the 2014 and 2013 awards based on actual performance as of December 31, 2014. Value attributed to restricted stock and restricted stock units is based on the December 31, 2014 closing stock price of $7.74 and, with respect to the restricted stock units held by Mr. Kellow, the value assumes that the relevant performance metrics will be achieved. There is no value assigned to outstanding stock options, as all outstanding stock options have exercise prices that are greater than the December 31, 2014 closing stock price of $7.74.

(2)

“For Cause,” as defined for all NEOs except Mr. Boyce includes: (1) any material and uncorrected breach by the NEO of the terms of his employment agreement, including but not limited to, engaging in disclosure of secret or confidential information; (2) any willful fraud or dishonesty of the NEO involving our property or business; (3) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing; or (4) the NEO’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment or if such conviction has a material detrimental effect on our reputation or business. Under Mr. Boyce’s employment agreement, “For Cause” means items (1) through (3) in the preceding sentence, or (4) his conviction of, or plea of no contest to, any felony if such conviction results in his imprisonment and the act(s) resulting in such conviction and imprisonment would be reasonably expected to result in conviction under U.S., U.K., or Australian law, and such conviction is not based solely or primarily on a finding of vicarious liability.

(3)

Mr. Boyce’s compensation payable includes the following through the date of termination: (a) accrued but unused vacation; (b) earned but unpaid salary; (c) deferred compensation under Sections 3.4 and 3.5 of his employment agreement.

(4)

Mr. Boyce’s compensation payable in the event of retirement would include: (a) accrued but unused vacation; (b) earned but unpaid annual incentive for the year of termination; (c) deferred compensation under Sections 3.4 and 3.5 of his employment agreement; (d) 100% payout of outstanding performance units based on actual performance through the end of the performance period; and (e) the value he could realize as the result of the accelerated vesting of stock option awards.

(5)

For all NEOs, compensation payable upon death or disability would include (a) accrued but unused vacation; (b) earned but unpaid annual incentive for the year of termination; (c) 100% payout of outstanding performance units based on actual performance through the end of the performance period; and (d) the value the NEO could realize as a result of the accelerated and/or continued vesting of any unvested restricted stock, restricted stock units, and stock option awards, as applicable. For 2014, the earned but unpaid annual incentive was equal to 100% of the sum of the non-equity incentive plan compensation, as shown in the Summary Compensation Table. Amounts do not include life insurance payments in the case of death. In addition, Mr. Boyce would be entitled to receive deferred compensation under Sections 3.4 and 3.5 of his employment agreement and a $1 million payment in lieu of receipt of the 2015 Transition Award (described in the CD&A above under the caption “Transition Agreement with Mr. Boyce”).

(6)

For all NEOs except Mr. Boyce, compensation payable would include: (a) severance payments of two times (one times for Messrs. Meintjes and Williamson) base salary; (b) a payment equal to two times (one times for Messrs. Meintjes and Williamson) the average of the actual annual incentives paid in the three prior years (or, for Mr. Kellow, two times his actual annual incentive earned for 2013 on an annualized basis); (c) a payment equal to two times 6% of base salary to compensate the NEO for Company contributions the NEO otherwise might have received under our 401(k) plan; (d) any earned but unpaid annual incentive for the year of termination; (e) continuation of benefits for 18 months; (f) the value that could be realized as the result of the accelerated vesting of outstanding stock option awards; and (g) a prorated payout of outstanding performance units based on performance through the end of the performance period. In addition, for Mr. Kellow, the amounts reflect the value he could realize based on the accelerated and/or continued vesting of outstanding and unvested restricted stock unit awards held by him; provided, that if his employment had terminated on December 31, 2014 by virtue of clause (vi) of his Good Reason definition, the amount reflects the value he could realize based on the accelerated and/or continued vesting of a pro-rated portion of his outstanding and unvested restricted stock unit awards (determined based on his period of service through the termination date). Mr. Boyce’s compensation payable would include (a) deferred compensation under Sections 3.4 and 3.5 of his employment agreement; (b) 100% payout of outstanding performance units based on actual performance through the end of the performance period; and (c) the value he could realize as a result of the accelerated and/or continued vesting of any unvested restricted stock, restricted stock units, and stock option awards, as applicable.

(7)

The amounts the NEOs would receive in the event of an involuntary termination in connection with a Change in Control are the same as described in footnote 6 above, except that for Mr. Crews and Mr. Meintjes, the amounts reflect the value each such NEO could realize based on the accelerated vesting of unvested restricted stock held by the NEO.

64    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION

Compensation of non-employee directors for 2014 comprised cash compensation, consisting of annual board and committee retainers and equity compensation. Each of these components is described below in more detail. Any director who is also our employee receives no additional compensation for serving as a director.

Annual Board and Committee Retainers

In 2014, each non-employee director received an annual cash retainer of $110,000.

The Chairs of the Audit Committee and Compensation Committee each received an additional annual $15,000 cash retainer, and the Chairs of the Health, Safety, Security and Environmental Committee and the Nominating and Corporate Governance Committee each received an additional annual $10,000 cash retainer. The Lead Independent Director received an additional annual $25,000 cash retainer.

Non-employee directors may elect to receive their total annual cash retainer in the form of additional deferred stock units (based on the fair market value of our Common Stock on the grant date). The additional grant of deferred stock units is subject to the same grant timing, vesting and distribution date elections as the annual equity compensation grant described below.

We pay travel and accommodation expenses of our non-employee directors to attend meetings and other corporate functions. Non-employee directors do not receive meeting attendance fees. Non-employee directors may be accompanied by a spouse/partner when traveling on Company business on our aircraft or charter aircraft. Non-employee directors also have the opportunity to participate in our charitable contribution matching gifts program at the same level and guidelines afforded to our full-time employees.

Annual Equity Compensation

In 2014, non-employee directors received annual equity compensation valued at $130,000, awarded in deferred stock units (based on the fair market value of our Common Stock on the grant date). The deferred stock units generally vest ratably over 12 months (such that they fully vest on the first anniversary of the grant date) and are converted into shares of our Common Stock on the specified distribution date elected by each non-employee director. In the event of a change in control (as defined in our 2011 Long-Term Equity Incentive Plan), any unvested deferred stock units will vest on an accelerated basis. The deferred stock units also provide for accelerated vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (1) being ineligible to run for an additional term on the Board as a result of reaching age 75 or (2) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

PEABODY ENERGY CORPORATION    65

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION (continued)

The total 2014 compensation of our non-employee directors is shown in the following table.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)	Undistributed Deferred Stock Units (#)	Outstanding Stock Options (#) (4)
William A. Coley*	125,000	130,000	4,500	259,500	18,714	7,521
William E. James	110,000	130,000	5,000	245,000	15,268	7,521
Robert B. Karn III	110,000	130,000	1,000	241,000	15,094	7,521
Henry E. Lentz*	120,000	130,000	—	250,000	16,703	7,521
Robert A. Malone^	135,000	130,000	2,045	267,045	15,268	—
William C. Rusnack*	125,000	130,000	5,000	260,000	11,684	7,521
Michael W. Sutherlin(5)	110,000	130,000	—	240,000	7,382	—
John F. Turner	110,000	130,000	—	240,000	15,268	7,413
Sandra Van Trease*	120,000	130,000	—	250,000	15,037	7,521
Alan H. Washkowitz(6)	110,000	130,000	—	240,000	15,268	7,521
Heather A. Wilson	110,000	130,000	5,000	245,000	10,342	—
*	Committee Chair during 2014

^	Lead Independent Director

(1)	Annual retainers may be taken in the form of deferred stock units. No director elected to do so in 2014.

(2)

Amounts in the Stock Awards column represents the grant-date fair value of awards granted in 2014 as computed in accordance with FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The amount actually realized from the deferred stock units will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales.

(3)

Amounts include (a) charitable contributions in our matching gifts program and (b) the aggregate incremental cost to us of use of our corporate aircraft where a spouse accompanied the non-employee director on our corporate aircraft for company business purposes. The aggregate incremental cost to us of use of our corporate aircraft was determined on a per flight basis, including the cost of fuel, landing fees, in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred.

(4)	There were no stock options granted in 2014.

(5)	Mr. Sutherlin joined the Board effective January 22, 2014.

(6)	Mr. Washkowitz retired from the Board effective January 22, 2015.

Share Ownership Requirements

Under our share ownership requirements for directors, each non-employee director is required to acquire and retain Common Stock having a value equal to at least five times his or her annual cash retainer.

If at any time a non-employee director does not meet his or her ownership requirement, the director must retain (a) any Common Stock owned by the director (whether owned directly or indirectly) and (b) any net shares received as the result of the exercise, vesting or payment of any Company equity award until the ownership requirement is met, in each case unless otherwise approved in writing by the Compensation Committee. For this purpose, “net shares” means the shares of Common Stock that remain after shares are sold or withheld, as the case may be, to (i) pay the exercise price for a stock option award or (ii) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.

Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our Common Stock or other eligible equity interests held by the individual by the average of the closing prices per share of our Common Stock on each trading day during such year.

66    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION (continued)

For purposes of determining stock ownership levels, only the following forms of equity interests in the Company are included:

▪	Stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan and shares of restricted stock);

▪	Stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;

▪	Unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with the Company); and

▪	Vested and undistributed deferred stock units.

The following table summarizes the ownership of our Common Stock as of December 31, 2014 by each of our non-employee directors serving on that date.

Name	Ownership Requirements, Relative to Annual Retainer	Ownership Relative to Annual Retainer December 31, 2014(1)
William A. Coley	5x	2.6x
William E. James	5x	2.9x
Robert B. Karn III	5x	3.2x
Henry E. Lentz	5x	1.9x
Robert A. Malone	5x	2.4x
William C. Rusnack	5x	2.3x
Michael W. Sutherlin(2)	5x	0.9x
John F. Turner	5x	2.0x
Sandra Van Trease	5x	2.6x
Alan H. Washkowitz(3)	5x	2.0x
Heather A. Wilson	5x	0.7x
(1)	Value is calculated based on the closing market price per share of our stock on December 31, 2014, which was $7.74.

(2)	Mr. Sutherlin joined the Board effective January 22, 2014.

(3)	Mr. Washkowitz retired from the Board effective January 22, 2015.

During 2014, several Board members made open market purchases of our shares to increase their share ownership and to express their confidence in our long-term value. On October 24, 2014, Mr. Karn purchased 9,000 shares; on October 25, 2014, Mr. Coley purchased 5,000 shares; on December 5, 2014, Mr. Malone purchased 21,900 shares; and on December 15, 2014, Mr. Sutherlin purchased 5,000 shares.

Director Compensation Changes for 2015

In view of the financial challenges facing the Company, the Board temporarily reduced the annual cash retainer by $20,000 for 2015, resulting in an annual cash retainer of $90,000 for 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Coley, James, Karn, Malone and Rusnack served on the Compensation Committee during 2014. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2014 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PEABODY ENERGY CORPORATION    67

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS

Under a written policy adopted by the Board of Directors, the Nominating and Corporate Governance Committee is responsible for reviewing and approving all transactions between us and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our shareholders are permitted to be approved. No Committee member may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” then “Corporate Governance,” and then “Board of Directors Committee Charters” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement. During 2014, there were no such transactions requiring consideration by the Committee.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. For additional information regarding our relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” on pages 26 and 27.

The Board of Directors recommends that you vote “FOR” Item 2, which ratifies the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

68    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPROVAL, ON AN ADVISORY BASIS, OF OUR

NAMED EXECUTIVE OFFICERS’ COMPENSATION

(ITEM 3)

As required under Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosures.

As described in detail under the heading “Compensation Discussion and Analysis,” the objectives of our executive compensation program are to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. The program is designed with a focus on safety, financial and operating performance while also recognizing the individual and team performance of each NEO in achieving our business objectives. Please read the “Proxy Statement Summary” and the “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2014 compensation of our NEOs.

In 2014, the Compensation Committee commissioned a pay-for-performance compensation analysis by its independent compensation consultant to determine whether our executive compensation program is appropriate, is aligned to pay-for-performance and links officer activities and performance with shareholder interests. The analysis determined that our 2014 executive compensation program aligned well with our compensation philosophy and our performance.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

The “say-on-pay” vote is advisory and therefore not binding on us, the Board of Directors or the Compensation Committee. The Board and the Compensation Committee value the opinions of our shareholders and will consider their concerns, if any, and evaluate whether any actions are necessary to address those concerns. We are currently conducting this advisory vote, commonly known as “say-on-pay,” every year, and expect to hold the next say-on-pay vote in connection with our 2016 Annual Meeting.

The Board of Directors recommends that you vote “FOR” Item 3, the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules.

PEABODY ENERGY CORPORATION    69

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPROVAL OF OUR

2015 LONG-TERM INCENTIVE PLAN

(ITEM 4)

We are requesting that you vote in favor of adopting our 2015 Long-Term Incentive Plan (the “2015 Plan”). On March 11, 2015, our Board of Directors adopted the 2015 Plan, subject to approval by our shareholders. If our shareholders approve the 2015 Plan, it will become effective on the date of the 2015 Annual Meeting of our shareholders. The description of certain key features of the 2015 Plan is subject to the specific provisions in the full text of the 2015 Plan, which is attached as Appendix B to this Proxy Statement. The 2015 Plan will supersede our 2011 Long-Term Equity Incentive Plan (the “2011 Plan”). The 2011 Plan is the only equity compensation plan under which equity-based compensation may currently be awarded to our officers, employees and non-employee directors.

The approval of the 2015 Plan is important for many reasons. Among other things, shareholder approval of the 2015 Plan is necessary for us to continue to be able to grant equity-based awards consistent with our past practice, as well to continue to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Although our future burn rate under the 2015 Plan will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the shares of common stock reserved for issuance under the 2015 Plan will enable us to continue to utilize stock-based awards as a significant component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve described below took into account, among other things, our stock price and volatility, our share burn rate and overhang and how they compare with our industry peers, the existing terms of our outstanding awards, and our proposed fungible share rate of 2:1 for full-share awards under the 2015 Plan. The results of this analysis were presented to the Compensation Committee of our Board of Directors (the “Compensation Committee”) and our Board of Directors for their consideration.

Upon approval of the 2015 Plan, we will stop issuing awards under the 2011 Plan, although awards previously issued under such plan (or any other prior equity plan) would remain outstanding under their terms.

Purposes and Eligibility

The purpose of the Plan is to assist us with attracting and retaining exceptionally qualified officers, employees, consultants and directors upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate such persons to achieve our long-term goals and to more closely align such persons’ interests with those of our shareholders by providing them with a proprietary interest in our growth and performance. Our officers, employees, consultants and non-employee directors are eligible to participate in the 2015 Plan.

Highlights of Key Corporate Governance Practices and Provisions under the 2015 Plan

We believe that the 2015 Plan will promote the interests of our shareholders and is consistent with principles of good corporate governance. The 2015 Plan includes the following practices and provisions.

▪

Administered by an independent committee. The 2015 Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the SEC and NYSE standards for independence.

▪

Granting of performance awards. Under the 2015 Plan, the Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m) of the Code as well as other performance-based awards.

▪	Awards require a minimum vesting period. At the time of grant, stock options and stock appreciation rights awarded under the 2015 Plan require one-year minimum vesting.

▪

No broad discretion to accelerate vesting. Except with respect to a small portion of the shares available under the 2015 Plan, the Compensation Committee does not have the discretion to accelerate equity vesting absent a change-in-control, death or disability.

▪

Double trigger vesting on change in control. If awards granted under the 2015 Plan are assumed by a successor in connection with a change in control of our company, such awards will not automatically vest and pay out solely as a result of the change in control.

70    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPROVAL OF OUR 2015 LONG-TERM INCENTIVE PLAN (ITEM 4) (continued)

▪	Awards are subject to clawback. All awards under the 2015 Plan are subject to recoupment or clawback under certain circumstances.

▪	No liberal share counting. The 2015 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price or to satisfy tax withholding requirements of any award.

▪	Cap on awards to non-employee directors. The value of shares awarded to a single non-employee director during a calendar year will not exceed $500,000.

▪

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights awarded under the 2015 Plan must have an exercise or strike price that is not less than the fair market value of the underlying common stock on the date of grant.

▪	No repricing of stock options or stock appreciation rights. The 2015 Plan prohibits any repricing of stock options or stock appreciation rights without shareholder approval.

▪	No tax gross-ups. The 2015 Plan does not include any tax gross-up provisions.

▪	No reloads. The 2015 Plan does not provide for reloads.

Shares Authorized for Issuance

Under the 2015 Plan, 18,000,000 shares of our common stock (“Common Stock”) are authorized for initial issuance, but such number shall be increased by any shares of Common Stock that become available under either the 2015 Plan or any of our prior equity plans due to a forfeiture or other termination of awards thereunder after December 31, 2014 (whether for a failure to vest, a failure to exercise prior to expiration or otherwise). Shares of Common Stock underlying, or otherwise delivered pursuant to, any grants made after March 12, 2015, the record date for determining shareholders that will be entitled to receive notice and vote at the Annual Meeting or any adjournment, will be counted against and deducted from the share reserve under the 2015 Plan. Upon approval of the 2015 Plan, all shares then remaining available for future awards under the 2011 Plan will be canceled and no further grants will be made under the 2011 Plan. If for any reason the 2015 Plan is not approved by our shareholders, the 2011 Plan reserve shares will not be canceled and those shares will remain available for grant under the 2011 Plan as currently in effect. On March 12, 2015, the closing market price per share of our stock was $5.82.

The pool of shares authorized for issuance is intended to be fungible. As a result, (a) the number of shares available under the 2015 Plan will be reduced by the number of shares underlying any stock appreciation right (other than any such right which is to be settled only in cash) or any stock option granted under the 2015 Plan, while (b) each share delivered pursuant to or underlying an award under the 2015 Plan other than a stock option or stock appreciation right will reduce the number of shares available under the 2015 Plan by two shares. Cash-based awards do not reduce the number of shares available under the 2015 Plan. The 2015 Plan provides that shares used to pay the exercise price of a stock option or required tax withholding for an award under the 2015 Plan, as well as shares not issued in connection with a stock-settled stock appreciation right or shares purchased on the open market with stock option exercise proceeds, will not be available for future awards under the 2015 Plan. Shares of Common Stock that underlie substitute awards (described below) granted under the 2015 Plan do not reduce the number of shares of Common Stock available for grant under the 2015 Plan.

Historical Share Usage

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards.

Overhang and Duration. As of the end of 2014, we had 6.8 million shares of Common Stock subject to outstanding equity awards or available for future equity awards under the 2011 Plan and any other prior equity plans, which represented approximately 2.4% of common shares outstanding (or, the “overhang percentage”). The 18,000,000 new shares proposed to be available under the 2015 Plan would increase the overhang percentage by an additional 3.4% to approximately 5.8%. Based on current practices and share price, it is expected that the requested share reserve would allow us to continue our current equity grant practices for approximately one to two years.

PEABODY ENERGY CORPORATION    71

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPROVAL OF OUR 2015 LONG-TERM INCENTIVE PLAN (ITEM 4) (continued)

Important data on outstanding equity awards and shares available for future awards. The following table summarizes the actual shares outstanding and shares remaining under our prior plans as of March 12, 2015, the record date for determining shareholders that will be entitled to receive notice and vote at the Annual Meeting or any adjournment. The table includes information regarding all of our outstanding equity awards and shares available for future awards under our equity plans and the related award agreements as of March 12, 2015 (without giving effect to this Item 4), including annual grants awarded on January 2, 2015.

	Outstanding	Weighted Average Term (in years)	Weighted Average Exercise Price
Stock options outstanding as of March 12, 2015	4,189,599	7.3	$24.79
Full-value awards outstanding as of March 12, 2015	7,998,437	2.0	N/A
Shares remaining available for future grant as of March 12, 2015	1,203,514	N/A	N/A
Proposed shares available for future awards under 2015 Plan	18,000,000	N/A	N/A

Administration and Types of Awards

The 2015 Plan is administered by the Compensation Committee, which interprets the 2015 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards. We currently expect approximately 400 employees and 10 non-employee directors to be eligible for participation in the 2015 Plan. So long as it complies with the written terms of the 2015 Plan (including, but not limited to, applicable minimum vesting provisions and limitations on acceleration of vesting of awards), the Compensation Committee has broad authority to amend outstanding awards (subject to grantee consent in the case of a materially adverse effect on the grantee), create programs under the 2015 Plan for awards to individuals located outside the United States, and otherwise take any other action deemed necessary or appropriate for administration of the 2015 Plan. The 2015 Plan provides that the Compensation Committee may accelerate the vesting of share-based awards thereunder in the case of death, disability or a change in control. In addition, the 2015 Plan permits the Compensation Committee to accelerate the vesting of share-based awards representing less than 5% of the aggregate shares of Common Stock available under the 2015 Plan in circumstances other than death, disability and change in control.

The 2015 Plan permits the Compensation Committee to delegate its authority to grant awards to certain eligible individuals to our Chief Executive Officer, Chief Financial Officer or Chief Human Resources Officer. Such delegation is only available for awards made to anyone other than executive officers, those who are (or are expected to be) “covered employees” for purposes of Code Section 162(m) (see discussion below), and those who are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended.

The 2015 Plan allows us to grant the following types of awards:

▪ stock options (non-qualified and incentive stock options)	▪ deferred stock
▪ stock appreciation rights (SARs)	▪ performance units
▪ restricted stock	▪ cash incentive awards
▪ restricted stock units	▪ substitute awards

Stock Options. Stock options may be granted by the Compensation Committee and may be either non-qualified stock options or incentive stock options. Stock options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2015 Plan). Except in cases of death, disability, change in control (see discussion below) or based on Compensation Committee action accelerating the vesting of awards representing no more than 5% of the aggregate number of shares available under the 2015 Plan, the 2015 Plan requires that no portion of any stock option granted thereunder may become vested less than one year after the grant date thereof. The exercise price for all stock options granted under the 2015 Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Common Stock on the grant date. Further, shareholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the Common Stock on the date of grant.

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The term of all stock options granted under the 2015 Plan will be determined by the Compensation Committee and may not exceed 10 years (five years for incentive stock options granted to shareholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. If an optionee is awarded incentive stock options in excess of $100,000 during the same year, such excess will be treated as non-qualified stock options.

Each stock option gives the holder the right to receive a number of shares of Common Stock upon exercise of the stock option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the shares acquired on exercise), by personal check, wire transfer or, if approved by the Compensation Committee, shares of Common Stock.

Unless shareholder approval is obtained, the 2015 Plan prohibits the repricing of stock options. For this purpose, “repricing” means (a) lowering the exercise price of a stock option after it is granted; (b) any other action that is treated as a repricing under generally accepted accounting principles; (c) cancelling a stock option at a time when its exercise price exceeds the fair market value of the underlying shares of Common Stock, in exchange for another stock option or SAR, restricted stock, other equity, cash or other property. Repricing does not occur if any of the foregoing are completed in connection with an adjustment of a stock option following a corporate transaction (such as a merger or spin-off). The 2015 Plan provides that dividend equivalents will not be payable with respect to stock options.

Stock Appreciation Rights or SARs. All SARs may be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the 2015 Plan) or on a tandem basis. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the 2015 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price, known as the strike price, fixed by the Compensation Committee, which will not be less than 100% of the fair market value of the Common Stock on the grant date of the SAR. Payment may be made in cash, shares of Common Stock, or other property, in any combination as determined by the Compensation Committee. Except in cases of death, disability, change in control (see discussion below) or based on Compensation Committee action accelerating the vesting of awards representing no more than 5% of the aggregate number of shares available under the 2015 Plan, the 2015 Plan requires that no portion of any SAR may become vested less than one year after its grant date. The 2015 Plan prohibits the repricing of SARs (as described in the Stock Options section above). The 2015 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that is forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive shares of Common Stock, conditioned upon the satisfaction of restrictions imposed by the Compensation Committee. The Compensation Committee will determine the restrictions for each award and the purchase price, if any, in the case of restricted stock. Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event. Participants may have voting and dividend rights in respect of restricted stock. Participants do not have voting rights in restricted stock units, but participants’ restricted stock units may be credited with dividend equivalents to the extent dividends are paid or distributions are made prior to settlement. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units (along with any accrued, but unvested dividends and dividend equivalents).

Deferred Stock. Deferred stock (which may be granted in the form of units) is the right to receive shares of Common Stock at the end of a specified deferral period. The Compensation Committee will determine the number of shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents for dividends that are paid or distributions made during the deferral period.

Performance Units. Performance units are any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, shares of Common Stock or restricted stock units. The Compensation Committee will determine the

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number and terms of all performance units, including the performance goals and performance period during which such goals must be met. If the performance goals are not met during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Cash Incentive Awards. The 2015 Plan includes cash incentive awards. The Compensation Committee will determine the amounts and terms of all cash incentive awards, including the applicable performance periods and performance goals, which may be weighted for different factors and measures. In the case of cash incentive awards intended to satisfy Section 162(m) of the Code (“Section 162(m)”), the Compensation Committee will designate individuals eligible for cash incentive awards within the time period required by Section 162(m) and will certify attainment of performance goals following the end of each performance period. In addition, the Compensation Committee will establish the threshold, target and maximum cash incentive award opportunities for each participant. Cash incentive awards may be paid in cash, shares of Common Stock, restricted stock, stock options or any other award under the 2015 Plan.

Substitute Awards. Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines. Shares of Common Stock that underlie substitute awards granted under the 2015 Plan do not reduce the number of shares of Common Stock available for grant under the 2015 Plan.

Performance-Based Compensation

The objective performance criteria for awards (other than stock options and SARs) granted under the 2015 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) and are to be based on one or more of the following measures:

▪	Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

▪	Earnings (either in the aggregate or on a per-share basis);

▪	Net income or loss (either in the aggregate or on a per-share basis);

▪	Operating profit;

▪	Cash flow (either in the aggregate or on a per-share basis);

▪	Free cash flow (either in the aggregate or on a per-share basis);

▪	Costs;

▪	Gross revenues;

▪	Reductions in expense levels;

▪	Operating and maintenance cost management and employee productivity;

▪

Share price or total shareholder return (including growth measures and total shareholder return (on an absolute or relative basis) or attainment by shares of a specified value for a specified period of time);

▪	Net economic value;

▪	Economic value added;

▪	Aggregate product unit and pricing targets;

▪

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, return on assets, return on mining assets, return on equity, return on capital, return on investment, production volume levels, cost targets, cost per ton targets, attainment of safety-related goals, and goals relating to acquisitions or divestitures; and

▪	Debt ratings, debt leverage and debt service.

In any calendar year, no participant may be granted awards for stock options or SARs that exceed, in the aggregate, 1,000,000 underlying shares of Common Stock. Any or all of such shares may underlie incentive stock options. In any calendar year, no participant may be granted awards for restricted stock, deferred stock, restricted stock units or performance units (or any other award other than stock options or SARs which is determined by reference to the value of

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shares or appreciation in the value of shares) that exceed, in the aggregate, 1,000,000 underlying shares of Common Stock, but such limit shall only apply to the extent any such award is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m). To the extent any such award is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m), no participant may be granted short-term cash awards (i.e., those awards with a performance period of a year or less) in any calendar year the aggregate maximum payout for which would exceed $5.0 million, and no participant may be granted long-term cash awards (i.e., those awards with a performance period of more than a year) in any calendar year the aggregate maximum payout for which would exceed $15.0 million. These limits apply separately, and are generally higher than we expect to be needed for awards under the 2015 Plan, and are included in the 2015 Plan to comply with the requirements for deductibility of awards subject to Section 162(m).

Limitation on Grants to Non-Employee Directors

The 2015 Plan limits the aggregate annual grant date value of awards made to an individual who is one of our non-employee directors to $500,000.

Change in Control

Unless a more restrictive provision is set forth in an award agreement, a participant’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met upon the involuntary termination of such participant’s employment or service without “cause” or for “good reason” (as defined in the relevant award agreement) during the two-year period following the occurrence of a change in control. In addition, to the extent an award is assumed in connection with a change in control, it will be adjusted to reflect the terms of the applicable transaction. If an award is not assumed in connection with a change in control, it will be settled based on the price paid in the applicable transaction.

For purposes of the 2015 Plan, a “change in control” occurs when (1) any corporation, person or other entity, including a group, becomes the beneficial owner of more than 50% of our then-outstanding Common Stock, (2) we engage in a merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions (other than a transaction or series of transactions which results in our shareholders immediately prior to such transaction(s) continuing to own more than 50% of the combined voting power of the post-transaction securities of the Company or the surviving entity (or its parent) in substantially the same proportions as the ownership prior to such transaction(s)), or we sell or otherwise dispose of substantially all of our assets, (3) our shareholders approve a plan of liquidation of the Company, or (4) within any 24-month period a majority of our Board of Director positions are no longer held by (a) individuals who were members of the Board of Directors at the beginning of such 24-month period (the “Initial Board Members”) and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest). With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A-compliant, definition of “change in control” applies.

Except as set forth in the applicable award agreements, for purposes of the 2015 Plan, “cause” means (a) any willful fraud, dishonesty or misconduct of the grantee that can reasonably be expected to have a detrimental effect on (i) our reputation or business or (ii) the grantee’s reputation or performance of his or her duties to us; (b) willful refusal or failure of a grantee to comply with our code of business conduct and ethics, our anti-corruption and bribery policy or any other material corporate policy of the Company; (c) the grantee’s willful or repeated failure to meet documented performance objectives or to perform his or her duties or to follow reasonable and lawful directives of his or her manager (other than due to death or disability); (d) the grantee’s conviction of, or plea of nolo contendere to (i) any felony; or (ii) any other criminal charge that may reasonably be expected to have a material detrimental effect on our reputation or business; or (e) the grantee’s willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to the grantee’s employment, after being instructed to cooperate by the chairman and/or chief executive officer or by the Board, or the willful destruction of or willful failure to preserve documents or other material known to be relevant to any such investigation; provided that with respect to clause (b) or (c) above, the grantee shall have fifteen (15) business days following written notice of the conduct which is the basis for the potential termination for cause within which to cure such conduct, to the extent it can be cured, to prevent termination for cause by us. If the grantee cures the conduct that is the basis for the potential termination for cause within such period, our notice of termination shall be deemed withdrawn.

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Termination of Employment or Service

With respect to stock options and SARs granted pursuant the 2015 Plan, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original stock option term), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by us without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 90 days after such termination (but not beyond the original stock option term) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s voluntary termination of employment or service (not due to such participant’s death or disability), or a termination of employment or service by us for cause, such participant’s stock options or SARs will be immediately cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, with respect to awards other than stock options or SARs, (1) in the event of a participant’s termination of employment or service for any reason other than death or disability, the unvested portion of any such awards will be forfeited to us, and (2) upon termination because of death or disability, the unvested portion of such awards will immediately vest (and to the extent such awards would otherwise vest based on the satisfaction of performance goals, such vesting will occur as though performance at target levels was achieved).

Plan Term

Unless earlier terminated by our Board of Directors, the Plan’s term will expire automatically on May 4, 2025.

Amendment and Termination

The 2015 Plan may be terminated by our Board of Directors. Awards granted before the termination of the 2015 Plan may extend beyond such termination in accordance with their terms. The Compensation Committee is permitted to amend the 2015 Plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of awards to the extent permitted by the 2015 Plan, but no such action may materially and adversely affect the rights of any participant with respect to outstanding awards without his or her written consent (except (a) to the extent such amendment relates to the adoption of a new law or regulation where such amendment is necessary or advisable to carry out the purpose of the award, (b) as permitted by the award agreement, or (c) in the case of a termination of the award in compliance with the requirements of Section 409A of the Code), and no such action or amendment may violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Shareholder approval of any such amendment or any repricing will be obtained if required to comply with applicable law or the rules of the NYSE.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2015 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award without payment of consideration to certain family members specified in the 2015 Plan.

Adjustments

If a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects the Common Stock such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2015 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Awards Subject to Holding and Clawback Policies

Awards granted under the 2015 Plan are subject to all of our applicable policies and guidelines that relate to share ownership requirements or recovery of compensation (i.e., clawbacks).

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Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2015. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Stock Options. The grant of stock options under the 2015 Plan will not result in taxable income to the recipient of the stock option or an income tax deduction for the Company. However, the transfer of Common Stock to a holder upon exercise of his or her stock options may or may not give rise to taxable income to the holder and tax deductions for the Company, depending upon whether the stock options are “incentive stock options” or nonqualified stock options.

A stock option holder’s exercise of a non-qualified stock option generally results in immediate recognition of taxable ordinary income by the holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of Common Stock purchased on the date of such exercise exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the stock option grant date and ending three months before the date the holder exercises the stock option (or 12 months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the stock option was exercised, then the holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the holder. Any additional gain realized by the holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of an SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Common Stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Restricted Stock. Unless an election is made by the participant under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of Common Stock subject to the award date. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming

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compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred Stock. The granting of deferred stock generally should not result in taxable ordinary income to the recipient, or a tax deduction for the Company. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by the Company. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock and any violation of Section 409A of the Code may result in potential acceleration of income taxation, as well as interest and tax penalties to the participant.

Other Awards. The granting of restricted stock units, performance units or a cash incentive award generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by the Company. If the award consists of shares of Common Stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of Common Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 162(m) of the Code. Under Section 162(m) of the Code, we may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1.0 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this deduction limitation.

Section 280G of the Code. Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2015 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment. The 2015 Plan provides for an automatic reduction of a participant’s awards under the 2015 Plan to the extent that an award would result in any excess parachute payment that would trigger such an excise tax. However, if the participant would net a greater amount if the automatic reduction did not apply and the participant paid his or her applicable ordinary and excise taxes on such amount, then such reduction shall not apply.

2015 Plan Benefits

The Company cannot determine the amounts of awards that will be granted under the 2015 Plan or the benefits of any awards to the executive officers named in the Summary Compensation Table, the executive officers as a group, or employees who are not executive officers as a group. Under the terms of the 2015 Plan, the number of awards to be granted is within the discretion of the Compensation Committee. However, the Compensation Committee does not expect to materially alter its past practice regarding the annual granting of equity-based awards.

Registration with the Securities and Exchange Commission

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2015 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2015 Plan by our shareholders.

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The following table summarizes the aggregate equity-based awards that were granted under our 2011 Long-Term Equity Incentive Plan during the years ending on December 31, 2012, 2013 and 2014, respectively. Also included in the table below is the percentage of target performance achieved for performance units (whether granted under our 2011 Long-Term Equity Incentive Plan or otherwise) based on the performance periods that ended in each such year.

	2012	2013	2014
Aggregate number of stock options granted	369,782	565,266	1,044,426
Aggregate number of shares of shares of restricted stock granted	1,334,532	1,149,731	1,331,077
Aggregate number of RSUs granted	—	350,254	218,017
Aggregate number of deferred stock units granted	42,319	53,999	73,912
Aggregate number of performance units granted (at target levels)	218,368	355,880	644,412
Percentage of target performance achieved for performance units	33.60% for the performance period beginning on January 1, 2010 and ending on December 31, 2012	100% for the performance period beginning on January 1, 2011 and ending on December 31, 2013	18.75% for the performance period beginning on January 1, 2012 and ending on December 31, 2014

Vote Required

Approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required to approve the Plan.

The Board of Directors recommends that you vote “FOR” Item 4, to approve our 2015 Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2014:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,787,584	(1)	$40.20	(2)	8,627,299	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,787,584		$40.20		8,627,299
(1)	Includes 156,028 shares issuable pursuant to outstanding deferred stock units and 36,861 shares issuable pursuant to outstanding performance units.

(2)	The weighted-average exercise price shown in the table does not take into account outstanding deferred stock units or performance awards.

(3)	Includes 1,035,966 shares available for issuance under our U.S. Employee Stock Purchase Plan and 804,551 shares available for issuance under our Australian Employee Stock Purchase Plan.

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SHAREHOLDER PROPOSAL AND OUR STATEMENT IN OPPOSITION

We expect Item 5 to be presented by a shareholder at the 2015 Annual Meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us. We take no responsibility for it. Upon oral or written request to the Corporate Secretary at the address or telephone number listed under “ADDITIONAL INFORMATION – Householding of Proxies” on page 82, we will provide information about the sponsor’s shareholding, as well as the names, addresses, and shareholdings of any co-sponsors.

SHAREHOLDER PROPOSAL ON PROXY ACCESS

(ITEM 5)

This proposal was submitted by the Comptroller of the City of New York, One Centre Street, Room 629, New York, N.Y. 10007-2341 (the “Comptroller”) as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System and the New York City Police Pension Fund, and custodian of the New York City Board of Education Retirement System (collectively, the “Proponents”). The Comptroller has advised us that the Proponents intend to submit the following proposal at the Annual Meeting. The words “we” and “our” in the Proposal and the Supporting Statement mean the Proponents, not the Company:

Proposal Submitted by the Comptroller

RESOLVED: Shareholders of Peabody Energy Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)

give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

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SHAREHOLDER PROPOSAL ON PROXY ACCESS (ITEM 5) (continued)

Supporting Statement Submitted by the Comptroller

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

▪	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

▪	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

Statement in Opposition to the Proposal

The Board has carefully considered the Proponents’ proposal and concluded that it is not in the best interests of Peabody and its shareholders.

The Proponents’ proposal would enable a holder or a group of holders of as little as 3% of our outstanding shares to bypass the existing nomination process by placing candidates directly on the Company’s proxy card with minimal cost to such holders. In the Board’s view, the Proponents’ proposal’s threshold of 3% ownership for three years is too low, as it does not reflect an ownership level and duration consistent with a substantial long-term interest in the Company or that would justify the significant costs and disruption to the Company that would result from regular contested elections. The Proponents’ proposal’s low threshold could also facilitate the direct nomination of candidates who may fail to meet the independence or other qualifications established by the Board, or disrupt the effective functioning of the Board. Moreover, with a mere 3% threshold and three year ownership requirement, there is a heightened risk that candidates placed directly into nomination through the proxy access mechanism could serve the special interests and particular agendas of an unrepresentative, small constituency and fail to promote the best interests of our shareholders as a whole.

As a core part of its mandate, the Board (and its Nominating and Corporate Governance Committee) regularly reviews corporate governance matters and developments. In that connection, the Board considers the views and concerns expressed by shareholders with respect to corporate governance matters and the maintenance of best practices in corporate governance generally. Among the matters the Board is considering is the desirability of Peabody adopting an appropriately tailored proxy access framework so as to enhance shareholders’ ability to meaningfully influence the composition of the Board, without requiring a shareholder to incur the costs of running a traditional “proxy contest.” However, the Board believes that the Proponents’ proposal is inconsistent with promotion of a long-term orientation by investors who could use proxy access, and that shareholders’ ability to nominate up to 25% of the Board each year through proxy access – and the possibility of simultaneous and/or repeat use of the mechanism by multiple nominators – could tend to be disruptive and undermine the benefits to Peabody and its shareholders of leadership continuity and stability.

Accordingly, the Board does not believe that the framework prescribed by the Proponents’ proposal is in the best interests of Peabody and its shareholders.

The Board of Directors recommends that you vote “AGAINST” Item 5, the Proponents’ proposal on proxy access.

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ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before November 25, 2015, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at the 2016 Annual Meeting without having your proposal included in next year’s proxy statement:

➢

You must notify the Corporate Secretary in writing at our principal executive offices between January 5, 2016 and February 4, 2016; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 4, 2016, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

➢

Your notice must contain the specific information required by our by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of our by-laws, without charge, by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of Internet availability with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or notices of Internet availability addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports, proxy statements and notices of Internet availability, delivering a single annual report, proxy statement and notice of Internet availability to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and/or notice of Internet availability in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report, proxy statement and/or notice of Internet availability, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

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ADDITIONAL INFORMATION (continued)

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged D.F. King & Co., Inc. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of D.F. King & Co., Inc. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the 2015 Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2014 as filed with the SEC. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

By Order of the Board of Directors,

ALEXANDER C. SCHOCH

Executive Vice President Law, Chief Legal

Officer and Secretary

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Appendix A

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense; income taxes; asset retirement obligation expenses; depreciation, depletion and amortization; asset impairment and mine closure costs; charges for the settlement of claims and litigation related to previously divested operations and changes in deferred tax asset valuation allowance and amortization of basis difference related to equity affiliates. Adjusted EBITDA is the primary metric used by management to measure our segments’ operating performance and we believe it is useful to external users of our financial statements in comparing our current results with those of prior and future periods and in evaluating our operating performance without regard to our capital structure or the cost basis of our assets. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income, net income or cash flows from operating activities as determined in accordance with GAAP. Because Adjusted EBITDA is not calculated identically by all companies, our calculation may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is calculated as follows:

	Year Ended December 31,
	2012	2013	2014
	(In millions)
Loss income from continuing operations, net of income taxes	$(470.9)	$(286.0)	$(749.1)
Depreciation, depletion and amortization	663.4	740.3	655.7
Asset retirement obligation expenses	67.0	66.5	81.0
Asset impairment and mine closure costs	929.0	528.3	154.4
Settlement charges related to the Patriot bankruptcy reorganization	—	30.6	—
Change in deferred tax asset valuation allowance related to equity affiliates	—	—	52.3
Amortization of basis difference related to equity affiliates	4.6	6.3	5.7
Interest expense, net	381.1	409.5	412.8
Income tax provision (benefit)	262.3	(448.3)	201.2
Adjusted EBITDA	$1,836.5	$1,047.2	$814.0

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Appendix B

Peabody Energy Corporation

2015 Long-Term Incentive Plan

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Appendix B (continued)

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Appendix B (continued)

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Appendix B (continued)

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Appendix B (continued)

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Appendix B (continued)

Peabody Energy Corporation

2015 Long-Term Incentive Plan

Section 1.

Establishment, Purpose and Duration

1.1 Effective Date and Purpose. Peabody Energy Corporation, a Delaware corporation (the “Company), hereby establishes the Peabody Energy Corporation 2015 Long-Term Incentive Plan (the “Plan”). The Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees, consultants and directors of the Company and its Subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees, consultants and directors to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders. The Plan was approved by the Board on March 11, 2015 (the “Approval Date”), subject to approval by the Company’s stockholders. The Plan became effective on May 4, 2015 (the “Effective Date”), which was the date approval by the Company’s stockholders was obtained.

1.2 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Section 15, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan (provided that Incentive Stock Options may not be granted hereunder after the tenth (10th) anniversary of the Approval Date. The termination of the Plan shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.

Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1 “Acquired Entity” has the meaning set forth in Section 5.6.

2.2 “Acquired Entity Award” has the meaning set forth in Section 5.6.

2.3 “Approval Date” has the meaning set forth in Section 1.1.

2.4 “Award” means any Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Share, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Dividend Equivalent or Cash Incentive Award.

2.5 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

2.6 “Beneficiary” means the Person designated to receive Plan benefits, if any, following the Grantee’s death in accordance with Section 17.8.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cash Incentive Award” means a performance Award determined under Section 12.

2.9 “Cause” means, unless otherwise set forth in the applicable Award Agreement: (a) any willful fraud, dishonesty or misconduct of the Grantee that can reasonably be expected to have a detrimental effect on (i) the reputation or business of the Company or any of its subsidiaries or affiliates or (ii) the Grantee’s reputation or performance of his or her duties to the Company or any of its subsidiaries or affiliates; (b) willful refusal or failure of the Grantee to comply with the Company’s

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Appendix B (continued)

Code of Business Conduct and Ethics, the Company’s Anti-Corruption and Bribery policy or any other material corporate policy of the Company; (c) the Grantee’s willful or repeated failure to meet documented performance objectives or to perform his or her duties or to follow reasonable and lawful directives of his or her manager (other than due to death or Disability); (d) the Grantee’s conviction of, or plea of nolo contendere to (i) any felony; or (ii) any other criminal charge that may reasonably be expected to have a material detrimental effect on the reputation or business of the Company or any of its subsidiaries or affiliates; or (e) the Grantee’s willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to the Grantee’s employment with the Company, after being instructed to cooperate by the Chairman and/or Chief Executive Officer or by the Board, or the willful destruction of or willful failure to preserve documents or other material known to be relevant to any such investigation; provided that with respect to clause (b) or (c) above, the Grantee shall have fifteen (15) business days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct, to the extent it can be cured, to prevent termination for Cause by the Company. If the Grantee cures the conduct that is the basis for the potential termination for Cause within such period, the Company’s notice of termination shall be deemed withdrawn.

2.10 “Change in Control” means, with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; (b) there is consummated (i) a merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Company is involved, other than such a transaction or series of transactions which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); (ii) a sale or other disposition of all or substantially all of the Company’s assets; or (iii) approval by the Company’s shareholders of a plan of liquidation of the Company; or (c) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board. To the extent an Award is a Deferred Compensation Award, a Change in Control shall include any event or series of events described in the foregoing provisions of this Section 2.10, but only to the extent such event or series of events also constitutes a “change of control event” (as described in Treasury Regulation Section 1.409A-3(i)(5)(i)) with respect to the Company.

2.11 “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.12 “Committee” has the meaning set forth in Section 3.1(a).

2.13 “Common Stock” means common stock of the Company.

2.14 “Company” has the meaning set forth in Section 1.1.

2.15 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.16 “Current Grant” has the meaning set forth in Section 6.5(d).

2.17 “Deferred Compensation Award” means an Award that could be subject to liability under Code Section 409A and does not qualify for an exemption from Code Section 409A coverage.

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Appendix B (continued)

2.18 “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period (or without any deferral period).

2.19 “Disability” means a mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary. Notwithstanding the foregoing, (a) a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense; and (b) with respect to any Deferred Compensation Award, Disability shall mean a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.20 “Disqualifying Disposition” has the meaning set forth in Section 6.5(f).

2.21 “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.22 “Effective Date” has the meaning set forth in Section 1.1.

2.23 “Eligible Person” means any employee of an Employer, non-employee director of the Company or consultant engaged by an Employer.

2.24 “Employer” means the Company or any Subsidiary.

2.25 “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

2.26 “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.27 “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the NASDAQ Global Select Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of clause (b) of the preceding sentence, the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

2.28 “FICA” has the meaning set forth in Section 16.1(a).

2.29 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.30 “Grantee” means an Eligible Person who has been granted an Award.

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Appendix B (continued)

2.31 “Immediate Family” has the meaning set forth in Section 5.4(c).

2.32 “Incentive Opportunity” means a Grantee’s threshold, target and maximum Incentive Opportunity for a Year; provided that such Incentive Opportunity shall be either (a) to the extent that the Grantee has entered into an employment agreement with the Company, the threshold, target and maximum incentive payment levels, if any, specified in the employment agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (b) if there is no employment agreement in effect between the Company and the Grantee as of the first day of such Year or if the employment agreement does not specify such incentive payment levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee). With respect to any Grantee whose Cash Incentive Award is not intended to be subject to the Performance-Based Exception, such Grantee’s Incentive Opportunity may be changed during a Year to reflect changes in compensation or duties during such Year. It is expected that the Cash Incentive Award of such Grantee will be prorated based on the portion of the Year that each level Incentive Opportunity was in effect with respect to such Grantee.

2.33 “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.34 “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.35 “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.36 “Notice” has the meaning set forth in Section 6.6(a).

2.37 “Other Plans” has the meaning set forth in Section 6.5(d)

2.38 “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.39 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.40 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

2.41 “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than a Cash Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of a Cash Incentive Award, the portion of the individual’s Incentive Opportunity potentially payable as a Cash Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (including a Cash Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be objective and shall be chosen from among the Performance Measures.

2.42 “Performance Measures” has the meaning set forth in Section 4.4(a).

2.43 “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.44 “Performance Unit” means any grant pursuant to Section 11 of (a) an incentive award consisting of cash or other property (including, but not limited to Common Stock) the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

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Appendix B (continued)

2.45 “Permitted Transferee” has the meaning set forth in Section 5.4(c).

2.46 “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.47 “Plan” has the meaning set forth in Section 1.1, and also includes any appendices hereto.

2.48 “Prior Plans” means any plan or program of the Company pursuant to which equity-based awards have been granted, specifically including, but not limited to, the Long-Term Equity Incentive Plan (2001), the 2004 Long-Term Equity Incentive Plan and the 2011 Plan.

2.49 “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.50 “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

2.51 “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Except as otherwise set forth in the Plan or an Award Agreement, Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.52 “Retirement” means, unless otherwise set forth in the applicable Award Agreement, a Termination of Service, other than for Cause, death or Disability, on or after reaching age 60 with ten (10) years of service with an Employer.

2.53 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.54 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.55 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.56 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.57 “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.5 or 10.4(c), as applicable.

2.58 “Share” means a share of the Common Stock.

2.59 “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.60 “Strike Price” means the per Share price used as the baseline measure for the value of an SAR, as specified in the applicable Award Agreement.

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2.61 “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as a single employer with the Company under Sections 414(b) and 414(c) of the Code if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2.

2.62 “Subsidiary Corporation” has the meaning set forth in Section 6.5.

2.63 “Substitute Award” has the meaning set forth in Section 5.6.

2.64 “Tax Date” has the meaning set forth in Section 16.1(a).

2.65 “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.66 “Termination of Service” occurs (a) on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee, director or consultant or (b) with respect to an individual who is an employee or consultant to a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service. Notwithstanding the foregoing, in the case of a Deferred Compensation Award, a Termination of Service shall only occur at the time of the Grantee’s “separation from service” with the Company within the meaning of Code Section 409A or as otherwise set forth in an Award Agreement or deferral election form pursuant to the Plan.

2.67 “Total Payments” has the meaning set forth in Section 17.7.

2.68 “Unrestricted Stock” has the meaning set forth in Section 8.4.

2.69 “Year” means a calendar year.

2.70 “10% Owner” has the meaning set forth in Section 6.5(b).

2.71 “$100,000 Limitation” has the meaning set forth in Section 6.5(d).

2.72 “2011 Plan” means the Company’s 2011 Long-Term Equity Incentive Plan.

Section 3.

Administration

3.1 Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board unless otherwise determined (generally or in specific circumstances) by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted by Delaware General Corporation Law, other federal or state law or regulation, or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, to the Chief Executive Officer, Chief Financial Officer or Chief Human Resources Officer of

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Appendix B (continued)

the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised. In addition, with respect to plan administration issues (and not with respect to issues directly related to Awards), to the fullest extent permitted by Delaware General Corporation Law, other federal or state law or regulation, or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, the Committee may delegate to the Company or any officer thereof any or all of the authority of the Committee. When the authority of the Committee has been properly delegated pursuant to this Section 3.1(b), reference to the “Committee” herein shall be deemed to be references to such delegate (except where the context clearly indicates otherwise).

3.2 Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any performance goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit (including any Incentive Opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e) to determine the Term, as applicable;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Stock or Deferred Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered (each in accordance with the terms and requirements of the Plan) or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may be exercised;

(h) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or, if and to the extent specified in the Award Agreement, automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Sections 162(m), 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for an Eligible Person outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

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Appendix B (continued)

(j) to determine whether a Grantee has a Disability or a Retirement;

(k) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(l) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(m) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(n) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(o) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(o) and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially and adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, (iii) to the extent the Award Agreement specifically permits amendment without consent, or (iv) that constitutes the determination of a Deferred Compensation Award, but only to the extent such termination is intended to satisfy the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix);

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.

Shares Subject to the Plan and Adjustments

4.1 Number of Shares Available for Grants.

(a) Subject to Sections 4.1(b) and 4.1(c), and subject to adjustment as provided in Section 4.2, the maximum number of Shares that will be available for issuance under the Plan will be equal to 18,000,000, plus any Shares that become

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Appendix B (continued)

available under any of the Prior Plans due to a forfeiture or other termination of awards thereunder (whether for a failure to vest, a failure to exercise prior to expiration or otherwise) after December 31, 2014, but reduced by the number of Shares underlying, or otherwise delivered pursuant to, awards granted under the 2011 Plan on or after March 12, 2015. For purposes of this Section 4.1(a), (i) each Share underlying an Option or SAR shall reduce the number of Shares remaining available for delivery under the Plan by one (1) Share (provided that an SAR that, by its terms, from and after the Grant Date thereof, is payable only in cash shall not reduce the number of remaining available Shares); and (ii) each Share underlying, or otherwise delivered pursuant to, an Award (other than Shares underlying, or otherwise delivered pursuant to, an Award that reduced the number of remaining available Shares pursuant to clause (i) of this sentence) shall reduce the remaining available Shares by two (2) Shares. If all or a portion of an Award is forfeited or otherwise terminates without the delivery of Shares (or Shares are returned to the Company in connection with such forfeiture or termination), the Shares underlying such Award (or portion thereof), or the Shares forfeited in connection with such Award (or portion thereof), shall again be considered remaining available Shares for purposes of the Plan and shall increase the number of remaining available Shares by (A) one (1) Share, in the case of Options and SARs, and (B) two (2) Shares in the case of all other Awards. For the avoidance of doubt, the following Shares shall not again be considered available Shares hereunder: (I) Shares withheld to pay the Option Price of an Option; (II) Shares not issued in connection with a stock-settled SAR; (III) Shares purchased on the open market with Option proceeds, and (IV) Shares used to satisfy tax withholding obligations. The number of Shares that may be issued under the Plan shall not be affected by (x) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards; or (y) any Shares underlying or otherwise required to satisfy Substitute Awards.

(b) Except as provided in Section 4.1(a), if any Award is settled in cash, the Shares subject to such Award that are not delivered shall again be considered available Shares for purposes of the Plan. If a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan. Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or any Subsidiary or Non-Employee Directors prior to such acquisition or combination.

(c) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation – Stock Compensation (or any successor thereto)) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Incentive Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4.2 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

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4.3 Compliance With Code Section 162(m) and Other Limits.

(a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. No Grantee may be granted Awards for Options, or SARs with respect to a number of Shares in any one (1) calendar year exceeding 1,000,000 Shares, any of all of which may be Incentive Stock Options. No Grantee may be granted Awards for Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award other than Options or SARs which is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) calendar year exceeding 1,000,000 Shares, but such limit shall only apply to the extent such Awards are intended to satisfy the Performance-Based Exception. If an Award denominated in Shares is cancelled, to the extent such Award was either (i) an Option or SAR, or (ii) was otherwise intended to satisfy the Performance-Based Exception, the Shares subject to the cancelled Award continue to count against the maximum number of Shares which may be granted to a Grantee in any calendar year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. During any Year, no Grantee may be granted cash Awards that are intended to satisfy the Performance-Based Exception and have a Performance Period with a duration of up to one year, that have an aggregate maximum payout which could exceed $5,000,000.00. During any Year, no Grantee may be granted cash Awards that are intended to satisfy the Performance-Based Exception and have a Performance Period with a duration of longer than one Year, that have an aggregate maximum payout which could exceed $15,000,000.00. For the avoidance of doubt, the annual limits set forth in the preceding two (2) sentences are separate and distinct limits. During any Year, no Grantee who is a member of the Board and is not otherwise employed by the Company may be granted Awards with an aggregate grant date value (calculated by multiplying the Fair Market Value of a Share on the Grant Date by the aggregate number of Shares subject to such Award) that exceeds $500,000.

(c) Designation of Recipients. The Committee shall designate the individuals eligible to be granted Awards intended to satisfy the Performance-Based Exception. For Awards with a Performance Period based on a Year, or a period lasting longer than a year, such designation shall occur within the first ninety (90) days of such Year or Performance Period, as applicable. For Awards with a Performance Period lasting less than a year, such designation shall occur on or prior to the date that is no later than twenty-five percent (25%) through the duration of the relevant Performance Period. The opportunity to be granted an Award intended to satisfy the Performance-Based Exception shall be evidenced by an Award Agreement in such form as the Committee may approve.

(d) Establishment of Performance Goals. With respect to Awards intended to satisfy the Performance-Based Exception, the Committee shall establish Performance Goals for the applicable Performance Period (which may be the same or different for some or all Eligible Persons) and may establish the threshold, target and/or maximum Incentive Opportunity or vesting provisions for each Grantee for the attainment of specified threshold, target and/or maximum Performance Goals. Performance Goals, Incentive Opportunities and vesting provisions shall be set forth in the applicable Award Agreement, and may be weighted for different factors and measures as the Committee shall determine.

(e) Committee Certification. Prior to payment of cash or delivery of Shares in connection with any Award that is intended to satisfy the Performance-Based Exception, the Committee shall determine and certify in writing the degree of attainment of Performance Goals. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s payment or Share entitlement below the amount that might otherwise be due based on the degree of attainment of Performance Goals. The determination of the Committee to reduce (or not pay) an individual shall not affect the maximum amount payable to any other individual. No amount shall be payable in respect of an Award intended to qualify for the Performance-Based Exception unless at least the established threshold Performance Goal (if any) is attained.

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4.4 Performance Based Exception Under Section 162(m).

(a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i) Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii) Earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

(iv) Operating profit;

(v) Cash flow (either in the aggregate or on a per-Share basis);

(vi) Free cash flow (either in the aggregate on a per-Share basis);

(vii) Costs;

(viii) Gross revenues;

(ix) Reductions in expense levels;

(x) Operating and maintenance cost management and employee productivity;

(xi) Share price or total shareholder return (including growth measures and total shareholder return (on an absolute or relative basis) or attainment by the Shares of a specified value for a specified period of time);

(xii) Net economic value;

(xiii) Economic value added;

(xiv) Aggregate product unit and pricing targets;

(xv) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, return on assets, return on mining assets, return on equity, return on capital, return on investment, production volume levels, cost targets, cost per ton targets, attainment of safety-related goals, and goals relating to acquisitions or divestitures;

(xvi) Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b) Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries or the Company as a whole; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

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(c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Service. Unless otherwise set forth in Section 5.3(a) or 5.3(b) hereof, or otherwise determined by the Committee pursuant to Section 5.3(d) hereof, no portion of any Option or SAR granted hereunder shall vest less than one (1) year following the Grant Date of such Award. Except as provided in this Section 5.3 or in the applicable Award Agreement, at the time of a Termination of Service, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or which are not otherwise vested or exercisable shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARs. Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs held by such Grantee shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs held by such Grantee (or the applicable Beneficiary) are not exercised at the end of such one (1) year period, such Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent any Options held by such Grantee are intended to be Incentive Stock Options, such Options will cease to be treated as Incentive Stock Options unless exercise occurs within twelve (12) months of the Grantee’s Termination of Service.

(ii) If the Grantee incurs a Termination of Service by an Employer without Cause, the Options and SARs held by such Grantee may thereafter be exercised to the extent they were vested and exercisable at the time of such Termination of Service, for a period of ninety (90) days from the date of such Termination of Service (but not beyond the original Term). To the extent such Options or SARs are not exercised at the end of such ninety (90) day period, the Options or SARs held by such Grantee shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs held by such Grantee are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company. To the extent any Options held by such Grantee are intended to be Incentive Stock Options, such Options will cease to be treated as Incentive Stock Options unless exercise occurs within three (3) months of the Grantee’s Termination of Service.

(iii) If the Grantee incurs a Termination of Service for Cause or which is voluntary on the part of the Grantee (and not due to his or her death or Disability), all Options and SARs held by such Grantee (whether or not previously vested) shall be immediately canceled and forfeited to the Company.

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Appendix B (continued)

(b) Other Awards. Except as otherwise provided in an Award Agreement:

(i) If Termination of Service occurs by reason of the Grantee’s death or Disability, such Grantee’s Awards other than Options or SARs shall become immediately vested and no longer subject to the applicable Restrictions. To the extent such Awards are based on performance, the vesting described in the preceding sentence shall occur based on target performance.

(ii) If Termination of Service occurs for any reason other than the Grantee’s death or Disability while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited to the Company by the Grantee.

(c) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d) Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, (i) determine that some or all Awards held by such Grantee shall become exercisable or vested during employment or service or upon a Termination of Service, (ii) determine that some or all Awards held by such Grantee shall continue to become exercisable or vested in full or in installments after Termination of Service, (iii) extend the period for exercise of some or all Options or SARs held by such Grantee following Termination of Service (but not beyond the original Term), or (iv) provide that any Award shall in whole or in part not be forfeited upon such Termination of Service. Notwithstanding the preceding sentence, the Committee shall not have the authority under this Section 5.3(d) to (A) take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Code Section 409A to be subject thereto (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A), or (B) accelerate or vest any stock-based Awards granted hereunder except for accelerations or vestings that (x) occur in connection with a Change in Control and otherwise comply with the requirements of Section 13 hereof, (y) occur, with a respect to any Grantee, in connection with the death or Disability of such Grantee, or (z) exclusive of the accelerations, vesting and waivers permitted pursuant to the foregoing clauses (x) and (y), do not, in the aggregate affect Awards that relate to in excess of five percent (5%) of the aggregate Shares available under the Plan pursuant to Section 4.1 (as adjusted pursuant to Section 4.2.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable; provided that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement (except to the extent the Plan and Award Agreement otherwise provide with respect to such persons) and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Non-Qualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or and similar entity of which all of the partners, members or stockholders are such Grantee or members of his

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or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award. In all cases, when an Option has been transferred to a Permitted Transferee pursuant to this Section 5.4(c), such Permitted Transferee shall be subject to all terms of the Plan and the relevant Award Agreement as if such Permitted Transferee was the Grantee (provided that satisfaction of vesting criteria and forfeiture provisions will still be based on the employment and performance of the Grantee).

(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is otherwise in violation of any restrictive covenant or other agreement with an Employer.

5.6 Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

5.7 Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any estate or related taxes payable with respect to such Shares have been paid or provided for.

5.8 No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

5.9 Shares and Awards Subject to Applicable Policies. Awards granted pursuant to the Plan, and all Shares related to such Awards, shall be subject to all applicable policies and guidelines of the Company that relate to (a) share ownership requirements, or (b) recovery of compensation (i.e., clawbacks).

Section 6.

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine. Notwithstanding the foregoing, the Term of any Option (other than Incentive Stock Options) granted hereunder shall be automatically extended if, absent the extension provided by this sentence, the Term of such Option would expire at a time when trading in Shares is prohibited by law or any applicable insider trading policy of the Company. Any Term extension pursuant to the preceding sentence shall last until thirty (30) days following the expiration of the trading prohibition described in the preceding sentence.

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6.3 Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided that, except in the case of Substitute Awards, such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of shareholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (i) lowering the exercise price of an Option or SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; (iii) cancelling an Option or SAR at a time when its exercise prices exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, Restricted Stock, other equity, cash or other property; provided that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section 4.2 or in connection with a Change in Control.

6.4 Vesting. Subject to Section 5.3, each Option shall become vested and exercisable as specified in the applicable Award Agreement.

6.5 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option shall:

(a) be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g) by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

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For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(o) or 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6 Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check or wire transfer;

(ii) with the approval of the Committee, Shares valued at the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) Subject to applicable law, the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option on such terms and conditions as the Committee may determine.

(c) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including, evidence of authority of such Person or Persons to exercise the Option.

(d) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

6.7 No Dividend Equivalents. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

Section 7.

Stock Appreciation Rights

7.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis only (i.e., not in tandem with an Option). The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement, no SAR grant shall have a Term of more than ten (10) years from the date of grant of the SAR. Notwithstanding the foregoing, the Term of any

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SAR granted hereunder shall be automatically extended if, absent the extension provided by this sentence, the Term of such SAR would expire at a time when trading in Shares is prohibited by law or any applicable insider trading policy of the Company. Any Term extension pursuant to the preceding sentence shall last until thirty (30) days following the expiration of the trading prohibition described in the preceding sentence.

7.3 Strike Price. The Strike Price of an SAR shall be determined by the Committee in its sole discretion; provided that, except in the case of Substitute Awards, the Strike Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4 Vesting. Subject to Section 5.3, each SAR shall become vested and exercisable as specified in the applicable Award Agreement.

7.5 Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment in respect of an SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 16.1 or otherwise. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6 Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs which it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

7.7 No Dividend Equivalents. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an SAR.

Section 8.

Restricted Stock

8.1 Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

8.3 Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay in exchange for receipt of an Award of Restricted Stock.

8.4 Vesting. Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount.

8.5 Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock or the exercise price of the Option, as applicable, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Forfeited Shares of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

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8.6 Escrow; Restrictions. Upon a grant of Shares of Restricted Stock, the Company, in its sole discretion, shall either (a) credit such Shares to the Grantee in a book entry on the records kept by the Company’s stockholder record keeper, or (b) cause to be issued certificates for such Shares. To the extent such Shares are credited pursuant to clause (a) of the preceding sentence, then any outstanding Shares shall be subject to Restrictions on transfer until, and to the extent, such Shares become Unrestricted Stock. To the extent certificates for such Shares are issued pursuant to clause (b) above, such certificates (i) shall be held in escrow by the Company until, and to the extent, such Shares shall become Unrestricted Stock, and (ii) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. To the extent any such Shares fail to become Unrestricted Stock, the Company shall cancel any portion of the Shares forfeited by the Grantee. At the time when all or any portion of the Shares of Restricted Stock held by a Grantee hereunder become Unrestricted Stock, the Company shall release the Restrictions upon such Shares in the book entry records, or release the related certificates, together with any assets or securities held in escrow hereunder, from escrow, as applicable, in each case resulting in the release of any Shares that have become Unrestricted Stock.

8.7 Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Except as provided in the applicable Award Agreement, dividends paid on Restricted Stock that is subject solely to time-based Restrictions shall be paid to the applicable Grantee at the time such dividends are paid to the Company’s other stockholders. To the extent provided in the applicable Award Agreement, dividends paid on Restricted Stock that is subject in whole or in part to Restrictions based on the attainment of Performance Goals shall not be paid to the Grantee when such dividends are paid to the Company’s other stockholders, but instead shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. To the extent set forth in an Award Agreement, the Committee may in its discretion provide for payment of interest on cash dividends the payment of which is delayed pursuant to the preceding sentence.

Section 9.

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(2), (3) and (4) of the Code, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units unless and until the Shares related thereto are issued to the Grantee.

9.2 Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A. The Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

9.3 Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

9.4 Crediting of Dividend Equivalents. To the extent provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents may be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution, and shall be subject to the same vesting conditions as otherwise apply to the Restricted Stock Units to which such Dividend Equivalents relate. Any such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by applying the following formula: (A x B)/C); where “A” is equal to the value of the dividend declared per Share; “B” is equal to the number of RSUs subject to the relevant Award; and “C” is equal to the Fair Market Value of a Share on the date such dividend is paid.

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Appendix B (continued)

9.5 Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.

Deferred Stock

10.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(a)(2), (3), and (4) of the Code, the Committee, at any time and from time to time, may grant Deferred Stock (which may also be granted in the form of Deferred Stock units) to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2 Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.

10.3 Deferred Stock Elections.

(a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, and/or incentive payment (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or incentive payment or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, incentive payment or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Secretary of the Company no later than (i) December 31 of the year preceding the calendar year in which the amounts subject to the Deferral Election would otherwise be earned, or (ii) only in the first year of eligibility for participation in the Plan, within thirty (30) days of first becoming eligible for such Plan participation, subject in each case to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the applicable filing deadline unless the Company has specified an earlier time at which it will be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which the Deferral Election is permitted.

(c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation § 1.409A-2(b).

10.4 Deferral Account.

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the

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Appendix B (continued)

Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution, and shall be subject to the same vesting conditions as otherwise apply to the Deferred Stock to which such Dividend Equivalents relate.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary or estate, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (1) a specified date (as contemplated by applicable guidance under Code Section 409A), (2) a Change in Control (within the meaning of the definition that applies to Deferred Compensation Awards), (3) the Grantee’s “separation from service” as provided in Code Section 409A(2)(A)(i), (4) the Grantee’s death, (5) the Grantee’s Disability or (6) an “unforeseeable emergency” of the Grantee as provided in Code Section 409A(2)(A)(vi).

Section 11.

Performance Units

11.1 Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

11.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Except as provided an Award Agreement, (a) the performance goals for Awards of Performance Units shall be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period, (b) no payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied, and (c) if performance goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

11.3 Earning of Performance Units. Except as provided in Section 13 or in an Award Agreement, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of performance goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

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11.4 Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

11.5 Dividend Rights. At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units which have been earned, but not yet delivered to the Grantee.

Section 12.

Cash Incentive Awards

12.1 Cash Incentive Awards. Subject to and consistent with the provisions of the Plan, Cash Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted a Cash Incentive Award. In the case of a Cash Incentive Award intended to qualify for the Performance-Based Exception, such designation shall comply with the requirements of Section 4.3 hereof. The opportunity to be granted a Cash Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Incentive Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2 Determination of Amount of Cash Incentive Awards.

(a) Aggregate Maximum. The Committee may establish guidelines as to the maximum amount of Cash Incentive Awards payable for any Year or Performance Period.

(b) Establishment of Performance Goals and Incentive Opportunities. The Committee shall establish Performance Goals for the Year or Performance Period (which, in either case, may be the same or different for some or all Eligible Persons) and may establish the threshold, target and/or maximum Incentive Opportunity for each Grantee for the attainment of specified threshold, target and/or maximum Performance Goals. In the case of a Cash Incentive Award intended to qualify for the Performance-Based Exception, such establishment shall comply with the requirements of Section 4.3 hereof. Performance Goals and Incentive Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c) Committee Certification and Determination of Amount of Cash Incentive Award. Prior to any payment in respect thereof, the Committee shall determine and certify in writing the degree of attainment of Performance Goals. The Committee shall determine an individual’s maximum Cash Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Incentive Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Cash Incentive Award below the maximum Cash Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Cash Incentive Award for a Year or Performance Period shall not affect the maximum Cash Incentive Award payable to any other individual. No Cash Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the established threshold Performance Goal (if any) is attained.

(d) Termination of Service. If a Grantee has a Termination of Service during the Year or Performance Period, as applicable, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of a Cash Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and in the absence of such determination by the Committee the Grantee shall receive no Cash Incentive Award for such Year or Performance Period.

12.3 Time of Payment of Cash Incentive Awards. Cash Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than two and one-half months after the end of the applicable Year or Performance Period.

12.4 Form of Payment of Cash Incentive Awards. An individual’s Cash Incentive Award shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

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2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix B (continued)

Section 13.

Change in Control

13.1 Acceleration of Vesting. Unless a more restrictive vesting provision is set forth in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the definition of “Change in Control” with respect to a particular Award, and (b) during the two (2) year period immediately following such event, an involuntary Termination of Service of a Grantee who holds such Award either (i) by the Grantee for good reason (as may be defined in the applicable Award Agreement) or (ii) by an Employer for a reason other than Cause, then in any such case such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met at target levels, as applicable; provided that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable.

13.2 Special Treatment In the Event of a Change in Control. In order to maintain the Grantee’s rights with respect to an Award upon the occurrence of a Change in Control in which such award is assumed by the acquiring or surviving entity, the Committee shall either (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (b) cause any such Award to be substituted for new rights, by the acquiring or surviving entity after such Change in Control. In order to maintain the Grantee’s rights with respect to an Award upon the occurrence of a Change in Control in which such award is not to be assumed by the acquiring or surviving entity, the Committee shall cause such Award to be settled based on the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 14.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Dividend Equivalents in respect of the unvested portions of Awards whose vesting is subject to the achievement of specified Performance Goals will be subject to the same Restrictions as the underlying Awards to which such dividend equivalents relate. Unless otherwise provided in the Award Agreement or in Section 9 or 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Section 9 or 10 of the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited.

Section 15.

Amendments and Termination

15.1 Amendment and Termination. Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders; provided that (a) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A. Subject to the foregoing, the Committee may amend the Plan at any time; provided that (i) no amendment shall materially impair the rights of any Grantee under any Award theretofore granted without such Grantee’s consent, and (ii) any amendment shall be subject to approval or rejection of the Board. The Committee may amend the terms of any Award (except as set forth in the “repricing” prohibitions set forth in Section 6.3 hereof), prospectively or retroactively, but except as otherwise provided in the Plan or an Award Agreement no such amendment shall impair the rights of any Grantee without such Grantee’s consent. Notwithstanding the foregoing, the Board shall have the authority to amend the Plan and outstanding Awards to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without a Grantee’s consent and without stockholder approval.

15.2 Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(o), 5.5, 15.1 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

22    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix B (continued)

Section 16.

Withholding

16.1 Required Withholding.

(a) When taxes are to be withheld in connection with the exercise of an Option or an SAR or upon the lapse of Restrictions on an Award or upon payment of any benefit or right under this Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”)), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares, cash or other property that would otherwise be received upon exercise of the Option or an SAR or vested upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares, or cash or other property having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The tax withholding upon exercise of an Option or an SAR or in connection with the payment or settlement of any other Award to be satisfied by withholding Shares, cash or other property granted pursuant to an Award shall not exceed the amount of taxes, including FICA taxes, required or permitted to be withheld under federal, state and local law. Unless the Grantee elects otherwise, then as of the Tax Date, the Company shall satisfy all withholding requirements pursuant to clause (ii) above. Unless otherwise permitted by the Company, an election by a Grantee under this Section 16.1 is irrevocable. Unless otherwise determined by the Company, any fractional share amount shall be reserved by the Company and used to satisfy other withholding obligations of the Grantee. Any additional withholding not paid by the withholding or surrender of Shares must be paid in cash by the Grantee.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Company.

16.2 Notification under Section 83(b) of the Code. If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 17.

General Provisions

17.1 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws and applicable federal law.

17.2 Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

PEABODY ENERGY CORPORATION    23

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix B (continued)

17.3 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.4 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise, receipt or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

17.5 Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.6 Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided that in the event that the Company determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) direct the Committee to adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) to the extent allowed by applicable law, take such other actions as the Company determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her Beneficiaries, as applicable) hereunder results in, or causes in any manner, the application of an accelerated or additional tax, a fine or a penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award.

17.7 Mitigation of Excise Tax. If any payment or right accruing to a Grantee under this Plan (without the application of this Section 17.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments

24    PEABODY ENERGY CORPORATION

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix B (continued)

under this Plan is to apply shall be made by the Company in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Company in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 17.7 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes. Notwithstanding the foregoing, in the event a Grantee is a party to a written agreement with the Company or a Subsidiary that provides for more favorable treatment for the Grantee regarding Section 280G of the Code, such agreement shall be controlling.

17.8 Beneficiary Designation. Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall (a) revoke all prior designations by the same Grantee, (b) be in a form prescribed by the Company, and (c) be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

17.9 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

17.10 Awards Not Taken Into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

17.11 Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an employment agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide, and (d) nothing in this Section 17.11 shall be interpreted as overriding the minimum vesting requirements applicable to Options and SARs as set forth in Section 5.3.

17.12 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

17.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

17.14 No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

PEABODY ENERGY CORPORATION    25

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix B (continued)

17.15 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

17.16 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the other neuter genders. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.17 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

17.18 Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and an Award Agreement, the terms and conditions of the Plan shall control.

26    PEABODY ENERGY CORPORATION

PEABODY ENERGY CORPORATION 701 MARKET STREET ST. LOUIS, MO 63101-1826 ATTN: BRYAN L. SUTTER

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2015 (April 29 for Peabody 401(k) participants). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs the company incurs in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2015 (April 29 for Peabody 401(k) participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87362-P60114             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEABODY ENERGY CORPORATION The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			☐	☐	☐
1.	Election of Directors
Nominees:
	01) Gregory H. Boyce	07) Robert A. Malone
	02) William A. Coley	08) William C. Rusnack
	03) William E. James	09) Michael W. Sutherlin				The Board of Directors recommends you vote	For	Against	Abstain
	04) Robert B. Karn III	10) John F. Turner				AGEINST the following proposal:
	05) Glenn L. Kellow	11) Sandra A. Van Trease
	06) Henry E. Lentz	12) Heather A. Wilson				5. Shareholder proposal on proxy access.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.
The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.		☐	☐	☐
3.	Approval, on an advisory basis, of our named executive officers’ compensation.		☐	☐	☐
4.	Approval of our 2015 Long-Term Incentive Plan.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION CARD

If you plan to attend the 2015 Annual Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting, together with a valid picture identification such as a driver’s license or passport. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 12, 2015, the record date for the Annual Meeting. When you arrive at the Annual Meeting site, please submit this card and your picture identification to one of the attendants at the registration desk.

If you do not bring this Admission Card and shares are registered in your own name, you will need to present a valid picture identification at the registration desk. If shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and a valid picture identification before being admitted to the meeting.

PEABODY ENERGY CORPORATION

2015 ANNUAL MEETING OF SHAREHOLDERS

Monday, May 4, 2015, 1:30 P.M.

The Ritz-Carlton, St. Louis

100 Carondelet Plaza

Clayton, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M87363-P60114

PROXY

PEABODY ENERGY CORPORATION

Annual Meeting of Shareholders to be held on May 4, 2015

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Henry E. Lentz and Alexander C. Schoch, or either of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on May 4, 2015 at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri at 1:30 P.M., Central Time, and at any adjournments or postponements thereof.

If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy card/voting instruction form also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments or postponements thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan. If you participate in the Peabody Energy Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans) the telephone and Internet voting turns off at 11:59 p.m., Eastern Time, on April 29, 2015.

The shares represented by this proxy card/voting instruction form will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve, FOR ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2015 (Item 2), FOR the approval, on an advisory basis, of our named executive officers’ compensation (Item 3), FOR the approval of our 2015 Long-Term Incentive Plan (Item 4), and AGAINST a shareholder proposal on proxy access, if properly presented (Item 5). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side